The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
              Preliminary Prospectus Supplement dated June 17, 2004

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 24, 2002)

                          Merrill Lynch Depositor, Inc.
                                    Depositor
             _______ PPLUS FLOATING RATE CALLABLE TRUST CERTIFICATES
                            PPLUS TRUST SERIES GSC-2
              (Underlying Securities Will Be 6.345% Notes due 2034
Issued by Goldman Sachs Capital I and Guaranteed to the extent set forth herein by Goldman Sachs Group, Inc.)


Underwriting Discount   Number of Certificates(1)   Initial Distribution Rate   Price to Public
---------------------   -------------------------   -------------------------   ---------------

        $___                    _______                       ___%                    $25

(1) Either prior to the closing date or from time to time, the depositor may, without the consent of the trust certificateholders, increase the amount of the underlying securities in the trust and issue a corresponding amount of additional trust certificates.


                                    The Trust
o PPLUS Trust Series GSC-2 will be a trust formed under the laws of the State of New York.
o The trust will issue PPLUS ___% Floating Rate Callable Trust Certificates Series GSC-2 (representing undivided beneficial interests in the trust) to Merrill Lynch Depositor, Inc., the depositor. The depositor has agreed to sell the trust certificates to Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.
o The underwriter proposes to offer the trust certificates at the offering price set forth above and will initially offer the trust certificates in minimum lots of 40 trust certificates and subsequent increments of 40 trust certificates.
o Each trust certificate will evidence the right to receive quarterly interest payments on its outstanding principal balance at a floating interest rate based on three-month USD LIBOR plus ___%; provided that such rate will always be equal to or greater than ___% but will not exceed ___%, and the right to receive a payment of principal on the final distribution date, to the extent such amounts are received by the trust on the underlying securities.
o The trust certificates represent an interest in the assets of the trust, which consist principally of the underlying securities and an interest rate swap agreement (the "swap agreement") between the depositor and Merrill Lynch Capital Services, Inc. the swap counterparty. All payment obligations of the swap counterparty will be fully and unconditionally guaranteed by Merrill Lynch & Co., the swap guarantor.
o Call warrants may be issued to third parties from time to time, representing the rights of call warrant holders to purchase outstanding trust certificates in whole or in part. Holders of trust certificates cannot cause call warrant holders to exercise their call rights. The call price will be the stated amount of each trust certificate called plus accrued and unpaid distributions thereon and, in certain cases, a premium. The call warrants are not being offered pursuant to this prospectus supplement.
o Although the trust intends to apply to have the trust certificates listed on the New York Stock Exchange, the trust certificates currently have no trading market and are not insured or guaranteed by any governmental agency.

                  The Underlying Securities and Swap Agreement

o The underlying securities and the swap agreement, each of which the depositor will deposit into the trust for your benefit, will be the principal assets of the trust. The underlying securities will consist of of $_____ 6.345% Capital Securities due 2034 issued by Goldman Sachs Capital I, a Delaware statutory trust and guaranteed by Goldman Sachs Group, Inc., a Delaware corporation ("GS Group") to the extent described under "Description of the Underlying Securities". The swap agreement will be entered into by the depositor and the swap counterparty, with all payment obligations of the swap counterparty to be fully and unconditionally guaranteed by the swap guarantor.
o Upon an early termination of the swap agreement, you may suffer losses as a result of an early termination payment, if any, payable to the swap counterparty.

     Investing in the trust certificates involves certain risks, which are described in the "Risk Factors" sections beginning on page S-14 of this prospectus supplement and on page 6 of the accompanying prospectus.

     The trust certificates represent interests in the trust only and do not represent obligations of or interests in the depositor or any of its affiliates. The trust certificates do not represent a direct obligation of the underlying securities issuer or any of its affiliates.

                                   ----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

     The trust certificates will be ready for delivery in book-entry form only through The Depository Trust Company on or about _______, 2004.

                               -------------------
                               Merrill Lynch & Co.
                               -------------------

            The date of this prospectus supplement is _______, 2004.

                                TABLE OF CONTENTS

                              Prospectus Supplement

                                                                            Page
                                                                            ----

The Trust......................................................................1
The Underlying Securities and Swap Agreement...................................1
Summary of Economic Terms......................................................3
Summary Information Q&A.......................................................13
Risk Factors..................................................................19
The Trust.....................................................................26
Description of the Trust Certificates.........................................26
The Depositor.................................................................33
Description of the Trust Agreement............................................33
Description of the Swap Agreement.............................................50
U.S. Federal Income Tax Consequences..........................................55
Erisa Considerations..........................................................65
Underwriting..................................................................65
Validity of the Trust Certificates............................................66
Ratings.......................................................................66

                                   Prospectus

Summary Information Q&A........................................................3
Risk Factors...................................................................6
Incorporation of Certain Documents by Reference...............................13
Reports to Certificateholders.................................................15
The Depositor.................................................................16
Use of Proceeds...............................................................16
Establishment of the Trust....................................................17
Maturity and Yield Considerations.............................................18
Description of the Trust Certificates.........................................19
Description of the Trust Agreement............................................32
Description of Underlying Securities and Other Assets Deposited in the Trust..44
Currency Risks................................................................53
U.S. Federal Income Tax Consequences..........................................53
ERISA Considerations..........................................................58
Underwriting..................................................................61
Legal Matters.................................................................62

                                    --------

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The depositor is not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

                            SUMMARY OF ECONOMIC TERMS

         This summary highlights the principal economic terms of the underlying securities, the swap agreement and the trust certificates being issued by the trust. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the trust certificates, you should read carefully this prospectus supplement and the accompanying prospectus.

                             The Trust Certificates

The trust....................................PPLUS Trust Series GSC-2, formed by
                                             Merrill Lynch Depositor, Inc. and
                                             the trustee.

Securities offered...........................PPLUS Floating Rate Callable Trust
                                             Certificates Series GSC-2.

Initial number of trust certificates........._______.

Aggregate stated amount......................$_______.

Final scheduled distribution date............February 15, 2034.

Distributions

    General..................................All distributions of payments or underlying securities will be made
                                             on a pro rata basis to the holders
                                             of the trust certificates.

    Rate of interest distribution amounts....For the first distribution period, from and including the closing date
                                             to, but excluding, the first
                                             distribution date, the interest
                                             distribution amount will be payable
                                             at the rate of ___% per annum
                                             (___%, three-month USD LIBOR as of
                                             ____, 2004 plus ___%). Thereafter,
                                             the rate of the interest
                                             distribution amount will be reset
                                             quarterly on each distribution
                                             reset date and will be payable on
                                             each distribution date at a
                                             floating rate equal to or greater
                                             than the minimum certificate rate
                                             but not to exceed the maximum
                                             certificate rate.

                                             Following the occurrence of a swap
                                             agreement termination event that is
                                             not a trust termination event,
                                             interest will be payable at a fixed
                                             rate equal to 6.345%.

                                             During the continuance of an
                                             Extension Period (as defined
                                             herein) with respect to the
                                             underlying securities, an interest
                                             distribution amount will accrue on
                                             the principal balance of the trust
                                             certificates (and on any interest
                                             distribution amount that is due)
                                             referred to herein as "deferred
                                             interest", but such deferred
                                             interest will not be distributed to
                                             holders of the trust certificates
                                             until the Extension Period ends.

    USD LIBOR................................LIBOR Telerate, as defined in the accompanying prospectus.

    Maximum certificate rate................._____%

    Minimum certificate rate................._____%

    Distribution reset date..................The second London banking day preceding the commencement of the
                                             applicable distribution period.

    Distribution period......................With respect to the first distribution date, the period from
                                             and including the closing date to
                                             but excluding the first
                                             distribution date and, thereafter,
                                             with respect to each distribution
                                             date, the period from and including
                                             the preceding distribution date to
                                             but excluding the current
                                             distribution date.

                                             GS Group may defer the payment of
                                             interest on the junior subordinated
                                             debentures (as defined below) at
                                             any time and in each case for up to
                                             10 semi-annual consecutive interest
                                             distribution periods, provided that
                                             (i) no Extension Period may extend
                                             beyond the stated maturity date of
                                             the junior subordinated debentures;
                                             and (ii) GS Group is not in default
                                             under the subordinated debt
                                             indenture governing the junior
                                             subordinated debentures. If there
                                             is a deferral, the underlying
                                             securities issuer also will defer
                                             distributions on the underlying
                                             securities. Before any Extension
                                             Period ends, GS Group may elect to
                                             extend the period further. At the
                                             end of any Extension Period and
                                             upon payment of all interest then
                                             accrued and unpaid, GS Group may
                                             elect to begin a new Extension
                                             Period. There is no limitation on
                                             the number of Extension Periods. If
                                             GS Group does this, then payments
                                             of interest distribution amounts on
                                             the trust certificates will stop
                                             being made until GS Group pays
                                             interest on the junior subordinated
                                             debentures and the underlying
                                             securities issuer pays interest on
                                             the underlying securities again.

    Principal distribution...................Unless their trust certificates are earlier purchased pursuant to the
                                             exercise of a call warrant, the
                                             holders of the trust certificates
                                             will receive a distribution of the
                                             principal amount of the underlying
                                             securities on the final scheduled
                                             distribution date.

Deposited assets ............................The deposited assets will consist of the underlying securities and
                                             the swap agreement. See "- The
                                             Underlying Securities", "- The Swap
                                             Agreement", "Description of the
                                             Underlying Securities" and
                                             "Description of the Swap Agreement"
                                             below.

Original issue date; closing date............____, 2004.

Cut-off date.................................____, 2004.

Distribution dates...........................The fifteenth day of each February,
                                             May, August and November, or if any
                                             such date is not a business day,
                                             then the next succeeding business
                                             day, to the persons in whose names
                                             the trust certificates are
                                             registered on the record date
                                             immediately preceding such
                                             distribution date, commencing
                                             August 15, 2004.

Record date..................................The business day immediately preceding each distribution date.

Call warrant.................................On any business day on or after
                                             _____ , 2009 that any call warrant
                                             holders designate as a "Call Date,"
                                             the call warrant holders may, upon
                                             notice of not less than 30 days (or
                                             in the case of the announcement of
                                             any redemption or other unscheduled
                                             payment of the underlying
                                             securities or after receipt of
                                             notice of termination of the trust,
                                             not less than three days notice, or
                                             when a tender offer for the
                                             underlying securities is pending,
                                             not less than five days notice
                                             prior to the expiration of the
                                             tender offer acceptance period) but
                                             not more than 60 days prior to that
                                             Call Date, purchase your trust
                                             certificates in whole or in part at
                                             their stated amount plus any
                                             accrued and unpaid distributions to
                                             the Call Date.

                                             On any business day before _____ ,
                                             2009 and after the announcement of
                                             any redemption or other unscheduled
                                             payment of the underlying
                                             securities or receipt of notice of
                                             termination of the trust or when a
                                             tender offer for the underlying
                                             securities is pending, that any
                                             call warrant holders designate as a
                                             "Call Date," the call warrant
                                             holders may, in the case of receipt
                                             of notice of any redemption or
                                             other unscheduled payment of the
                                             underlying securities or of
                                             termination of the trust, upon
                                             notice of not less than three days
                                             or when a tender offer for the
                                             underlying securities is pending,
                                             upon notice of not less than five
                                             days prior to the expiration of the
                                             tender offer acceptance period, but
                                             not more than 60 days prior to that
                                             Call Date, purchase your trust
                                             certificates in whole or in part at
                                             their stated amount plus any
                                             accrued and unpaid distributions to
                                             the Call Date, provided that if the
                                             warrants are to be exercised after
                                             the announcement of any redemption
                                             or other unscheduled payment of the
                                             underlying securities and prior to
                                             such redemption or other
                                             unscheduled payment, then the call
                                             date designated by the call warrant
                                             holder must be the second business
                                             day prior to such redemption or
                                             other unscheduled payment.

                                             In addition, at any time upon an
                                             acceleration of the underlying
                                             securities and payment in full by
                                             the underlying securities issuer of
                                             all amounts when due where the
                                             acceleration payment exceeds the
                                             sum of (i) the early termination
                                             amount, if any, payable by the
                                             trust to the swap counterparty and
                                             (ii) the aggregate stated amount of
                                             outstanding trust certificates plus
                                             any accrued and unpaid
                                             distributions to the date of
                                             payment, all outstanding call
                                             warrants will be exercised
                                             automatically. The trust
                                             certificates will be purchased at
                                             their stated amount plus any
                                             accrued and unpaid distributions to
                                             the exercise date. However, in the
                                             event that such acceleration
                                             payment is less
                                             than the sum of (i) the early
                                             termination amount, if any, payable
                                             by the trust to the swap
                                             counterparty and (ii) the aggregate
                                             stated amount of the outstanding
                                             trust certificates plus any accrued
                                             and unpaid distributions to the
                                             date of payment, you may not
                                             recover the whole of the stated
                                             amount of your trust certificates.

Mandatory redemption.........................The trust certificates will be redeemable on an optional
                                             redemption of the underlying
                                             securities. See "Description of the
                                             Underlying Securities - Optional
                                             Redemption" below.

Denominations; specified currency............The trust certificates will each have a stated amount of $25 and
                                             will be denominated and payable in
                                             U.S. dollars. The underwriter will
                                             initially offer the trust
                                             certificates in minimum lots of 40
                                             trust certificates and subsequent
                                             increments of 40 trust
                                             certificates.

Collection periods...........................Semi-annual periods (or, in the case of the first collection
                                             period, from and including the
                                             original issue date to, and
                                             including, the first distribution
                                             date). Any income to the trust,
                                             including interest payments on
                                             underlying securities, collected
                                             during a collection period will be
                                             used to pay the trust's obligations
                                             to the swap counterparty, the
                                             certificateholders, the trustee and
                                             others as set out in the Series
                                             Supplement.

Form of trust certificate....................Book-entry certificates with The
                                             Depository Trust Company, or DTC.
                                             See "Description of the Trust
                                             Certificates - Definitive Trust
                                             Certificates" on page S-19.
                                             Distributions will be settled in
                                             immediately available (same-day)
                                             funds.

Trustee......................................The Bank of New York, as successor to United States Trust Company of
                                             New York.

Ratings......................................"___" by Standard & Poor's Ratings
                                             Services, a division of The McGraw
                                             Hill Companies, Inc. See "Ratings"
                                             on page S-49.

Trust certificate's CUSIP number............._____


                            The Underlying Securities

Underlying securities........................6.345% Capital Securities due 2034
                                             issued by the underlying securities
                                             issuer. Each underlying security
                                             represents an undivided preferred
                                             beneficial interest in the assets
                                             of the underlying securities
                                             issuer. The underlying securities
                                             issuer used the proceeds from the
                                             sale of its capital securities and
                                             its common securities to purchase
                                             6.345% junior subordinated
                                             debentures due February 15, 2034,
                                             or the junior subordinated
                                             debentures issued by GS Group. The
                                             underlying securities issuer will
                                             pass through
                                             to the holders of the underlying
                                             securities as distributions the
                                             interest payments it receives from
                                             GS Group on the junior subordinated
                                             debentures.

Underlying securities issuer.................Goldman Sachs Capital I.

Underlying securities guarantor..............Goldman Sachs Group, Inc. has fully and unconditionally guaranteed the
                                             underlying securities issuer's
                                             obligation on the underlying
                                             securities to the extent described
                                             below under "Description of the
                                             Underlying Securities--Description
                                             of the Guarantee".

Underlying securities trustee  ..............The Bank of New York.

Underlying securities original issue date....February 20, 2004.

Underlying securities final payment date.....February 15, 2034.

Denominations; specified currency............The underlying securities are denominated and payable in U.S.
                                             dollars and are available in
                                             minimum denominations of $1,000 and
                                             multiples thereof.

Underlying securities payment dates..........February 15 and August 15, or if any such date is not a business
                                             day, then the next succeeding
                                             business day to the persons in
                                             whose names the underlying
                                             securities are registered at the
                                             close of business on the February 1
                                             or August 1, respectively,
                                             immediately prior to the relevant
                                             interest payment date, subject to
                                             certain exceptions.

Underlying securities rate...................6.345% per annum. GS Group may defer the payment of interest on
                                             the junior subordinated debentures
                                             at any time and in each case for up
                                             to 10 semi-annual consecutive
                                             distribution periods, or an
                                             Extension Period, provided that (i)
                                             no Extension Period may extend
                                             beyond the stated maturity date of
                                             the junior subordinated debentures;
                                             and (ii) GS Group is not in default
                                             under the subordinated debt
                                             indenture governing the junior
                                             subordinated debentures.

                                             If there is a deferral, the
                                             underlying securities issuer also
                                             will defer distributions on the
                                             underlying securities. Before any
                                             Extension Period ends, GS Group may
                                             elect to extend the period further.
                                             At the end of any Extension Period
                                             and the payment of all interest
                                             then accrued and unpaid, GS Group
                                             may elect to begin a new Extension
                                             Period. There is no limitation on
                                             the number of Extension Periods.

Underlying securities distribution periods...Semi-annual periods

Optional redemption..........................The underlying securities have no stated maturity but must be
                                             redeemed upon the maturity of the
                                             junior subordinated debentures or
                                             their earlier redemption.

                                             If the underlying securities
                                             guarantor repays or redeems the
                                             junior subordinated debentures at
                                             any time, the underlying
                                             securities issuer will be obligated
                                             to redeem a Like Amount of
                                             underlying securities. The
                                             redemption of the underlying
                                             securities will occur on the
                                             redemption date, which means the
                                             date on which payment of the
                                             principal of those junior
                                             subordinated debentures becomes due
                                             under the subordinated debt
                                             indenture. The redemption price for
                                             the underlying securities will be
                                             the total liquidation amount of the
                                             underlying securities being
                                             redeemed, plus (i) accumulated but
                                             unpaid distributions up to and
                                             including the redemption date; and
                                             (ii) the related amount of the
                                             make-whole amount, if any, in
                                             excess of the total liquidation
                                             amount of the underlying securities
                                             being redeemed, paid to the
                                             underlying securities guarantor or
                                             the concurrent redemption on the
                                             junior subordinated debentures.

                                             The underlying securities guarantor
                                             may redeem the junior subordinated
                                             debentures before their stated
                                             maturity (a) in whole at any time
                                             or in part from time to time,
                                             provided that no partial redemption
                                             may occur during an Extension
                                             Period or (b) in whole at any time
                                             within 90 days after the occurrence
                                             of a Special Event. See
                                             "Description of the Underlying
                                             Securities--Redemption" below.

Form of security.............................Book-entry securities with DTC.

Ratings......................................"A-" by Standard & Poor's Ratings
                                             Services, a division of The McGraw
                                             Hill Companies, Inc., and "A1" by
                                             Moody's Investors Service, Inc.

Underlying securities' CUSIP number..........38143VAA7


                               The Swap Agreement

Swap Agreement...............................On the date of this prospectus supplement, the depositor will
                                             enter into an ISDA Master Agreement
                                             (including the schedule thereto and
                                             a confirmation thereunder) with the
                                             swap counterparty, pursuant to
                                             which the depositor will agree to
                                             exchange interest payments received
                                             on the underlying securities for
                                             payments of the interest
                                             distribution amount from the swap
                                             counterparty that will be passed
                                             through to the holders of the trust
                                             certificates.

                                             The swap counterparty, under the
                                             swap agreement, will also agree to
                                             make a one-time payment to the
                                             depositor immediately upon the
                                             execution of the swap agreement.
                                             The depositor will retain the one
                                             time payment, but on the closing
                                             date the depositor will assign all
                                             its other rights and obligations
                                             under the swap agreement to the
                                             trust.

                                             For purposes of this prospectus
                                             supplement, any rights and
                                             obligations the trust has under the
                                             swap agreement assumes
                                             that the depositor has assigned the
                                             swap agreement to the trust.

Swap counterparty............................Merrill Lynch Capital Services,
                                             Inc. will serve as the swap
                                             counterparty. The payment
                                             obligations of the swap
                                             counterparty will be fully and
                                             unconditionally guaranteed by the
                                             swap guarantor.

Swap guarantor...............................Merrill Lynch & Co.

Swap guarantor's rating......................The swap guarantor currently has a long-term debt rating of "Aa3" from
                                             Moody's and "A+" from Standard &
                                             Poor's.

Swap payments by the trust...................Provided no swap agreement termination event shall have
                                             occurred, on each underlying
                                             securities payment date, the trust
                                             will pay to the swap counterparty
                                             the interest payment, including any
                                             deferred interest, received by the
                                             trust in respect of such underlying
                                             securities payment date; provided,
                                             however, that any accrued interest
                                             on the underlying securities from
                                             and including , 2004 to but
                                             excluding the closing date will be
                                             payable to the depositor.

Swap payments by the swap counterparty.......Provided no swap agreement termination event shall have
                                             occurred, on each distribution date
                                             and on the final distribution date,
                                             an amount equal to the interest
                                             distribution amount and upon
                                             termination of any Extension Period
                                             an amount equal to the deferred
                                             interest will be paid by the swap
                                             counterparty to the trust;
                                             provided, however, that the swap
                                             counterparty will not be obligated
                                             to make any payments to the trust
                                             during the continuance of an
                                             Extension Period with respect to
                                             the underlying securities.

Payment currency.............................United States Dollars

Calculation Agent............................Merrill Lynch Capital Services,
                                             Inc.

Early termination of the swap agreement......The occurrence of any of the following constitutes a termination
                                             event under the swap agreement
                                             (each, a "swap agreement
                                             termination event") in respect of
                                             which the swap counterparty, on the
                                             one hand, or the trust, on the
                                             other hand, is a "defaulting party"
                                             or an "affected party:"

                                               (i)     the swap counterparty
                                                       fails to make any payment
                                                       under the swap agreement,
                                                       and such failure is not
                                                       remedied by the fifth
                                                       business day after notice
                                                       of such failure is given
                                                       to it, in which case the
                                                       swap counterparty is the
                                                       defaulting party;

                                               (ii)    the trust fails to make
                                                       any payment under the
                                                       swap agreement, and such
                                                       failure is not remedied
                                                       by the fifth business day
                                                       after notice of such
                                                       failure is given to it,
                                                       in which case the
                                                       trust is the defaulting
                                                       party (a  "trust swap
                                                       payment default");

                                               (iii)   certain events of
                                                       bankruptcy, insolvency or
                                                       reorganization in respect
                                                       of the swap counterparty,
                                                       in which case the swap
                                                       counterparty is the
                                                       defaulting party;

                                               (iv)    the occurrence of an
                                                       underlying securities
                                                       event of default relating
                                                       to (x) the payment of any
                                                       distribution on the
                                                       underlying securities or
                                                       any redemption price of
                                                       the underlying securities
                                                       or the payment of
                                                       principal of or any
                                                       make-whole amount, if
                                                       any, on the underlying
                                                       securities when due (an
                                                       "underlying securities
                                                       payment default") or (y)
                                                       a bankruptcy, insolvency
                                                       of reorganization of the
                                                       underlying securities
                                                       issuer or any of its
                                                       affiliates (an
                                                       "underlying securities
                                                       bankruptcy event"), upon
                                                       the occurrence of any of
                                                       the events in (x) or (y),
                                                       the trust is the affected
                                                       party;

                                               (v)     as a result of certain
                                                       legislative, regulatory
                                                       or judicial action, it
                                                       becomes unlawful for the
                                                       swap counterparty to
                                                       comply with any material
                                                       provision of the swap
                                                       agreement, including any
                                                       payment obligation, in
                                                       which case the swap
                                                       counterparty is the
                                                       affected party (a
                                                       "counterparty regulatory
                                                       event");

                                               (vi)    as a result of certain
                                                       legislative, regulatory
                                                       or judicial action, it
                                                       becomes unlawful for the
                                                       trust to comply with any
                                                       material provision of the
                                                       swap agreement, including
                                                       any payment obligation,
                                                       in which case the trust
                                                       is the affected party (a
                                                       "trust regulatory event"
                                                       and, together with a
                                                       counterparty regulatory
                                                       event, a "regulatory
                                                       event");

                                               (vii)   the underlying securities
                                                       issuer ceases to file
                                                       Exchange Act reports, in
                                                       which case the trust is
                                                       the affected party;

                                               (viii)  the swap guarantor ceases
                                                       to file Exchange Act
                                                       reports, in which case
                                                       the swap counterparty is
                                                       the affected party; and

                                               (ix)    an optional redemption or
                                                       repurchase of or other
                                                       unscheduled payment by
                                                       the underlying securities
                                                       issuer on 100% the
                                                       underlying securities
                                                       prior to the final
                                                       distribution date, in
                                                       which case the trust is
                                                       the affected party.

                                             The swap agreement termination
                                             events specified in paragraphs
                                             (ii), (iv), (v), (vi), (vii) and
                                             (ix) above are each also a "trust
                                             termination event. Following any
                                             swap agreement termination event
                                             that is not a trust termination
                                             event, (i) there will be no early
                                             termination payment payable by
                                             either party to the swap agreement
                                             and (ii) the obligations of the
                                             swap counterparty and the trust
                                             under the swap agreement will
                                             terminate.

                                             Following any swap agreement
                                             termination event that is also a
                                             trust termination event, an early
                                             termination payment will be payable
                                             under the swap agreement.
                                             Additionally, following a partial
                                             swap termination event, an early
                                             termination payment will be payable
                                             under the swap agreement based on
                                             the percentage of the swap notional
                                             amount being terminated, but the
                                             trust will only be obligated to
                                             make such early termination payment
                                             that it owes to the swap
                                             counterparty to the extent it has
                                             funds available therefor on the
                                             related distribution date.

                                             In the event the underlying
                                             securities are liquidated as a
                                             result of a default by the
                                             underlying securities issuer on its
                                             obligations, the underlying
                                             securities issuer ceases to file
                                             Exchange Act reports, or an
                                             underlying securities bankruptcy
                                             event, trust swap payment default
                                             or regulatory event occurs, any
                                             early termination payment payable
                                             by the trust to the swap
                                             counterparty will be deducted from
                                             the liquidation proceeds payable to
                                             the holders of the trust
                                             certificates. If any early
                                             termination payment is payable by
                                             the swap counterparty to the trust,
                                             the amount of such payment will be
                                             added to the proceeds payable to
                                             the holders of the trust
                                             certificates.

                                             In the event the underlying
                                             securities are redeemed,
                                             repurchased or repaid, in whole or
                                             in part, prior to their maturity,
                                             the redemption proceeds will be
                                             used to pay holders of the trust
                                             certificates an amount equal to (i)
                                             the principal balance of the trust
                                             certificates being redeemed and
                                             (ii) accrued and unpaid interest
                                             thereon. Any make-whole amount or
                                             other additional proceeds will be
                                             used to satisfy any early
                                             termination payment payable to the
                                             swap counterparty and, thereafter,
                                             will be paid to the holders of the
                                             trust certificates. If any early
                                             termination payment is payable by
                                             the swap counterparty to the trust,
                                             the amount of such payment will be
                                             added to the redemption proceeds
                                             payable to the holders of the trust
                                             certificates. See "Description of
                                             the Swap Agreement--Events of
                                             Default and Termination Events" and
                                             "--Payments Upon Early Termination"
                                             below.

U.S. federal income tax consequences.........Shearman & Sterling LLP, special
                                             U.S. federal tax counsel to the
                                             depositor, has provided its opinion
                                             of counsel to the effect that the
                                             trust will be classified under
                                             current U.S.

                                             federal income tax law as a grantor
                                             trust, and not as an association
                                             (or publicly traded partnership)
                                             taxable as a corporation.
                                             Accordingly, each trust
                                             certificateholder generally will be
                                             treated for U.S. federal income tax
                                             purposes as if the trust
                                             certificateholder (i) owned
                                             directly a pro rata undivided
                                             interest in the underlying
                                             securities and swap agreement held
                                             by the trust, (ii) wrote directly a
                                             call warrant on such interest in
                                             the underlying securities and swap
                                             agreement and (iii) paid directly
                                             its share of reasonable expenses
                                             paid by the trust. The terms of the
                                             trust certificates require an
                                             initial trust certficateholder to
                                             make an "integration election" (as
                                             defined herein) with respect to the
                                             trust certificates in accordance
                                             with applicable Treasury
                                             regulations. See "U.S. Federal
                                             Income Tax Consequences" below.

                             SUMMARY INFORMATION Q&A

         The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the trust certificates. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the trust certificates, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust certificates. You should pay special attention to the "Risk Factors" sections beginning on page S-14 of this prospectus supplement and on page 6 of the accompanying prospectus to determine whether an investment in the trust certificates is appropriate for you.

         For your convenience, we make reference to specific page numbers in this prospectus supplement and the accompanying prospectus for more detailed information on some of the terms and concepts used throughout this prospectus supplement.

What Are the Trust Certificates?

         Each trust certificate represents a proportionate, undivided beneficial interest in certain distributions to be made by the trust. Each trust certificate will entitle the holder to receive semiannual cash distributions as described in this prospectus supplement. The underwriter is offering PPLUS Floating Rate Callable Trust Certificates Series GSC-2 with a stated amount of $25 per trust certificate. The trust certificates will be issued pursuant to the Standard Terms for Trust Agreements, dated as of February 20, 1998, between Merrill Lynch Depositor, Inc. and The Bank of New York, as successor to United States Trust Company of New York, as trustee and securities intermediary, as amended and supplemented by the Series GSC-2 Supplement, between Merrill Lynch Depositor, Inc., as depositor, and the trustee and securities intermediary, to be dated the date set forth in this prospectus supplement (collectively, the "trust agreement"). All payments on the trust certificates will come from the underlying securities.

         On or after the closing date set forth in this prospectus supplement, call warrants may be issued that represent the right of the holders of the call warrants to purchase outstanding trust certificates in whole or in part as discussed under "Description of the Trust Certificates - Call Warrants" on page S-21 of this prospectus supplement. The call warrants are not being offered pursuant to this prospectus supplement.

Who Is the Trust?

         PPLUS Trust Series GSC-2 will be a trust formed under the laws of the State of New York. The trust certificates issued by the trust will be sold to the public. The trust will be formed pursuant to the Standard Terms for Trust Agreements, as amended and supplemented by the Series Supplement described above. The Bank of New York is the trustee under the trust agreement and will receive compensation as set forth in an agreement between the depositor and the trustee.

Who Is the Depositor?

         Merrill Lynch Depositor, Inc., incorporated in the State of Delaware as an indirect, wholly owned, limited purpose subsidiary of Merrill Lynch & Co., Inc., is the depositor and will deposit the underlying securities into the trust. See "The Depositor" on page 16 of the accompanying prospectus. The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter of this offering.

What Are the Important Dates to Remember?

         Delivery of the trust certificates will be made on the closing date, as set forth in this prospectus supplement. This prospectus supplement describes the underlying securities held by the trust as of the cut-off date, as set forth in this prospectus supplement.

What Are the Trust's Assets?

         The initial assets of the trust will be the underlying securities and the swap agreement. The underlying securities consist of $_______ 6.345% Capital Securities due February 15, 2034 issued by Goldman Sachs Capital I, a Delaware statutory trust, and guaranteed by Goldman Sachs Group, Inc., a Delaware corporation, to the extent set forth under "Description of the Underlying Securities--Description of the Guarantee". The underlying securities held by the trust will represent approximately _____% of the total issuance of the 6.345% Capital Securities due February 15, 2034. The underlying securities were issued pursuant to an amended and restated trust agreement dated as of January 20, 2004, among the underlying securities guarantor, as depositor, the underlying securities issuer and the underlying securities trustee. Pursuant to a registration statement filed by the underlying securities issuer on Form S-3 (No. 333-112367), as supplemented by a prospectus supplement dated February 12, 2004, the underlying securities were originally issued in the form of book-entry securities deposited with The Depository Trust Company, New York, New York, or DTC. The underlying securities have a CUSIP number of 38143VAA7.

         The underlying securities do not have a stated maturity date but will be redeemed on February 15, 2034, the maturity date of the 6.345% junior subordinated debentures issued by the underlying securities guarantor (the "junior subordinated debentures"), unless redeemed earlier as described under "Description of the Underlying Securities--Redemption" below. The junior subordinated debentures along with the underlying securities (as described below) are the assets of the underlying securities issuer. The entire liquidation amount of the underlying securities will be payable to the trust on February 15, 2034. Either prior to the closing date of the offering of the trust certificates or from time to time, the depositor may, without the consent of the trust certificateholders, increase the amount of the initial assets of the trust and issue a corresponding amount of additional trust certificates.

         In addition, on the date of this prospectus supplement the depositor will enter into an ISDA Master Agreement (including the schedule thereto and a confirmation thereunder) with the swap counterparty, pursuant to which the depositor will agree to exchange interest payments (including any accrued and unpaid interest and any additional interest thereon) due on the underlying securities for payments of the interest distribution amount from the swap counterparty that will be passed through to the holders of the trust certificates.

         The swap counterparty, under the swap agreement, will also agree to make a one-time payment to the depositor immediately upon the execution of the swap agreement. The depositor will retain the one time payment but, on the closing date, the depositor will assign all its other rights and obligations under the swap agreement to the trust. For purposes of this prospectus supplement, any rights and obligations the trust has under the swap agreement assumes that the depositor has assigned the swap agreement to the trust.

When Will You Receive Distributions?

         If you purchase the trust certificates, you will be entitled to receive cash distributions on a quarterly basis at a floating rate of ___%, as described under "Description of the Swap Agreement". For the first distribution period, from and including the closing date to but excluding the first distribution date, interest will be payable at the rate of ___% per annum ( ___%, three-month USD LIBOR as of ____, 2004 plus ___%). Thereafter, interest will be reset quarterly on each distribution reset date and will be payable on each distribution date at a floating rate equal to or greater than the minimum certificate rate but not to exceed the maximum certificate rate.

         Each quarterly distribution on the trust certificates represents the interest received on the underlying securities from the corresponding collection period. Such interest is paid to the trust in accordance with the terms of the underlying securities.

When Can Payment of Your Distributions Be Deferred?

         The Goldman Sachs Group, Inc., as issuer of the junior subordinated debentures, can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 10 consecutive semiannual interest periods unless an event of default under the junior subordinated debentures has occurred or if the junior subordinated debentures are redeemed. A deferral cannot extend beyond the maturity date of the junior subordinated debentures, which is February 15, 2034.

         If the junior subordinated debentures issuer does defer interest payments on the junior subordinated debentures, the underlying securities issuer will defer payments on the underlying securities. If the underlying securities issuer defers payments on the underlying securities, the trust and the swap counterparty will defer their respective payments on the swap agreement, and the trust will defer payments of interest distribution amounts on the trust certificates. During this deferral period, interest distribution amounts will continue to accrue on the trust certificates at an annual rate of 6.345% of the stated amount of $25 per trust certificate. Also, the deferred distributions will themselves accrue distributions at an annual rate of 6.345%. Once the junior subordinated debentures issuer makes all interest payments on the junior subordinated debentures, with accrued interest, it can again postpone interest payments on the junior subordinated debentures if no event of default under the junior subordinated debentures has occurred and is continuing.

         Should the junior subordinated debentures issuer exercise its right to defer payments of interest on the junior subordinated debentures, you will be required to accrue interest income for United States federal income tax purposes before you receive cash distributions. See "Federal Income Tax Consequences" on page S-40 and "Risk Factors--If the junior subordinated debentures issuer exercises its option to defer interest payments on the junior subordinated debentures, the trust certificateholders may face adverse tax consequences" on page S-17.

When Can the Trust Redeem the Trust Certificates?

         The trust certificates will be redeemed in accordance with the redemption of the underlying securities. The trust will redeem all of the outstanding trust certificates when the underlying securities are paid at maturity on _____ (the "stated maturity date") or on their earlier redemption. The underlying securities issuer may redeem all or some of the underlying securities before the stated maturity date at its option. If the underlying securities issuer redeems less than all of the underlying securities then the trustee will select by lot a stated amount of trust certificates proportional to the amount of underlying securities being redeemed and redeem those trust certificates for a pro rata portion of the redemption price. See "Description of the Trust Certificates - Redemption," "Description of the Underlying Securities
- Optional Redemption" below and the definition of allocation ratio on page S-24. Upon redemption of the underlying securities, the call warrant holders will have the right to exercise their call warrants. See "When Will the Trust Certificates Be Subject to Call Warrants?" below. Upon exercise of any call warrants, the trustee will select by lot a stated amount of trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price. Following its receipt of the trust certificates called, the trustee will surrender the called trust certificates to the exercising call warrant holders.

When Will the Trust Certificates Be Subject to Call Warrants?

         On any business day on or after ____, 2009 that any call warrant holders designate as a "Call Date," the call warrant holders may, upon notice of not less than 30 days (or in the case of the announcement of any redemption or other unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than three days notice, or when a tender offer for the underlying securities is pending, not less than five days notice prior to the expiration of the tender offer acceptance period) but not more than 60 days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount plus any accrued and unpaid distributions to the Call Date. On any business day before ____, 2009 and after the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a "Call Date," the call warrant holders may, after receipt of notice of any redemption or other unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than three days, or when a tender offer for the underlying securities is pending upon notice of not less than five days prior to the expiration of the tender offer acceptance period, but not more than 60 days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount plus any accrued and unpaid distributions to the Call Date and, on a pro rata basis, any early termination amount payable to the swap counterparty. In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) the early termination amount, if any, payable by the trust to the swap counterparty and (ii) the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment, all outstanding call warrants will be exercised automatically. The trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date. However, in the event that such acceleration payment is less than the sum of (i) the early termination amount, if any, payable by the trust to the swap counterparty and (ii) the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment, you may not recover the whole of the stated amount of your trust certificates.

         Upon notice of exercise of any call warrants, the trustee will select by lot a stated amount of the trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price. Following its receipt of the trust certificates upon such exercise of any call warrants, the trustee will surrender the trust certificates to the exercising call warrant holders.

         The call warrant holders are not required to exercise their call warrants with respect to the trust certificates prior to their stated maturity date. We cannot assure you that the call warrant holders will purchase your trust certificates prior to _____. For additional information on the exercise of call warrants, see "Description of the Trust Certificates - Call Warrants" on page S-21.

What Happens If There Is a Payment Default on the Underlying Securities?

         If there is a payment default on the underlying securities, the trustee, on or immediately after the 30th day after that default, will terminate the swap agreement and sell the underlying securities. The trustee will distribute the proceeds, less the early termination payment payable by the trust to the swap counterparty (if any is then payable), pro rata to the certificateholders. Upon such sale, the call warrants will expire and have no value.

         If, after any default and prior to the trustee selling the underlying securities, there is an acceleration of the maturity of the underlying securities and the underlying securities are declared to be immediately due and payable and the underlying securities issuer

              (1) pays all amounts when due, then, on or after _____, 2009, the trustee will distribute such amounts (less any early termination amount payable by the trust to the swap counterparty) pro rata to the trust certificateholders and, prior to _____, 2009, the trustee will follow the procedure set forth in the second paragraph below,

              (2) fails to pay such amount when due, then the trustee will sell all or a portion of the underlying securities necessary to satisfy any early termination amount payable to the swap counterparty. Thereafter the trust will distribute any remaining underlying securities pro rata to the trust certificateholders, or

              (3) pays only a portion of such amount when due, then the trustee will distribute any amounts received (less any early termination amount payable by the trust to the swap counterparty) and the underlying securities pro rata to the trust certificateholders.

In addition, if the underlying securities issuer ceases to file Exchange Act reports, the call warrant holders will have an opportunity to exercise their call rights. Thereafter the trust will sell all or a portion of the underlying securities necessary to satisfy any early termination amount payable to the swap counterparty and then distribute any remaining underlying securities pro rata to the trust certificateholders.

         If the events set forth in clause (1) above occur on any business day before ____, 2009, and if such payment exceeds the sum of the aggregate stated amount of the outstanding trust plus any accrued and unpaid distributions to the date of payment and, on a pro rata basis, any early termination amount payable to the swap counterparty, all call warrant holders will be deemed to have automatically exercised their rights pursuant to all outstanding call warrants. From the acceleration payment, first, the early termination payment payable by the trust, if any, will be paid to the swap counterparty, second, the trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date, third, any remaining proceeds will be paid to the call warrant holders.

         If the events set forth in clause (2) above occur, the call warrants will expire and have no value. If the events set forth in clause (3) occur, the call warrant holders will have an opportunity to exercise call rights before the trustee distributes any amounts received or any underlying securities to the trust certificateholders.

In What Form Will the Trust Certificates Be Issued?

         Except in limited circumstances, the trust certificates will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that you will not receive a certificate for your trust certificates. The trust certificates will be ready for delivery through DTC on or about the date set forth in this prospectus supplement. The trust certificates will have the CUSIP number set forth in this prospectus supplement.

How Will the Trust Be Treated for U.S. Federal Income Tax Purposes?

         Shearman & Sterling LLP, special U.S. federal income tax counsel to the depositor, has provided its opinion of counsel to the effect that the trust will be classified under current U.S. federal income tax law as a grantor trust, and not as an association (or publicly traded partnership) taxable as a corporation. Accordingly, each trust certificateholder generally will be treated for U.S. federal income tax purposes as if the trust certificateholder (i) owned directly a pro rata undivided interest in the underlying securities and swap agreement held by the trust, (ii) wrote directly the call warrant related to such interest in the underlying securities and swap agreement and (iii) paid directly its share of reasonable expenses paid by the trust. The terms of the trust certificates require an initial trust certficateholder to make an "integration election" (as defined herein) with respect to the trust certificates in accordance with applicable Treasury regulations. See "U.S. Federal Income Tax Consequences" on page S-42.

Will the Trust Certificates Be Listed on a Stock Exchange?

         The trust intends to apply to have the trust certificates listed on the New York Stock Exchange, or the NYSE, under the symbol "___." If approved for listing, trading of the trust certificates is expected to commence within 30 days after they are first issued. You should be aware that the listing of the trust certificates will not necessarily ensure that a liquid trading market will be available for the trust certificates.

Will the Trust Certificates Be Rated?

         It is a condition to the issuance of the trust certificates that the trust certificates have ratings assigned by Moody's Investors Service, Inc. or by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (each, a "rating agency" and collectively, the "rating agencies"), equivalent to the ratings of the underlying securities. As of the date of this prospectus supplement, the underlying securities were rated _____ by Moody's and _____ by S&P. The trust certificates will not be rated by Moody's.

         The rating of the trust certificates by S&P addresses the likelihood of timely payment of distributions on the trust certificates or any underlying securities distributed in respect of the trust certificates. We cannot assure you that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the trust certificates. A security rating is not a recommendation to buy, sell or hold securities. The rating on the trust certificates does not constitute a statement regarding the occurrence or frequency of redemption of the underlying securities and the corresponding effect on yield to investors.

Can an Employee Benefit Plan Purchase the Trust Certificates?

         An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and an individual retirement account (each, a "plan") are each permitted to purchase trust certificates. However, each plan should take into consideration certain potential issues under ERISA and, by purchasing a trust certificate, will be deemed to represent that the purchase and holding of the trust certificate will not result in a non-exempt prohibited transaction under ERISA.

Where Can You Find More Information About the Underlying Securities Issuer and the Swap Guarantor?

         The underlying securities issuer and the swap guarantor are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which means that it files periodic reports, including reports on Forms 10-K and 10-Q, and other information with the Securities and Exchange Commission. You can read and copy these reports and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain copies of this material for a fee by writing to the SEC's Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access some of this information electronically by means of the SEC's website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities issuer have filed electronically with the SEC.

         The underlying securities issuer filed with the SEC a registration statement on Form S-3, the "registration statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended, and a prospectus supplement, as amended with respect to the underlying securities. The prospectus and the prospectus supplement relating to the underlying securities do not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the underlying securities and the underlying securities issuer you should refer to the prospectus supplement, the registration statement and its exhibits, and the indenture, as supplemented. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed with the SEC, each such statement being qualified in all respects by such reference.

         You should not rely on this prospectus supplement for information with respect to the underlying securities issuer. This prospectus supplement sets forth certain relevant terms with respect to the underlying securities but does not provide detailed information with respect to the underlying securities or the underlying securities issuer. This prospectus supplement relates only to the trust certificates offered hereby and does not relate to the underlying securities or an offer therefor. All disclosure contained herein with respect to the underlying securities issuer and the swap guarantor is derived from publicly available documents.

         No investigation with respect to the underlying securities issuer or the swap guarantor (including, without limitation, no investigation as to their respective financial condition or creditworthiness) or the underlying securities has been made. You should obtain and evaluate the same information concerning the underlying securities issuer as you would obtain and evaluate if you were investing directly in the underlying securities or in other securities issued by the underlying securities issuer. None of the depositor, the trustee, the swap counterparty, the swap guarantor, the underwriter, or any of their affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of the underlying securities issuer filed with the SEC or otherwise made publicly available or considered by you in making your investment decision in connection therewith.

                                  RISK FACTORS

         Your investment in the trust certificates will involve certain risks. You should carefully consider the following discussion of risks, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the trust certificates is suitable for you.

If the underlying securities are redeemed prior to their maturity date or if any call warrants are exercised prior to the stated maturity date, you may not be able to reinvest your redemption or call proceeds at a yield comparable to the yield you would have received on your trust certificates

         The yield you will realize on your trust certificates depends upon several factors, including

            o whether an early termination payment is payable by the trust to the swap counterparty,

            o   the purchase price of the trust certificates,

            o   when you acquire your trust certificates,

            o whether the underlying securities issuer exercises its option to redeem the underlying securities, and

            o whether the call warrant holders exercise their optional rights to purchase outstanding trust certificates.

         The underlying securities issuer has the right to redeem the underlying securities in whole or in part at its option. Because the underlying securities issuer has the right to redeem the underlying securities early, we cannot assure you that the trust will be able to hold the underlying securities until their maturity date.

         Although the call warrant holders are not obligated to exercise the call warrants, the yield you will realize on your trust certificates depends on whether the call warrant holders exercise their call warrants to purchase the trust certificates. On any business day on or after ___, 2009 that any call warrant holders designate as a "Call Date," the call warrant holders may, upon notice of not less than 30 days (or in the case of announcement of any redemption or other unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than three days notice, or when a tender offer for the underlying securities is pending, not less than five days notice prior to the expiration of the tender offer acceptance period) but not more than 60 days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount plus any accrued and unpaid distributions to the Call Date. On any business day before ___, 2009 and after the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holders designate as a "Call Date," the call warrant holders may, after receipt of notice of any redemption or other unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than three days, or when a tender offer for the underlying securities is pending upon notice of not less than five days prior to the expiration of the tender offer acceptance period, but not more than 60 days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount plus any accrued and unpaid distributions to the Call Date and, on a pro rata basis, any early termination amount payable to the swap counterparty. In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) the early termination amount, if any, payable by the trust to the swap counterparty and (ii) the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment, all outstanding call warrants will be exercised automatically. The trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date. However, in the event that such acceleration payment is less than the sum of (i) the early termination amount, if any, payable by the trust to the swap counterparty and (ii) the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment, you may not recover the whole of the stated amount of your trust certificates.

         If the call warrant holders exercise their call warrants for trust certificates, the trust will redeem the trust certificates or select by lot trust certificates to be surrendered to the call warrant holders. Prevailing interest rates at the time of an early redemption or a call exercise may be lower than the yield on your trust certificates. Therefore, you may be unable to realize a comparable yield upon reinvesting the funds you receive from an early redemption or exercise of any call warrants. In addition, if the prevailing market value of the trust certificates exceeds the redemption price or call exercise price paid to you upon a redemption of the underlying securities or the exercise of a call, you will not be able to realize such excess.

         See "Description of the Trust Certificates - Call Warrants" on page S-21 and see "Description of the Underlying Securities - Optional Redemption" on page S-31.

You may suffer losses as a result of any swap early termination payment upon the liquidation of the underlying securities

         In the event the underlying securities are liquidated as a result of a default by the underlying securities issuer on its obligations or the underlying securities issuer ceases to file Exchange Act report, or upon an underlying securities bankruptcy event, trust swap payment default or a trust regulatory event, you will not receive any distributions payable to you until after the payment of the early termination payment (if any is then payable) to the swap counterparty. Unless the proceeds received from the liquidation of the underlying securities are sufficient to pay any early termination payment plus the certificate principal balance and accrued and unpaid interest then due on the trust certificates, you will suffer a loss as a result of such early termination payment and such liquidation. This loss could be quite substantial in relation to the total value of your trust certificates. See "Description of the Certificates--The Certificates--Interest Distributions" and "--Principal Distribution" below.

An inactive public market may limit your ability to sell your trust certificates

         We cannot assure you that an active public market for the trust certificates will develop or, if a public market develops, that you will be able to sell your trust certificates. Merrill Lynch, Pierce, Fenner & Smith Incorporated has advised the depositor that it intends to make a market in the trust certificates, as permitted by applicable laws and regulations. Merrill Lynch, Pierce, Fenner & Smith Incorporated is not obligated, however, to make a market in any series of the trust certificates. At its sole discretion, Merrill Lynch, Pierce, Fenner & Smith Incorporated may discontinue its market-making activities at any time without notice to you. In addition, the underlying securities are not listed on a securities exchange. Upon certain events described on page S-22 of this prospectus supplement, the underlying securities may be distributed to you. We cannot assure you that an active public market for the underlying securities will exist at the time any underlying securities are distributed to you, or if a public market exists, that you will be able to sell the underlying securities that you may hold. If an active public market for the trust certificates or the underlying securities does not exist or continue, the market prices and liquidity of your trust certificates or the underlying securities that you may hold may be adversely affected. We expect to apply for listing of the trust certificates on the NYSE.

You may not be paid if the assets of the trust are insufficient

         Currently, the trust has no significant assets other than the underlying securities and the swap agreement. If the underlying securities or payments made under the swap agreement are insufficient to make distributions on the trust certificates, no other assets will be available for payment of the deficiency.

         The underlying securities issuer conducts its business through subsidiaries. Accordingly, its ability to meet its obligations under the underlying securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to the underlying securities issuer. In addition, the rights that the underlying securities issuer and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain subsidiaries of the underlying securities issuer have incurred substantial amounts of debt in the expansion of their businesses, and the underlying securities issuer anticipates that certain of its subsidiaries will do so in the future.

You may not recover the whole of the stated amount of your trust certificates if the trust disposes of the underlying securities on a default by the underlying securities issuer or in the event the underlying securities issuer ceases filing Exchange Act reports

         If the underlying securities issuer defaults on its obligations under the underlying securities or the underlying securities issuer ceases to file Exchange Act reports, then the trust will either distribute the underlying securities to the trust certificateholders or dispose of them and distribute the proceeds to the trust certificateholders. Your recovery in either of those events may be limited by three factors:

            o if a default occurs, the market value of the underlying securities may be adversely affected and the proceeds of their disposition may be lower than the aggregate stated amount of the trust certificates;

            o in either event, any funds or underlying securities distributed by the trust to may be less than the stated amount of your trust certificates; and

            o any such distribution of funds will be subject to the payment by the trust to the swap counterparty of any early termination payment.

The trustee will not manage the underlying securities

         Except as described below, the trust will not dispose of any underlying securities, even if an event occurs that adversely affects the value of the underlying securities or that adversely affects the underlying securities issuer. As provided in the trust agreement, the trust will dispose of the underlying securities only if

            o   there is a payment default on any underlying securities,

            o there is another type of default that accelerates the maturity of the underlying securities, or

            o the underlying securities issuer ceases to file Exchange Act reports.

Under the first circumstance listed above, the trustee must sell the underlying securities on behalf of the trust, even if adverse market conditions exist. The trustee has no discretion to do otherwise. If adverse market conditions do exist at the time of the trustee's sale of the underlying securities, you may incur greater losses than if the trust continued to hold the underlying securities.

The depositor, the underwriter, the swap counterparty, the swap guarantor and the trustee have not investigated the underlying securities

         The depositor, the underwriter, the swap counterparty, the swap guarantor and the trustee have not

            o investigated the business condition, financial or otherwise, of the underlying securities issuer, or

            o verified any reports or information that the underlying securities issuer has filed with the SEC.

We encourage you to consider publicly available information concerning the underlying securities issuer. You should not construe the trust's issuance of the trust certificates as an endorsement by the depositor, the underwriter or the trustee of the financial condition or business prospects of the underlying securities issuer.

The trust certificates are subject to the creditworthiness of the underlying securities issuer

         The trust certificates represent interests in obligations of the underlying securities issuer. In particular, the trust certificates will be subject to all the risks associated with directly investing in the underlying securities issuer's unsecured unsubordinated debt obligations. Neither the indenture nor the underlying securities place a limitation on the amount of indebtedness that may be incurred by the underlying securities issuer.

The payments owed to the trust certificateholders are unsecured obligations

         In a liquidation, holders of the underlying securities, including the trust, will be paid only after holders of secured obligations of the underlying securities issuer. According to the underlying securities prospectus, the underlying securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of the underlying securities issuer.

If the swap agreement is terminated as a result of a swap agreement termination event which is not a trust termination event, then the yield on the trust certificates will be converted from a floating rate to a fixed rate and distributions to you will be made semi-annually instead of quarterly

          The ability of the trust to make quarterly payments on interest rate distributions on the trust certificates will be dependent on the performance by the swap counterparty of its payment obligations under the swap agreement. If the swap agreement were to be terminated as a result of a swap agreement termination event that is not also a trust termination event, then (i) the trust will remain in existence without any rights or obligations under the swap agreement and (ii) you will receive a pro rata share of the fixed rate interest payments received by the trust in respect of the underlying securities on a semi-annual basis, instead of a pro rata share of the floating rate payments under the swap agreement received by the trust on a quarterly basis.

You will not receive timely distributions on the trust certificates if the trust does not receive timely distributions on the underlying securities

         GS Group may defer the payment of interest on the junior subordinated debentures at any time and in each case for up to 10 semi-annual consecutive interest periods, provided that (i) no Extension Period may extend beyond the stated maturity date of the junior subordinated debentures; and (ii) GS Group is not in default under the subordinated debt indenture governing the junior subordinated debentures. If there is a deferral, the underlying securities issuer also will defer distributions on the underlying securities and the swap counterparty will not be obligated to make any payments to the trust pursuant to the swap agreement. Before any Extension Period ends, GS Group may elect to extend the period further. At the end of any Extension Period and the payment of all interest then accrued and unpaid, GS Group may elect to begin a new Extension Period. There is no limitation on the number of Extension Periods. If the underlying securities Issuer does not pay any amounts due under the underlying securities, as a result of a deferral, the swap counterparty is not obligated to make payments to the trust, and the trust will not make any corresponding payments on the trust certificates.

         Should GS Group elect to exercise its right to defer payments of interest on the junior subordinated debentures in the future, the market price of the underlying securities is likely to be adversely affected. In addition, merely as a result of the existence of GS Group's right to defer payments of interest on the junior subordinated debentures, the market price of the underlying securities may be more volatile than the market prices of other securities that are not subject to such deferrals.

Distributions and other payments with respect to your trust certificates and your expected investment yield may be affected by factors such as the performance of the trust assets, the redemption of the underlying securities and the early termination of the swap agreement

         A number of factors may affect the timing of distributions with respect to your trust certificates and the yield that you realize on your trust certificates, including:

o    the purchase price you pay for your trust certificates;

o the interest rate on the trust certificates, which will be greater than or equal to __% and will not exceed __%;

o    the performance of the underlying securities;

o whether the underlying securities issuer redeems, repurchases or repays the underlying securities before their maturity;

o whether GS Group elects to defer interest payments on the junior subordinated debentures;

o whether the underlying securities issuer defaults under the underlying securities;

o the possibility that if there is a swap termination event that is not a trust termination event a fixed rate of 6.345% per annum will be payable on the trust certificates, instead of the floating rate distribution amount payable under the swap agreement;

o the possibility that the swap agreement may be terminated early in certain circumstances, resulting in the termination of the trust prior to its scheduled termination date; and

o whether the holder of the call options exercises its call options on your trust certificates.

         None of the depositor, the trustee, the swap counterparty or the underwriter can predict whether or when the call options will be exercised, whether the underlying securities will be redeemed, repaid, repurchased or accelerated or whether interest on the junior subordinated debentures will be deferred. If the trust certificates are prepaid or if the holder of the call options exercises its call options prior to the final distribution date, then the principal of your trust certificates or the call price will be paid to the extent funds are received on the underlying securities or the holder of the call options pays the call price and your investment in the trust certificates will have a shorter average maturity.

Upon a swap termination event whereby the swap counterparty is the defaulting party or affected party, you are not likely to receive from the swap counterparty any interest that has accrued

         Upon a swap termination event that is not a trust termination event whereby the swap counterparty is the defaulting party (especially upon the bankruptcy, insolvency or reorganization of the swap counterparty), it is unlikely that you will receive from the swap counterparty any interest that has accrued since the last quarterly payment of the interest distribution amount.

The business activities of the swap counterparty and its affiliates may create conflicts of interest between you and the swap counterparty and its affiliates

         The swap counterparty and certain of its affiliates are acting in a number of capacities in connection with this offering. The swap counterparty and each of its affiliates acting in such capacities in connection with this offering will have only the duties and responsibilities expressly agreed to by such entity in the relevant capacity and will not by virtue of its or any of its affiliates' acting in any other capacity, be deemed to have other duties or responsibilities or be deemed to be held to a standard of care other than as expressly provided with respect to each such capacity.

If the trust certificates are prepaid when prevailing market interest rates for securities of a comparable credit rating are lower than the yield on your trust certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your trust certificates.

         If the trust certificates are prepaid when prevailing market interest rates for securities of a comparable credit rating are lower than the yield on your trust certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your trust certificates.

The interest rate cap on the trust certificates may limit your interest payments and may negatively impact the market value of your trust certificates

         The interest paid on the trust certificates is based on a floating rate that will not exceed ___%. If interest rates exceed ___%, your trust certificates will not receive interest based on the higher interest rate but rather will be capped ___%. The market value of your trust certificates will also be negatively affected as interest rates rise.

The trust owes certain payments to an affiliate of the underwriter

         On _______, as payment of the balance of the purchase price for the underlying securities, the trustee will pay to an affiliate of the underwriter the amount of the distributions accrued on the underlying securities from _______ to but not including the closing date set forth in this prospectus supplement. In the event an optional redemption, a payment default or acceleration on the underlying securities occurs on or prior to _______ and the affiliate of the underwriter is not paid such accrued distributions on such date, the affiliate of the underwriter will have a claim for such accrued distributions, and will share pro rata with holders of the trust certificates to the extent of such claim in the proceeds from the recovery on the underlying securities.

The ratings of the trust certificates may change

         At the time of issuance, S&P will have assigned ratings to the trust certificates equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement were rated "___" by S&P. The trust certificates will not be rated by Moody's.

         Any rating issued with respect to the trust certificates is not a recommendation to purchase, sell or hold a security. Ratings do not comment on the market price of the trust certificates or their suitability for a particular investor. The depositor cannot assure you that initial ratings will remain for any given period of time or that a ratings agency would not revise or withdraw entirely the ratings if, in its judgment, circumstances (including, without limitation, the rating of the underlying securities) merit. A revision or withdrawal of a rating may adversely affect the market price of the trust certificates.

An affiliate of the depositor may recognize a gain or loss upon selling the underlying securities to the depositor for deposit into the trust

         An affiliate of the depositor will purchase, in the secondary market, the underlying securities that will be deposited into the trust. The depositor's affiliate may make these purchases before deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of underlying securities may be made at various prices, and the affiliate of the depositor may recognize a gain or loss on its purchases upon selling the underlying securities to the depositor for deposit into the trust. The price to the public of the trust certificates therefore may differ from the prevailing market price of a comparable principal amount of underlying securities.

No rulings will be obtained from the Internal Revenue Service, or IRS, with respect to the trust or issuance or trust certificates, and the IRS may disagree with the depositor's special U.S. federal tax counsel.

         Shearman & Sterling LLP, special U.S. federal tax counsel to the depositor, has provided its opinion of counsel regarding the classification of the trust under current U.S. federal income tax law. However, an opinion of counsel is not binding on the IRS or the courts. In addition, you should be aware that no rulings will be sought from the IRS with respect to the trust or the issuance of the trust certificates, and no assurance can be given that the IRS will not take positions contrary to those described in this prospectus supplement concerning the U.S. federal income tax consequences of the purchase, ownership or disposition of trust certificates. Accordingly, you should consult your own tax advisor in order to determine the U.S. federal, state, local and other tax consequences of the purchase, ownership and disposition of the trust certificates based upon your particular circumstances. See "U.S. Federal Income Tax Consequences" below.

                                    THE TRUST

         The trust under which the trust certificates are issued will be formed pursuant to the Series Supplement, to be dated the date set forth in this prospectus supplement, between the depositor, the trustee and the securities intermediary. Concurrently with the execution and delivery of the Series Supplement, the depositor will deposit the underlying securities into the trust. The trustee, on behalf of the trust, will accept the underlying securities and will deliver the trust certificates to or upon an order of the depositor.

         The depositor did not purchase the underlying securities from the underlying securities issuer as part of any distribution by or pursuant to any agreement with the underlying securities issuer. The underlying securities issuer is not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to the depositor or the issuance of the trust certificates.

                      DESCRIPTION OF THE TRUST CERTIFICATES

General

         The trust certificates will be denominated and their distributions will be payable in U.S. dollars. The trust certificates each have a stated amount of $25.

         Distributions on the trust certificates will be calculated on a 360-day year of twelve 30-day months and will accrue from, but not including the prior distribution date (as defined on page S-4) or, in the case of the first collection period, from and including the original issue date, to and including the first distribution date. Each interest distribution amount on the trust certificates represents a portion of the interest accrued on the underlying securities from the cut-off date or the previous distribution date, as applicable, to, but not including, the following distribution date and such interest is paid to the trust on each underlying securities payment date, in accordance with the terms of the underlying securities.

         For the first distribution period, from and including the closing date to but excluding the first distribution date, interest distribution amounts will be payable at the rate of ___% per annum ( ___%, three-month USD LIBOR as of ____, 2004 plus ___%). Thereafter, the rate of the interest distribution amounts will be reset quarterly on each distribution reset date and will be payable on each distribution date at a floating rate equal to or greater than the minimum certificate rate but not to exceed the maximum certificate rate. The holders of the trust certificates will receive a distribution of the principal amount of the underlying securities on _____.

         During the continuance of an Extension Period with respect to the underlying securities, interest will continue to accrue on the principal balance of the trust certificates (and on any interest that is due), but such interest will not be distributed to holders of the trust certificates until the Extension Period ends. Following the occurrence of any swap agreement termination event that is not also a trust termination event, distributions will be made on the distribution dates in February and August. The last scheduled distribution date, or the final distribution date, will be February 15, 2034

         The trust certificates will be delivered in registered form. The trust certificates will be maintained and transferred on the book-entry records of DTC and its participants in minimum stated amounts of and integral multiples of $25. The underwriter will initially offer the trust certificates in minimum lots of 40 trust certificates and subsequent increments of 40 trust certificates. The trust certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the depositor), except as provided below. DTC has informed the depositor that DTC's nominee will be Cede & Co. No holder of any trust certificate will be entitled to receive a certificate representing that person's interest, except as set forth below under "Definitive Trust Certificates." Unless and until definitive trust certificates are issued under the limited circumstances described below, all references to actions by trust certificateholders with respect to any trust certificates shall refer to actions taken by DTC upon instructions from its participants. See "- Definitive Trust Certificates" below and "Description of the Trust Certificates - Global Securities" on page 29 of the accompanying prospectus.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a trust certificateholder under the trust agreement only at the direction of one or more participants having trust certificates credited to their DTC accounts. Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of trust certificates evidence specified voting rights. DTC may take inconsistent positions in its exercise of voting rights, to the extent that participants authorize such divergent action.

Definitive Trust Certificates

         Definitive trust certificates will be issued to trust certificateholders or their nominees only if

            o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the trust certificates and the depositor is unable to locate a qualified successor, or

            o at the depositor's option, it elects to terminate the book-entry system of the trust certificates through DTC.

         Upon the occurrence of either of these events, the trustee is required to notify all participants of the availability through DTC of definitive trust certificates. Upon surrender by DTC of the global certificates representing the trust certificates and receipt of instructions for re-registration, the trustee will reissue the trust certificates as definitive trust certificates issued in the stated amounts owned by the individual trust certificateholders. Then, the trustee will recognize the holders of definitive trust certificates as trust certificateholders under the trust agreement.

Redemption

         Upon the redemption of the underlying securities, the redemption proceeds will be distributed pro rata to the underlying securities holders, including the trust, upon not less than 30 nor more than 60 days' notice of a date of an optional redemption. The trust will then distribute these redemption proceeds pro rata to trust certificateholders, including call holders who may have exercised their calls and acquired trust certificates prior to the redemption date, as described below. Any remaining proceeds will be used to satisfy any early swap termination payment payable by the trust to the swap counterparty.

         In the event of an optional redemption, at any time in whole or from time to time in part, at the option of the underlying securities issuer, the redemption price will be equal to the sum of 100% of the principal amount of the underlying securities to be redeemed, accrued interest thereon to the redemption date and the Make-Whole Amount, if any, with respect to such underlying securities. See "Description of Underlying Securities - Optional Redemption" on page S-31. The trust will then distribute these redemption pro rata to the trust certificateholders until each shall have received the stated amount of each trust certificate they hold plus accrued and unpaid distributions on the trust certificates to the redemption date. Any remaining proceeds will be used to satisfy any early swap termination payment payable by the trust to the swap counterparty.

         If the underlying securities issuer redeems less than all of the underlying securities then the trustee will select by lot a stated amount of trust certificates and will redeem those trust certificates by distributing the redemption proceeds as described in the preceding paragraph. In the case of such redemption call warrant holders will have the opportunity to exercise their call warrants and call the certificates to be redeemed. Listing on the New York Stock Exchange

         The depositor intends to list the trust certificates on the NYSE. If approved for listing, trading is expected to commence within 30 days after the trust certificates are first issued. The depositor cannot assure you that the trust certificates, once listed, will continue to be eligible for trading on the NYSE.

Collections and Distributions

         Prior to the occurrence of a swap termination event that is not a trust termination event, to the extent of available funds, the trust will make the following distributions in the following order of priority

            o to the trustee, reimbursement for any approved extraordinary trust expenses incurred by the trustee and approved by not less than 100% of the certificateholders,

            o pro rata to the holders of the trust certificates, distributions at the then-applicable floating rate on the trust certificates until the final scheduled distribution date,

            o pro rata to the holders of the trust certificate, any additional payments paid by the underlying securities issuer as a result of a delay in the receipt by the trustee of any interest payment on the underlying securities,

            o pro rata to the trust certificateholders, any distribution of the principal amount of the underlying securities, in whole or in part, held by the trust,

            o to the swap counterparty in satisfaction of the trust's payment obligations under the swap agreement,

            o pro rata to the certificateholders, any make-whole amount not otherwise paid to the swap counterparty pursuant the preceding clause,

            o to the extent there are available funds in the certificate account, to any creditors of the trust in satisfaction of the trust's liabilities, and

            o if any funds remain in the certificate account after all of the trust's liabilities are satisfied then such funds will be distributed to an affiliate of the depositor.

         Following the occurrence of a swap termination event that is not a trust termination event, to the extent of available funds, the trust will make the following distributions in the following order of priority

            o to the trustee, reimbursement for any approved extraordinary trust expenses incurred by the trustee and approved by not less than 100% of the certificateholders,

            o pro rata to the holders of the trust certificates, distributions at the rate of 6.345% per year on the stated amount of the trust certificates,

            o pro rata, if available, to the holders of the trust certificates of any additional payments paid by the underlying securities issuer as a result of a delay in the receipt by the trustee of any interest payment on the underlying securities,

            o to the trust certificateholders, a distribution of the principal amount, in whole or in part, of the underlying securities held by the trust on the final scheduled distribution date,

            o to the extent there are available funds in the certificate account, to any creditors of the trust in satisfaction of the trust's liabilities, and

            o if any funds remain in the certificate account after all of the trust's liabilities are satisfied then such funds will be distributed to an affiliate of the depositor.

         "Available funds" for any distribution date means the sum of all amounts received on or with respect to the underlying securities during the preceding collection period except for eligible investments described below. If not less than 100% of the trust certificateholders and the call warrant holders agree, the trustee may sell a portion of the underlying securities such that the proceeds of the sale would be sufficient to reimburse the trustee for any approved extraordinary expenses. In the event of a payment default on the underlying securities, the trustee's approved extraordinary expenses (see "Description of the Trust Agreement - The Trustee" on page S-25) may be reimbursed to the trustee out of available funds before any distributions to trust certificateholders are made.

         If the trustee has not received payment from the swap counterparty on or prior to a distribution date, the distribution will be made upon receipt of such payment. No additional amounts will accrue on the trust certificates or be owed to trust certificateholders as a result of any delay, but any additional distributions paid by the swap counterparty as a result of the delay will be paid to the trust certificateholders.

         The trustee shall invest all amounts received on or with respect to the underlying securities that are not paid to the swap counterparty or distributed to trust certificateholders on the date of receipt, including any funds deposited with the trustee in its capacity as escrow agent upon the exercise of a call warrant, in eligible investments. "Eligible investments" means, with respect to the trust certificates, those investments consistent with the trust's status as a grantor trust under the Internal Revenue Code of 1986, as amended (the "Code"), and acceptable to the rating agencies as being consistent with the rating of the trust certificates, as specified in the trust agreement. Generally, eligible investments must be limited to obligations or securities that mature not later than the business day prior to the next distribution date. Income on these investments will constitute trust property.

         The depositor cannot assure you that collections received from the underlying securities over a specified period will be sufficient to make all required distributions to the trust certificateholders. To the extent available funds are insufficient to make the distributions due to trust certificateholders, any shortfall will be carried over and will be distributable on the next distribution date on which sufficient funds exist to pay the shortfalls. The depositor will pay the trustee's ordinary expenses.

Call Warrants

         The initial call warrant holder may be the depositor or an affiliate of the depositor, and such person may transfer its call warrants, in whole or in part, in privately negotiated transactions. On any business day on or after ____, 2009 that any call warrant holders designate as a "Call Date," the call warrant holders may, upon notice of not less than 30 days (or in the case of the announcement of any redemption or other unscheduled payment of the underlying securities or after receipt of notice of termination of the trust, not less than three days notice, or when a tender offer for the underlying securities is pending, not less than five days notice prior to the expiration of the tender offer acceptance period) but not more than 60 days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount (plus any early termination payment payable by the trust to the swap counterparty) plus any accrued and unpaid distributions to the Call Date.

         On any business day before ___, 2009 and after the announcement of any redemption or other unscheduled payment of the underlying securities or receipt of notice of termination of the trust or when a tender offer for the underlying securities is pending, that any call warrant holder designates as a "Call Date," the call warrant holders may, after receipt of notice of any redemption or other unscheduled payment of the underlying securities or of termination of the trust, upon notice of not less than three days, or when a tender offer for the underlying securities is pending, upon notice of not less than five days prior to the termination of the tender offer acceptance period, but not more than 60 days prior to that Call Date, purchase your trust certificates in whole or in part at their stated amount plus any accrued and unpaid distributions to the Call Date and, on a pro rata basis, any early termination amount payable to the swap counterparty.

         In addition, at any time upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts when due and where the acceleration payment exceeds the sum of (i) the early termination payment amount, if any, payable by the trust to the swap counterparty and (ii) the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment, all outstanding call warrants will be exercised automatically. The trust certificates will be purchased at their stated amount (plus any early termination payment payable by the trust to the swap counterparty) plus any accrued and unpaid distributions to the exercise date. However, in the event that such acceleration payment is less than the sum of (i) the early termination amount, if any, payable by the trust to the swap counterparty and (ii) the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment, you may not recover the whole of the stated amount of your trust certificates.

         If a call warrant holder has met the exercise requirements set forth above, the holder may, on the Call Date, purchase a principal of trust certificates proportionate to such holder's call warrant at the exercise price. In order to exercise its call warrants, the call warrant holder must, not less than 30 days (or not less than three days in the case of the announcement of any redemption or other unscheduled payment of the underlying securities or after receipt of notice of termination of the trust or, when a tender offer for the underlying securities is pending, not less than five days prior to the expiration of the tender offer acceptance period) but not more than 60 days prior to such Call Date,

            o notify the trustee in writing of its intention to exercise its call warrants (which notice is irrevocable),

            o deposit the call exercise price (or, if all of the outstanding trust certificates are to be purchased and the warrant holder holds certificates that are subject to call rights, the warrant holder may deposit such certificates in lieu of the portion of the call exercise price that would relate thereto) with The Bank of New York, as escrow agent, to be held in escrow pursuant to an escrow agreement in form reasonably satisfactory to the trustee, and

            o provide the trustee with certain other documents customary for a transaction of this nature.

         The call warrant holders need not comply with the foregoing conditions if call warrants are exercised automatically upon an acceleration of the underlying securities and payment in full by the underlying securities issuer of all amounts due upon such acceleration. Upon exercise of any call warrants on trust certificates, the trustee will select by lot a stated amount of trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price. Following its receipt of trust certificates upon the exercise of any call warrants, the trustee will surrender the trust certificates to the exercising call warrant holders.

Exchange of Trust Certificates

         Either:

            o Merrill Lynch & Co. or any of its affiliates, other than the depositor, or

            o any other person (or group of affiliated persons, where each member of the group holds no less than $500,000 in stated amount of trust certificates and is not the depositor) holding trust certificates with an aggregate stated amount of $5 million or more acquired pursuant to the exercise of call warrants, may notify the trustee, not less than 30 days but not more than 60 days prior to a given distribution date, that it (or they) intends to tender its or their trust certificates to the trustee on that distribution date, plus an amount equal to any early termination amount payable by the trust to the swap counterparty, in exchange for a principal amount of underlying securities equal to the aggregate stated amount of the trust certificates being tendered for exchange; provided that, if any such person has received notice of a tender offer for the underlying securities, such person (or group of affiliated persons, as described above) may notify the trustee, not less than 5 days but not more than 60 days prior to a given date, that it (or they) intends to tender trust certificates with an aggregate stated amount of $5 million or more to the trustee on that date in exchange for a proportional amount of underlying securities.

Such optional exchange may only be made with respect to trust certificates that are not subject to outstanding call warrants held by persons other than the person or persons exercising the optional exchange. In addition, in the case of a person other than Merrill Lynch & Co. or any of its affiliates, such exchange may only be made with respect to an aggregate stated amount of trust certificates equal to the aggregate stated amount of trust certificates acquired by such person pursuant to the exercise of call warrants. Such optional exchange will not be made if

            o the exchange would cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended (the "Investment Company Act"),

            o the exchange would affect the characterization of the trust as a "grantor trust" under the Code, or

            o in the case of an exchange of less than all outstanding trust certificates, the exchange would cause the trust to fail to satisfy the minimum requirements to remain listed on the New York Stock Exchange, unless the party exercising the optional exchange will hold all remaining outstanding trust certificates upon such optional exchange.

See "Description of the Certificates - Optional Exchange" on page 27 of the accompanying prospectus. Upon such tender of trust certificates, the trustee will deliver to the persons exercising such exchange rights, a principal amount of the underlying securities equal to the aggregate stated amount of the trust certificates that were tendered.

Default on Underlying Securities and Occurrence of Trust Termination Event

         Upon the occurrence of a payment default on the underlying securities or a trust termination event, the trustee will, on or immediately after the 30th day after that default, sell the underlying securities and distribute the proceeds (less any early termination payment payable by the trust to the swap counterparty) pro rata to the holders of the trust certificates. Upon such sale, the call warrants will expire and have no value. If, after any default and prior to the trustee selling the underlying securities, there is an acceleration of the maturity of the underlying securities and the underlying securities are declared to be immediately due and payable and the underlying securities issuer

             (1)     pays all amounts when due, then, on or after _____, 2009,
               the trustee will distribute such amounts (less any early termination amount payable by the trust to the swap counterparty) pro rata to the trust certificateholders and, prior to _____, 2009, the trustee will follow the procedure set forth in the second paragraph below,

             (2)     fails to pay such amount when due, then the trustee will
               sell all or a portion of the underlying securities necessary to satisfy any early termination amount payable to the swap counterparty. Thereafter the trust will distribute any remaining underlying securities pro rata to the trust certificateholders, or

             (3)     pays only a portion of such amount when due, then the
               trustee will distribute any amounts received (less any early termination amount payable by the trust to the swap counterparty) and the underlying securities pro rata to the trust certificateholders.

In addition, if the underlying securities issuer ceases to file Exchange Act reports, the call warrant holders will have an opportunity to exercise their call rights. Thereafter the trust will sell all or a portion of the underlying securities necessary to satisfy any early termination amount payable to the swap counterparty and then distribute any remaining underlying securities pro rata to the trust certificateholders.

         If the events set forth in clause (1) above occur on any business day before ___, 2009, and if such payment exceeds the sum of the aggregate stated amount of the outstanding trust certificates plus any accrued and unpaid distributions to the date of payment and, on a pro rata basis, any early termination amount payable to the swap counterparty, all call warrant holders will be deemed to have automatically exercised their rights pursuant to all outstanding call warrants. From the acceleration payment, first, the early termination payment payable by the trust, if any, will be paid to the swap counterparty, second, the trust certificates will be purchased at their stated amount plus any accrued and unpaid distributions to the exercise date, third, any remaining proceeds will be paid to the call warrant holders.

         If the events set forth in clause (2) above occur, the call warrants will expire and have no value. If the events set forth in clause (3) occur, the call warrant holders will have an opportunity to exercise call rights before the trustee distributes any amounts received or any underlying securities to the trust certificateholders.

                                  THE DEPOSITOR

         The depositor, Merrill Lynch Depositor, Inc., a Delaware corporation, is an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. The depositor has not guaranteed and is not otherwise obligated under the trust certificates.

         The principal office of the depositor is located at c/o Merrill Lynch & Co., World Financial Center, New York, New York 10281 (Telephone: (212) 449-1000). See "The Depositor" on page 16 of the accompanying prospectus.

                       DESCRIPTION OF THE TRUST AGREEMENT

General

         The trust certificates will be issued pursuant to the trust agreement, a form of which is filed as an exhibit to the registration statement of the depositor on Form S-3 (Registration No. 333-29015). The depositor will file with the SEC, following the issuance and sale of the trust certificates, a Current Report on Form 8-K relating to the trust certificates containing a copy of the Series Supplement as executed. The trust created under the Series Supplement will consist of

            o   the deposited assets, and

            o all payments on or collections in respect of the deposited assets except with respect to periods prior to the cut-off date.

Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust, the terms and conditions of the trust agreement and the trust certificates. The following summaries of certain provisions of the trust agreement do not purport to be complete and are subject to the detailed provisions contained in the agreement. You should refer to the trust agreement for a full description of these provisions, including the definition of certain terms used in this prospectus supplement.

         The discussions in the accompanying prospectus under "Description of the Trust Agreement - Advances in Respect of Delinquencies" on page 33, "Description of the Trust Agreement - Certain Matters Regarding the Trustee, Administrative Agent and the Depositor" (to the extent the discussion relates to the Administrative Agent) on page 34 and "Description of the Trust Agreement - Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event" on page 35 are not applicable to the trust certificates.

The Trustee

         The Bank of New York, as successor to United States Trust Company of New York, will be the trustee for the trust certificates and the trust pursuant to the trust agreement. The trustee's offices are located at 101 Barclay Street, Floor 8E, New York, New York 10286, Attn: Corporate Trust Division and its telephone number is (212) 815-2915.

         The trustee shall receive compensation as set forth in an agreement between the depositor and the trust.

         The trust agreement will provide that the trustee may not take any action that, in the trustee's opinion, would or might cause it to incur extraordinary expenses, unless

            o the trustee is satisfied that it will have adequate security or indemnity in respect of the costs, expenses and liabilities,

            o the trustee has been instructed to do so by trust certificateholders representing at least the required percentage-remedies (as defined below) of the aggregate voting rights, and

            o the trust certificateholders have agreed that these costs will be paid by the trustee from the trust (in the case of an affirmative vote of 100% of the trust certificateholders) or out of the trustee's own funds (in which case the trustee can receive reimbursement from the trust certificateholders voting in favor of the proposal).

Extraordinary expenses that may be reimbursed to the trustee from the trust may be reimbursed out of available funds on any distribution date before any distributions to trust certificateholders on the distribution date are made.

Events of Default

         An event of default with respect to the trust certificates under the trust agreement will consist of

            o a failure to pay any distributions on any underlying securities and such failure is not remedied by the fifth business day after notice of such failure is given to the underlying securities issuer;

            o a default in the payment of the liquidation amount of or any installment of the liquidation amount of any underlying security when it becomes due and payable; and

            o any other event specified as an event of default in the indenture.

         The trust agreement will provide that, within 10 days after the occurrence of an event of default in respect of the trust certificates, the trustee will give notice to the trust certificateholders, transmitted by mail, of all uncured or unwaived events of default known to it. However, the trustee will be protected in withholding such notice if in good faith it determines that the withholding of the notice is in the interest of the trust certificateholders, except for an event of default relating to the payment of the liquidation amount or distributions other than permitted deferred distributions on any of the underlying securities.

         No trust certificateholder will have the right to institute any proceeding with respect to the trust agreement, unless

            o such trust certificateholder previously has given to the trustee written notice of a continuing breach,

            o trust certificateholders evidencing at least the required percentage-remedies of the aggregate voting rights have requested in writing that the trustee institute a proceeding in its own name as trustee,

            o the trust certificateholder or trust certificateholders have offered the trustee reasonable indemnity,

            o the trustee has for 15 days failed to institute a proceeding, and

            o no direction inconsistent with a written request has been given to the trustee during such 15-day period by trust certificateholders evidencing at least the required percentage-remedies of the aggregate voting rights.

"Required percentage-remedies" shall mean 66 2/3% of the voting rights.

Voting Rights

         Voting rights will be allocated pro rata among the trust certificateholders. The "required percentage-amendment" of voting rights necessary to consent to a modification or amendment is 66 2/3%. Despite the foregoing, in addition to the other restrictions on modification and amendment, the trustee will not enter into any amendment or modification of the trust agreement that would adversely affect in any material respect the interests of the trust certificateholders or the call warrant holders without the consent of 100% of the trust certificateholders or the call warrant holders, as the case may be. No amendment or modification will be permitted which would alter the status of the trust as a grantor trust under the Code. See "Description of the Trust Agreement - Modification and Waiver" on page 39 of the accompanying prospectus.

Voting of Underlying Securities, Modification of Indenture

         The trustee, as holder of the underlying securities, has the right to vote and give consents and waivers in respect of the underlying securities as permitted by DTC and except as otherwise limited by the trust agreement. If the trustee receives a request from DTC, the underlying securities trustee or the underlying securities issuer for its consent to any amendment, modification or waiver of the underlying securities, the indenture or any other document relating to the underlying securities or receives any other solicitation for any action with respect to the underlying securities, the trustee shall mail a notice of the proposed amendment, modification, waiver or solicitation to each trust certificateholder of record as of that date. The trustee shall request instructions from the trust certificateholders as to whether or not to consent to or vote to accept the amendment, modification, waiver or solicitation. The trustee shall consent or vote, or refrain from consenting or voting, in the same proportion as the trust certificates were actually voted or not voted by the trust certificateholders as of a date determined by the trustee prior to the date on which the consent or vote is required. Despite anything to the contrary, the trustee shall at no time vote or consent to any matter

            o unless such vote or consent would not (based on an opinion of counsel) alter the status of the trust as a grantor trust under the Code,

            o which would alter the timing or amount of any payment on the underlying securities, including, without limitation, any demand to accelerate the underlying securities, except in the event of an underlying security event of default or an event which with the passage of time would become an underlying security event of default and with the unanimous consent of the trust certificateholders and the call warrant holders, or

            o except as provided in the second paragraph below, which would result in the exchange or substitution of any of the outstanding underlying securities pursuant to a plan for the refunding or refinancing of the underlying securities except in the event of a default under the indenture and only with the unanimous consent of the trust certificateholders and the call warrant holders.

         The trustee shall have no liability for any failure to act resulting from trust certificateholders' late return of, or failure to return, directions requested by the trustee from the trust certificateholders.

         If an offer is made by the underlying securities issuer to issue new obligations in exchange and substitution for any of the underlying securities, pursuant to a plan for the refunding or refinancing of the outstanding underlying securities or any other offer is made for the underlying securities, the trustee shall notify the trust certificateholders and the call warrant holders of the offer as promptly as practicable. Subject to the provisions of the trust agreement permitting an optional exchange in connection with a tender offer, the trustee must reject any offer unless the trustee is directed by the affirmative vote of all of the trust certificateholders and the call warrant holders to accept the offer and the trustee has received the tax opinion described above.

         If an event of default under the indenture occurs and is continuing and if directed by all of the outstanding trust certificateholders, the trustee shall vote the underlying securities in favor of directing, or take such other action as may be appropriate to direct, the underlying securities trustee to declare the unpaid liquidation amount of the underlying securities and any accrued and unpaid distributions to be due and payable. In connection with a vote concerning whether to declare the acceleration of the underlying securities, the trust certificateholder's interests may differ from each other.

Termination of the Trust

         The trust shall terminate upon the earliest to occur of

            o the payment in full or sale of the underlying securities by the trust after a payment default on or an acceleration of the underlying securities,

            o the exchange of all outstanding trust certificates for underlying securities pursuant to one or more optional exchanges or otherwise,

            o the distribution in full of all amounts due to the trust certificateholders and

            o   the final scheduled distribution date.

         See "Description of the Trust Agreement - Termination" on page 42 of the accompanying prospectus.

         In addition, the holders of all, but not less than all, outstanding trust certificates may elect to terminate the trust at any time; provided that such holders satisfy, on a pro rata basis, the payment of any resulting early termination amount owing to the swap counterparty and; provided, further, that the exercise of such termination right would not cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act. Under the terms of the Trust Agreement and the call warrants, the trust certificateholders will not be entitled to terminate the trust or cause the sale or other disposition of the underlying securities if and for so long as the call warrants remain outstanding, without the consent of the call warrant holders.

                    DESCRIPTION OF THE UNDERLYING SECURITIES
General

         The underlying securities represent the sole assets of the trust that are available to make distributions in respect of the trust certificates. The primary economic terms of the underlying securities are described in "Summary of Economic Terms" beginning on page S-3 and "Summary Information Q&A" beginning on page S-8 in this prospectus supplement.

         This prospectus supplement sets forth certain relevant terms with respect to the underlying securities and the junior subordinated debentures, but does not provide detailed information with respect thereto or with respect to the underlying securities issuer or the underlying securities guarantor. This prospectus supplement relates only to the trust certificates offered hereby and does not relate to the underlying securities. All disclosure contained herein with respect to the underlying securities issuer, the underlying securities guarantor, the junior subordinated debentures and the underlying securities is derived from publicly available documents.

         The underlying securities convert into cash in a finite time period and the underlying securities guarantor is (a) subject to the periodic reporting requirements of the Exchange Act; and (b) eligible to use a Registration Statement on Form S-3 for a primary offering of non-convertible investment grade securities. As such, the trust will not be providing you with periodic financial information with respect to the underlying securities and we refer you to the periodic reports filed by the underlying securities guarantor with the SEC. Those reports should be reviewed by any prospective certificateholder of the trust. For further information, see "Risk Factors-If public information concerning the underlying securities issuer is not available, your ability to make an informed decision to act in regard to the trust certificates may be impaired" in the accompanying prospectus. The rating on the underlying securities will allow at least one investment-grade rating of the trust certificates by a rating agency.

         The underlying securities issuer is a statutory business trust formed under Delaware law pursuant to the Amended and Restated Trust Agreement dated January 20, 2004 and the filing of a certificate of trust with the Delaware Secretary of State on January 21, 2004. The underlying securities issuer exists for the exclusive purposes of (i) issuing and selling the 6.345% Capital Securities and the trust common securities (the "Trust Securities"), which represent undivided beneficial interests in the assets of the underlying securities issuer, (ii) investing the gross proceeds from the sale of the underlying securities in the junior subordinated debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The underlying securities issuer's business and affairs are conducted by its trustee, appointed by the underlying securities guarantor as holder of the underlying securities issuer's Common Securities. The underlying securities guarantor pays all fees, expenses, debts and obligations (other than the underlying securities or Common Securities) related to the underlying securities issuer and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the underlying securities issuer. The principal place of business of the underlying securities issuer is c/o Goldman Sachs Group, Inc., 85 Broad Street, New York, NY 10004.

         According to the underlying securities guarantor's publicly available documents, it is a leading global investment banking, securities and investment management firm, incorporated in Delaware, that provides a wide range of services worldwide to a substantial and diversified client base. Its activities are divided into three business segments: Investment Banking, Trading and Principal Investments and Asset Management and Securities Services. Its principal executive offices are located at 85 Broad Street, New York, NY 10004 and its telephone number is (212) 902-0300. The underlying securities guarantor is subject to the informational requirements of the Exchange Act and files periodic reports and other information with the SEC. You may inspect and copy these reports and other information at the SEC's public reference facilities located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of these materials for a fee by writing to the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access this information electronically by means of the SEC's website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities guarantor has filed electronically with the SEC. In addition, you may inspect reports and other information concerning the underlying securities guarantor at the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.

         Although we have no reason to believe the information concerning the underlying securities, the junior subordinated debentures, the underlying securities issuer, or the underlying securities guarantor contained in the prospectus related to the underlying securities or in the underlying securities guarantor's Exchange Act reports is not reliable, we have not participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. There can be no assurance that events affecting the underlying securities, the junior subordinated debentures, the underlying securities issuer, or the underlying securities guarantor have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

         The trust will have no assets other than underlying securities and the underlying guarantee from which to make distributions of amounts due in respect of the trust certificates. Consequently, the ability of trust certificateholders to receive distributions in respect of the trust certificates will depend entirely on the trust's receipt of payments on the underlying securities and the underlying guarantee. You should consider carefully the financial condition of the underlying securities issuer and the underlying securities guarantor and their ability to make payments in respect of such underlying securities and underlying guarantee. This prospectus supplement relates only to the trust certificates being offered hereby and does not relate to the underlying securities issuer, the underlying securities guarantor, the underlying securities or the underlying securities issuer. All information contained in this prospectus supplement regarding the underlying securities issuer, the underlying securities guarantor, the underlying securities and the underlying guarantee is derived from publicly available documents. None of the depositor, the underwriter or the trustee participated in the preparation of such documents or takes any responsibility for the accuracy or completeness of the information provided therein.

         You should refer to the underlying securities prospectus for definitions of capitalized terms not defined in this section.

The Amended and Restated Trust Agreement

         The Amended and Restated Trust Agreement authorizes the trustee of the underlying securities issuer to issue on its behalf the underlying securities, which represent undivided beneficial interests in the assets of the underlying securities issuer. The underlying securities were issued pursuant to the terms of the Amended and Restated Trust Agreement, dated as of January 21, 2004, executed by the underlying securities guarantor, as depositor of the underlying securities issuer, and the trustee of the underlying securities issuer. Unless redeemed earlier under certain circumstances following the occurrence of a Special Event, the underlying securities will be redeemed on February 15, 2034, the maturity date of the junior subordinated debentures. All of the Common Securities of the underlying securities issuer are owned, directly or indirectly, by the underlying securities guarantor or a permitted successor. The underlying securities rank on a parity, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities".

         The following summaries of certain provisions of the underlying securities, the underlying securities guarantee, the junior subordinated debentures, the Amended and Restated Trust Agreement and the Indenture contained herein do not purport to be complete and are based upon the underlying securities prospectus dated February 6, 2004, relating to the underlying securities and are subject to, and are qualified in their entirety by reference to, all provisions of the underlying securities, the underlying securities guarantee, the junior subordinated debentures, the Amended and Restated Trust Agreement and the Indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Amended and Restated Trust Agreement and the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Investors should refer to the Amended and Restated Trust Agreement and the Indenture for all terms governing the underlying securities, the underlying securities guarantee and the junior subordinated debentures.

Trust and Debenture Events of Default

         The Amended and Restated Trust Agreement limits the underlying securities issuer's ability to engage in certain activities and transactions and requires that the underlying securities issuer perform certain obligations with respect to the underlying securities. Certain events of default contained in the Amended and Restated Trust Agreement are as follows:

         Trust Events of Default

         Events of default with respect to the underlying securities are defined in the Amended and Restated Trust Agreement as being:

                (i) any event of default with respect to the junior subordinated debentures ("Debentures Event of Default");

                (ii) default for 30 days by the underlying securities issuer in the payment of any distribution on any underlying security or Common Security of the underlying securities issuer;

                (iii) default by the underlying securities issuer in the payment of the redemption price of any underlying security or Common Security of the underlying securities issuer;

                (iv) failure by the underlying securities trustee to perform any other covenant or warranty in the Amended and Restated Trust Agreement for 60 days after the holders of at least 25% in aggregate liquidation amount of the outstanding underlying security give written notice of the default to the underlying securities guarantor and the underlying securities trustee; or

                (v) bankruptcy, insolvency or reorganization of the property trustee and the failure to appoint a successor property trustee within 90 days.

         Debenture Events of Default

         The Amended and Restated Trust Agreement provides that any one or more of the following described events with respect to the junior subordinated debentures constitutes a "Debenture Event of Default" with respect to the junior subordinated debentures:

                (vi) failure for 30 days to pay any interest on the junior subordinated debentures when due; or

                (vii) failure to pay any principal or premium, if any, on the junior subordinated debentures when due; or

                (viii) failure to observe or perform in any material respect certain other covenants contained in the subordinated indenture for the benefit of the junior subordinated debentures for 60 days after written notice to the underlying securities guarantor from the subordinated debt trustee or the holders of at least 10% in aggregate outstanding principal amount of junior subordinated debentures; or

                (ix) certain events in bankruptcy, insolvency or reorganization of the underlying securities guarantor.

         The underlying securities issuer will not be obligated to pay any amount on the underlying securities unless it has received payment of the corresponding amount on the junior subordinated debentures. Consequently, any failure of the underlying securities issuer to make payment on the underlying securities on a payment date will not result in a Trust Event of Default unless
(1) the underlying securities issuer has received the corresponding payment from the underlying securities guarantor (and, in the case of an overdue distribution, a 30-day grace period has ended) or (2) the underlying securities guarantor has failed to make the corresponding payment when due under the subordinated debt indenture.

Liquidation of the Trust and Distribution of Junior Subordinated Debentures

         The underlying securities guarantor will have the right at any time to terminate the underlying securities issuer and cause the junior subordinated debentures to be distributed to the holders of the underlying securities and the Common Securities in liquidation of the underlying securities issuer. The underlying securities issuer shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the underlying securities issuer; (ii) the distribution of a Like Amount of the junior subordinated debentures to the holders of the underlying securities and the Common Securities, if the underlying securities guarantor, as Depositor, has given written direction to the Property Trustee to terminate the underlying securities issuer (which direction is optional and, except as described above, wholly within the discretion of the underlying securities guarantor, as Depositor); (iii) redemption of all of the underlying securities as described under "-Redemption" above; (iv) expiration of the term of the underlying securities issuer; or (v) the entry of an order for the dissolution of the underlying securities issuer by a court of competent jurisdiction.

         If a termination occurs as described in the preceding paragraph, the holders of underlying securities will be entitled to receive out of the underlying securities issuer's assets, distributions in an amount equal to the aggregate of the liquidation amount of $1,000 per underlying security; plus accumulated and unpaid distributors thereon to the payment date. However, such holders will not receive this distribution if the underlying securities issuer instead distributes on a ratable basis to the holders of the underlying securities junior subordinated debentures in an aggregate principal amount equal to the aggregate liquidation amount of such underlying securities. If the liquidation distribution can be paid only in part because the underlying securities issuer has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by the underlying securities issuer on the underlying securities shall be paid on a ratable basis, except that if a Debenture Event of Default has occurred and is continuing, the underlying securities shall have a priority over the Common Securities. See "-Subordination of Common Securities" below.

         "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a liquidation amount equal to the principal amount of junior subordinated debentures to be contemporaneously redeemed in accordance with their terms, the proceeds of which will be used to pay the redemption price of the Trust Securities.

Enforcement Of Certain Rights By Holders Of Underlying Securities

         Pursuant to the Amended and Restated Trust Agreement, if a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the underlying securities guarantor to pay interest or premium, if any, on or principal of the junior subordinated debentures on the due date, a holder of underlying securities may institute a legal proceeding against the underlying securities guarantor directly to enforce the payment to the extent of the holder's underlying securities. The underlying securities guarantor shall be subrogated to the rights of the holder of such underlying securities with respect to payments on the underlying securities to the extent of any payments made by the underlying securities guarantor to such holder in respect of any unpaid distribution that resulted in the bringing of a direct action.

         The holders of the underlying securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the junior subordinated debentures. See "Trust and Indenture Events of Default--Trust Events of Default".

Deferral of Underlying Securities Distributions

         Distributions on the underlying securities will accumulate from February 20, 2004 and will be payable semi-annually in arrears on August 15 and February 15 of each year, commencing August 15, 2004, and at the annual rate of 6.345% of the liquidation amount of each underlying security to the holders of the underlying securities on the relevant record dates.

         So long as no Debenture Event of Default shall have occurred and be continuing, the underlying securities guarantor will have the right under the Indenture to elect to defer the payment of interest on the junior subordinated debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods (an "Extension Period") provided that no Extension Period may extend beyond the stated maturity date. Upon any such election, semi-annual distributions on the underlying securities will be deferred by the underlying securities issuer during any such Extension Period. Distributions to which holders of the underlying securities are entitled during any such Extension Period will accumulate additional distributions thereon at the rate per annum of 6.345% thereof, compounded semi-annually to the extent permitted by law from the relevant Distribution Date. The term "Distributions" as used herein shall include any such additional Distributions.

         During any such Extension Period, the underlying securities guarantor may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the underlying securities guarantor's capital stock, (ii) make any payment of principal or premium, if any, on or repay, repurchase or redeem any debt securities of the underlying securities guarantor that rank an a parity with or junior in interest in all respects to the junior subordinated debentures or
(iii) make any guarantee payments with respect to any guarantee by the underlying securities guarantor of securities of any subsidiary of the underlying securities guarantor if such guarantee ranks on a parity in all respects with or junior in interest in all respects to the junior subordinated debentures (other than (a) dividends in the form of stock, options, warrants or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock, (b) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption or repurchase of any such rights pursuant there to, (c) payments under the underlying securities guarantee, (d) as a result of any exchange or conversion of any class or series of the underlying securities guarantor's (or any subsidiary's) capital stock for another class or series of the underlying securities guarantor's capital stock, or (e) the purchase of fractional interests in shares of the underlying securities guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (f) purchases, redemptions or other acquisitions of shares of capital stock of the underlying securities guarantor under any employment agreement or benefit plan or other similar arrangement with the benefit plan of the underlying securities guarantor's directors, officers, or employees, in connection with a dividend reinvestment or stock purchase plan or in connection with the issuance of the capital stock of the underlying securities guarantor.

         Prior to the termination of any such Extension Period, the underlying securities guarantor may further extend the payment of interest, provided that such Extension Period does not exceed 10 consecutive semi-annual periods or extend beyond the stated maturity date. Upon the termination of any such Extension Period and the payment of all amounts then due, the underlying security guarantor may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the underlying securities guarantor may elect to defer interest payments and begin an Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof.

Voting Rights; Amendment of the Amended and Restated Trust Agreement

         Except as provided below and as otherwise required by law and the Amended and Restated Trust Agreement, the holders of the underlying securities have no voting rights.

         The Amended and Restated Trust Agreement may be amended from time to time by the underlying securities guarantor without the consent of the holders of the underlying securities (i) to cure any ambiguity, correct or supplement any provision in the Amended and Restated Trust Agreement that may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the Amended and Restated Trust Agreement which shall not be inconsistent with the other provisions of the Amended and Restated Trust Agreement or (ii) to modify, eliminate or add to any provision of the Amended and Restated Trust Agreement to such extent as shall be necessary to ensure that the underlying securities issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any underlying securities are outstanding or to ensure that the underlying securities issuer will not be required to register as an "investment company" under the Investment Company Act, provided, however, that such action shall not adversely affect in any material respect the interests of the holders of the underlying securities and such amendment will become effective when notice thereof is given to the holders of the Trust Securities.

         The Amended and Restated Trust Agreement may be amended by the underlying securities guarantor (i) with the consent of holders representing a majority (based upon liquidation amount) of the outstanding Trust Securities, and (ii) upon receipt by the underlying securities trustee of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the underlying securities trustee in accordance with such amendment will not affect the underlying securities issuer's status as a grantor trust for United States federal income tax purposes or the underlying securities issuer's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Amended and Restated Trust Agreement may not be amended to (i) change the amount or timing of any distribution on the underlying securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities when due and payable or (ii) restrict the right of a holder of underlying securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any junior subordinated debentures are held by the underlying securities issuer, the property trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee, or executing any trust or power conferred on the subordinated debt trustee with respect to the junior subordinated debentures,
(ii) waive certain past defaults with respect to the junior subordinated debentures that is waivable under its subordinated debt indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the junior subordinated debentures or (iv) consent to any amendment, modification or termination of the subordinated debt indenture or the junior subordinated debentures, where such consent shall be required without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding underlying securities; provided, however, that where a consent under the subordinated debt indenture would require the consent of each holder of junior subordinated debentures affected thereby, no such consent shall be given by the property trustee without the prior approval of each holder of underlying securities. The underlying securities trustee shall not revoke any action previously authorized or approved by a vote of the holders of the underlying securities except by subsequent vote of such holders. In addition to obtaining the foregoing approvals of such holders of the underlying securities, prior to taking any of the foregoing actions, the underlying securities trustee shall obtain an opinion of counsel to the effect that the underlying securities issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action and the action would not cause the underlying securities issuer to be classified as other than a grantor trust for U.S. federal income tax purposes. The property trustee shall in general notify each holder of underlying securities of any notice of default actually known to the property trustee with respect to the junior subordinated debentures.

         Any required approval of holders of underlying securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. An administrative trustee will cause a notice of any meeting at which holders of underlying securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of underlying securities in the manner set forth in the Amended and Restated Trust Agreement.

         No vote or consent of the holders of underlying securities will be required for the underlying securities issuer to redeem and cancel its underlying securities in accordance with the Amended and Restated Trust Agreement.

         Notwithstanding that holders of underlying securities are entitled to vote or consent under any of the circumstances described above, any of the underlying securities that are owned by the underlying securities guarantor, or any affiliate of the underlying securities guarantor shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Mergers, Consolidations, Amalgamations or Replacements of the Underlying Securities Issuer

         The underlying securities issuer may not merge, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The underlying securities issuer may, at the request of the underlying securities guarantor, with the consent of the holders of the underlying securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety substantially as an entirety to a trust organized as such under the laws of any State, provided that:

                (i) such successor entity either (a) expressly assumes all of the obligations of the underlying securities issuer with respect to the underlying securities or (b) substitutes for the underlying securities other securities having substantially the same terms as the underlying securities (the "Successor Securities") so long as the Successor Securities rank in priority the same as the underlying securities with respect to distributions and payments upon liquidation, redemption and otherwise;

                (ii) the underlying securities guarantor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the junior subordinated debentures;

                (iii) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the underlying securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

                (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the underlying securities (including any Successor Securities) in any material respect (other than in connection with any distribution of such holders' interests in the new entity);

                (v) such successor entity has a purpose identical to that of the underlying securities issuer;

                (vi) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer, or lease, the underlying securities guarantor has received an opinion from independent counsel to the underlying securities issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the underlying securities (including any Successor Securities) in any material respect (other than any dilution of the holders' interest in the new entity) and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the underlying securities issuer nor such successor entity will be required to register as an "investment company" under the Investment Company Act; and

                (vii) the underlying securities guarantor or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the underlying securities guarantee.

         Notwithstanding the foregoing, the underlying securities issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the underlying securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the underlying securities issuer or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

Redemption

         The underlying securities have no stated maturity but must be redeemed upon the maturity of the junior subordinated debentures or their earlier redemption.

         If the underlying securities guarantor repays or redeems the junior subordinated debentures at any time, the underlying securities issuer will be obligated to redeem a Like Amount of underlying securities. The redemption of the underlying securities will occur on the redemption date, which means the date on which payment of the principal of those junior subordinated debentures becomes due under the subordinated debt indenture. The redemption price for the underlying securities will be the total liquidation amount of the underlying securities being redeemed, plus (i) accumulated but unpaid distributions up to and including the redemption date; and (ii) the related amount of the make-whole amount, if any, in excess of the total liquidation amount of the underlying securities being redeemed, paid to the underlying securities guarantor or the concurrent redemption on the junior subordinated debentures.

         The underlying securities guarantor may redeem the junior subordinated debentures before their stated maturity (a) in whole at any time or in part from time to time, provided that no partial redemption may occur during an Extension Period or (b) in whole at any time within 90 days after the occurrence of a Special Event.

         If the underlying securities guarantor elects to redeem the junior subordinated debentures, it will do so at the relevant redemption price. The redemption price for the junior subordinated debentures will equal the greater of:

                (i) 100% of the principal amount of the junior subordinated debentures being redeemed, and

                (ii) the make-whole amount, if any, as determined by the quotation agent, equal to the sum of the present values of scheduled payments of principal and interest from the redemption date to February 15, 2034 on the junior subordinated debentures being redeemed, discounted to the redemption date on a semi-annual basis at a discount rate equal to the Treasury Rate (as described below) plus a spread of 0.05%, in the case of a redemption after the occurrence of a Tax Event or Investment Company Event, or plus a spread of 0.20%, in the case of any other redemption, plus, in either case, accrued and unpaid in on the junior subordinated debentures being redeemed.

         Because the spread percentage will be higher for a redemption after a Tax Event or Investment Company Event than for a redemption in other circumstances, the make-whole amount (and thus the redemption price) we will pay to redeem your capital securities will be lower if the redemption is due to an event of this kind than if it is not.

         The "quotation agent" will initially be Goldman, Sachs & Co. However, if Goldman, Sachs & Co. ceases to be a primary U.S. Government securities dealer in New York City, we will replace them with another primary U.S. Government securities dealer.

         If less than all of the junior subordinated debentures are redeemed or repaid, then the aggregate liquidation amount of the trust securities to be redeemed will be allocated approximately 3% to the Common Securities and 97% to the underlying securities, except in the case of an event of default as a result of any failure by the underlying securities guarantor to make any payments on the junior subordinated debentures when due after any applicable grace period (in which case 100% will be allocated to the capital securities).

         The underlying securities issuer cannot redeem less than all of the capital securities unless all accrued and unpaid distributions on the underlying securities and Common Securities have been paid on or before the redemption date.

         A "Special Event" means a Tax Event or an Investment Company Event (as defined below), as the case may be.

         A "Tax Event" means that the underlying securities issuer shall have received an opinion of tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change including any announced prospective change in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or
(b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after January 29, 1997, there is more than an insubstantial risk that (i) the underlying securities issuer is, or as a result of the issuance of the Exchange Securities would be or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures, (ii) interest payable by the underlying securities guarantor on the junior subordinated debentures is not, or within 90 days of the date of such opinion will not be, deductible by the underlying securities guarantor, in whole or in part, for United States federal income tax purposes, or (iii) the underlying securities issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         An "Investment Company Event" means that the underlying securities issuer shall have received an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws or any regulations under the laws of the United States or of any political subdivision or governmental agency or regulatory authority of or in the United States, or as a result of any official administrative pronouncement, including any interpretation, release, no-action letter, regulatory procedure, notice or announcement (including any notice or announcement of an intent to adopt any interpretation, procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving the underlying securities guarantor or the underlying securities issuer or is subject to review or appeal, which amendment or change is effective, or which pronouncement, action or decision is announced or occurs, on or after the date of the issuance of the capital securities, there is more than an insubstantial risk that the underlying securities issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940.

         "Treasury Rate" for purposes of determining the make-whole amount, means the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Stated Maturity Date (if no maturity is within three months before or after the Stated Maturity Date, yields for the two published maturities most closely corresponding to the Stated Maturity Date shall be interpolated and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption calculated on the third Business Day preceding the redemption.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the redemption date to February 15, 2034 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity. If no United States Treasury security has a maturity which is within a period from three months before to three months after February 15, 2034, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

         "Comparable Treasury Price" means, with respect to any redemption date, will be (a) the average of the five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the subordinated debt trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the subordinated debt trustee, of the bid and asked prices for the Comparable Treasury Issue expressed in each case as a percentage of its principal amount quoted in writing to the subordinated debt trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

         The "Reference Treasury Dealer" will be (1) the Quotation Agent or (2) any other primary U.S. Government securities dealer selected by the Quotation Agent after consulting with us.

         Holders will receive at least 30 days', but not more than 60 days', written notice before any redemption of underlying securities. If there are accumulated and unpaid distributions on the capital securities that have not been paid on or before the redemption date, the underlying securities issuer cannot redeem less than all of the capital securities.

         Subordination Of Common Securities

         Payment of distributions on, and the redemption price of, the underlying securities and the Common Securities, as applicable, shall be made pro rata based on the liquidation amount of the underlying securities and Common Securities; provided, however, that if any Debenture Event of Default shall have occurred and be continuing, no payments in respect of any distribution on, or payments upon liquidation, redemption, repurchase or otherwise with respect to, the Common Securities, shall be made until the holders of the underlying securities shall be paid in full in cash all accumulated and unpaid distributions on all of the outstanding underlying securities for all distribution periods terminating on or prior thereto or, in the case of underlying securities called for redemption on a redemption date on or prior thereto, the full amount of the redemption price therefore, or in the case of a liquidation, the liquidation distribution shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, redemption price of, or liquidation distribution for the underlying securities then due and payable.

         In the case of any Event of Default, the underlying securities guarantor as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the underlying securities and not on behalf of the underlying securities guarantor as holder of the Common Securities, and only the holders of the underlying securities will have the right to direct the Property Trustee to act on their behalf.


                          DESCRIPTION OF THE GUARANTEE

         The guarantee was executed and delivered by the underlying securities guarantor concurrently with the issuance by the underlying securities issuer of the underlying securities for the benefit of the holders from time to time of such underlying securities. The Bank of New York acts as the guarantee Trustee under the guarantee. This summary of material provisions of the guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantee, including the definitions therein of certain terms and the provisions of the Trust Indenture Act made a part thereof. The trustee under the guarantee will hold the guarantee for the benefit of the holders of the underlying securities.

         The following payments with respect to the underlying securities, to the extent not paid by or on behalf of the underlying securities issuer (the "Guarantee Payments"), will be subject to the guarantee: (i) any accumulated and unpaid Distributions required to be paid on underlying securities, to the extent the underlying securities issuer has funds available therefor, (ii) the Redemption Price with respect to any underlying securities called for redemption, to the extent that the underlying securities issuer has funds available therefor, or (iii) upon a voluntary or involuntary termination and liquidation of the underlying securities issuer (unless the junior subordinated debentures are distributed to holders of the underlying securities), the lesser of (a) the aggregate of the $1,000 liquidation amount and all accumulated and unpaid distributions on the underlying securities to the date of payment, to the extent that the underlying securities issuer has funds available therefor, and (b) the amount of assets of the underlying securities issuer remaining available for distribution to holders of underlying securities upon liquidation of the underlying securities issuer. The underlying securities guarantor's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the underlying securities guarantor to the holders of the underlying securities or by causing the underlying securities issuer to pay such amounts to such holders.

         If the underlying securities guarantor does not make a required payment on the junior subordinated debentures, the underlying securities issuer will not have sufficient funds to make the related payment on the underlying securities. The underlying securities guarantee does not cover payments on the underlying securities when the underlying securities issuer does not have sufficient funds to make those payments. If the underlying securities guarantor does not pay any amounts on the junior subordinated debentures when due, holders of the underlying securities will have to rely on the enforcement by the property trustee of the underlying securities trustee's rights as registered holder of the junior subordinated debentures, or proceed directly against the underlying securities guarantor for payment of any amounts due on the underlying securities. The underlying securities guarantor's obligations under the underlying securities guarantee are unsecured and are subordinated and junior in right of payment to all of the underlying securities guarantor's secured and senior debt, and rank on a parity with all other similar guarantees issued by the underlying securities guarantor.

         The underlying securities guarantee will be governed by New York law.

Relationship among the Underlying Securities, the Junior Subordinated Debentures and the underlying securities Guarantee

         The underlying securities guarantor will guarantee payments of distribution and redemption and liquidation payments due on the capital securities to the extent the underlying securities issuer has funds available for such payment, as described under "Description of Underlying Securities Guarantee" above. No single document executed by the underlying securities guarantor will provide for the full, irrevocable and unconditional guarantee of the underlying securities. It is only the combined operation of the underlying securities guarantee, the Amended and Restated Trust Agreement and the subordinated debt indenture, together with the expense agreement, that has the effect of providing a full, irrevocable and unconditional guarantee of the underlying securities issuer's obligations under the underlying securities.

         As long as the underlying securities guarantor pays interest and other payments when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and redemption and licks payments due on the capital securities, primarily because:

            o the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the underlying securities and the Common Securities;

            o the interest rate and the interest and other payment dates on junior subordinated debentures will match the distribution rate and distribution and other payment dates for the underlying securities;

            o the underlying securities guarantor will pay, under the expense agreement, for any and all costs, expenses and liabilities of the underlying securities issuer, except withholding taxes and the underlying security issuer's obligations to the holders of the underlying securities and the Common Securities; and

            o the Amended and Restated Trust Agreement provides that the underlying security issuer will not engage in any activity that is not consistent with the limited purposes of the underlying security issuer.

         A default of event of default under any senior indebtedness of the underlying securities guarantor would not necessarily constitute a default or event of default under the underlying securities. However, if certain defaults under senior indebtedness or certain events of bankruptcy, insolvency or reorganization occur, or if the junior subordinated debentures are declared due before their stated maturity, the subordinated debt indenture provides that no payments may be made on the junior subordinated debentures until the senior indebtedness has been paid in full.

Form, Denomination, Book-Entry Procedures and Transfer

         The description of book-entry procedures in this prospectus supplement includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the Global Certificate or Certificates issued in connection with sales of underlying securities. Except as described in the next paragraph, the underlying securities will be issued only as fully registered securities (the "Global Underlying Securities") registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered Global Certificates were issued, representing, in the aggregate, the underlying securities, and were deposited with DTC.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Underlying Securities as represented by a Global Certificate.

         DTC has advised the underlying securities issuer that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of underlying securities within the DTC system must be made by or through Direct Participants, which will receive a credit of the underlying securities on DTC's records. The ownership interest of each actual purchaser of each underlying security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased underlying securities. Transfers of ownership interests in the underlying securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the underlying securities, except in the event that use of the book-entry system for the underlying securities is discontinued.

         To facilitate subsequent transfers, all the underlying securities deposited by Participants with DTC were registered in the name of DTC's nominee, Cede & Co. The deposit of underlying securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the underlying securities. DTC's records will reflect only the identity of the Direct Participants to whose accounts such underlying securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate in respect of the underlying securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the underlying securities represented thereby for all purposes under the indenture and such underlying securities. No Beneficial Owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures.

         DTC has advised the underlying securities issuer that it will take any action permitted to be taken by a holder of underlying securities (including the presentation of underlying securities for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of underlying securities as to which such Participant or Participants has or have given such direction. However, if there is an indenture Event of Default with respect to the underlying securities, DTC will, upon notice, exchange the Global Certificates in respect of such underlying securities for certificated securities, which it will distribute to its Participants.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Although voting with respect to the underlying securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the underlying securities. Under its usual procedures, DTC would mail an omnibus proxy to the underlying securities issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the underlying securities are credited on the record date (identified in a listing attached to the omnibus proxy).

         Distributions on the underlying securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC or the underlying securities issuer subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the underlying securities issuer, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

         Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of underlying securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the underlying securities.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among the Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the underlying securities issuer nor the underlying securities trustee will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as a securities depositary with respect to the underlying securities at any time by giving notice to the underlying securities issuer. Under such circumstances, in the event that a successor securities depositary is not obtained, underlying security certificates will be required to be printed and delivered. Additionally, the underlying securities issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the underlying securities of the underlying securities issuer. In that event, certificates for such underlying securities will be printed and delivered.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but none of ourselves, the underlying securities issuer or DTC takes responsibility for the accuracy thereof.

                        DESCRIPTION OF THE SWAP AGREEMENT

General

         On the date of this prospectus supplement, the depositor will enter into the swap agreement with the swap counterparty pursuant to which the depositor will agree to exchange interest payments due on the underlying securities for payments of the interest distribution amount from the swap counterparty that will be passed through to the holders of the trust certificates.

         The swap counterparty, under the swap agreement, will also agree to make a one-time payment to the depositor immediately upon the execution of the swap agreement. The depositor will retain the one time payment but, on the closing date, the depositor will assign all its other rights and obligations under the swap agreement to the trust. For purposes of this prospectus supplement, any rights and obligations the trust has under the swap agreement assumes that the depositor has assigned the swap agreement to the trust.

         Under the terms of the swap agreement, the swap counterparty will be obligated to pay to the trust on each distribution date, including the final distribution date, an amount equal to the related interest distribution amount; provided, however, that the swap counterparty will not be obligated to pay an interest distribution amount to the trust in respect of any distribution period occurring during the continuance of an Extension Period. In exchange, on each underlying securities payment date, the trust will pay to the swap counterparty the interest payment received by the trust in respect of such underlying securities payment date; provided, however, that any accrued interest on the underlying securities from and including , 2004 to but excluding the closing date will be payable to the depositor. At the conclusion of any Extension Period, (i) the trustee will be obligated to pay the swap counterparty all amounts received by the trust in respect of any accrued and unpaid interest and any interest on such accrued and unpaid interest on the underlying securities during such Extension Period and (ii) the swap counterparty will be obligated to pay all deferred interest with respect to such Extension Period to the trust.

         Unless it is sooner terminated in accordance with its terms, the swap
agreement is scheduled to terminate on the earlier of (i)     , 2034 or (ii) the
date the call warrant holders exercise their warrants with respect to all the trust certificates outstanding.

Swap Counterparty

         Merrill Lynch Capital Services, Inc. will act as the swap counterparty. The swap counterparty is also an affiliate of Merrill Lynch & Co., which is acting as an underwriter and swap guarantor.

Swap guarantor

         Merrill Lynch & Co., the "swap guarantor", will fully and unconditionally guarantee any payment obligations of the swap counterparty. The swap guarantor currently has a long-term credit rating of "A+" from Standard & Poor's and Aa3 from Moody's.

         We are incorporating by reference in this prospectus supplement the swap guarantor's Annual Report on Form 10-K for the fiscal year ended December 26, 2003 and Quarterly Report on Form 10-Q for the quarterly period ended March 26, 2004 filed with the SEC on May 4, 2004. In addition, the swap guarantor is subject to the informational requirements of the Exchange Act and files periodic reports and other information with the SEC. You may inspect and copy these reports and other information at the SEC's public reference facilities located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of these materials for a fee by writing to the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access some of this information electronically by means of the SEC's website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities issuer has filed electronically with the SEC.

Amounts payable by the swap counterparty

         Under the swap agreement, the swap counterparty will be obligated to pay to the trust, (i) provided no swap agreement termination event has occurred, on each distribution date (other than a distribution date occurring during the continuance of an Extension Period), including the final distribution date, an amount equal to the interest distribution amount for the immediately preceding distribution period, (ii) on any distribution date occurring immediately following the end of any Extension Period, an amount equal to any deferred interest and (iii) upon the occurrence of a swap agreement termination event that is also a trust termination event or a partial swap termination event, an amount equal to any early termination payment owed to the trust under the swap agreement (See "--Payments Upon Early Termination" below). The swap counterparty will not be obligated to make any interest payments under the swap agreement on any distribution date occurring during the continuance of an Extension Period.

         The "interest distribution amount" for each distribution period will be an amount obtained by multiplying (a) the swap notional amount and (b) the greater of (i) three-month LIBOR plus __% and (ii) __%, but it shall not exceed __% and (c) the actual number of days in the related distribution period, divided by 360.

         "Deferred interest" means, upon the termination of any Extension Period, (i) the aggregate of each interest distribution amount that was not paid on the distribution date that occurred during the relevant Extension Period plus
(ii) interest on each interest distribution amount that was not paid during the relevant Extension Period at the interest rate used to calculate such interest distribution amount, from the distribution date immediately following the interest accrual period with respect to such interest distribution amount until the end of the Extension Period. For avoidance of doubt, deferred interest does not include the interest distribution amount due on the distribution date upon which the Extension Period terminated.

Amounts payable by the trust

         The trust will be obligated to pay the swap counterparty, (i) provided no swap agreement termination event has occurred, on each underlying securities payment date, the interest payment received by the trust in respect of such underlying securities payment date and (ii) upon the occurrence of a swap agreement termination event that is also a trust termination event or a partial swap termination event, an amount equal to any early termination payment owed to the swap counterparty under the swap agreement. See "--Payments Upon Early Termination" below.

Events of default and termination events

The occurrence of any of the following constitutes a termination event under the swap agreement (each, a "swap agreement termination event") in respect of which the swap counterparty, on the one hand, or the trust, on the other hand, is a "defaulting party" or an "affected party:"

      (i) the swap counterparty fails to make any payment under the swap agreement, and such failure is not remedied by the fifth business day after notice of such failure is given to it, in which case the swap counterparty is the defaulting party;

      (ii) the trust fails to make any payment under the swap agreement, and such failure is not remedied by the fifth business day after notice of such failure is given to it, in which case the trust is the defaulting party (a "trust swap payment default");

      (iii) certain events of bankruptcy, insolvency or reorganization in respect of the swap counterparty, in which case the swap counterparty is the defaulting party;

      (iv) the occurrence of an underlying securities event of default relating to (x) the payment of any distribution on the underlying securities or any redemption price of the underlying securities or the payment of principal of or any make-whole amount, if any, on the underlying securities when due (an "underlying securities payment default") or (y) a bankruptcy, insolvency of reorganization of the underlying securities issuer or any of its affiliates (an "underlying securities bankruptcy event"), upon the occurrence of any of the events in (x) or (y), the trust is the affected party;

      (v) as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the swap counterparty to comply with any material provision of the swap agreement, including any payment obligation, in which case the swap counterparty is the affected party (a "counterparty regulatory event");

      (vi) as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the trust to comply with any material provision of the swap agreement, including any payment obligation, in which case the trust is the affected party (a "trust regulatory event" and, together with a counterparty regulatory event, a "regulatory event");

      (vii) the underlying securities issuer ceases to file Exchange Act reports, in which case the trust is the affected party;

      (viii) the swap guarantor ceases to file Exchange Act reports, in which case the swap counterparty is the affected party; and

      (ix) an optional redemption or repurchase of or other unscheduled payment by the underlying securities issuer on 100% of the underlying securities prior to the final distribution date, in which case the trust is the affected party.

         The swap agreement termination events specified in paragraphs (ii),
(iv), (v), (vi), (vii) and (ix) above are each also a "trust termination event." The trustee will distribute any proceeds received upon the occurrence of a trust termination event in the manner described under "Description of the Trust Certificates--Default on Underlying Securities and Occurrence of Trust Termination Events". So long as the swap agreement has not been terminated, the notional amount of the swap agreement (the "swap notional amount") will at all times equal the outstanding principal amount of the underlying securities held by the trust. Following any redemption, repurchase, prepayment or liquidation of or unscheduled payment on the underlying securities, the swap notional amount will be reduced accordingly. A "partial swap termination event" will occur in connection with an optional redemption or other prepayment of less than all of the underlying securities prior to the final distribution date. In this case, the trust is the affected party.

Early termination date

         If a swap agreement termination event occurs in which the swap counterparty is the "defaulting party" or the only "affected party," the trustee shall designate as an early termination date the earliest date following the trustee's receipt of actual knowledge thereof on which the swap agreement can practicably be terminated (an "early termination date"). Except as provided in the preceding paragraph, the swap counterparty will be responsible for designating an early termination date upon the occurrence of a swap agreement termination event or a partial swap termination event.

Payments upon early termination

         Following a swap termination event, an early termination payment is usually payable from one party to the other party. This means that upon a swap termination event, either the swap counterparty would make an early termination payment to the trust or the trust, by liquidating some or all of the underlying securities, would make an early termination payment to the swap counterparty. However, the trust and the swap counterparty will not follow these procedures.

         Instead, to prevent the trust from having to make an early termination payment to the swap counterparty, the trust has agreed with the swap counterparty that following a swap agreement termination event that is not a trust termination event, (i) there will be no early termination payment payable by either party to the swap agreement, (ii) the obligations of the swap counterparty and the trust under the swap agreement will terminate and (iii) distributions will be made to the holders of the trust certificates on a semi-annual basis on the distribution dates in ____ and ____ of each year.

         Following any swap agreement termination event that is not a trust termination event, on each distribution date in _____ and _____, the holders of the trust certificates will receive a pro rata share of any interest payments received by the trust in respect of the underlying securities, which will cause the yield on the trust certificates to be based on the ____% fixed annual rate payable on the underlying securities, instead of the floating rate interest distribution amount payable prior to such swap termination event.

         Following a swap agreement termination event that is also a trust termination event, an early termination payment will be payable under the swap agreement. Additionally, following a partial swap termination event, an early termination payment will be payable under the swap agreement based on the percentage of the swap notional amount being terminated, but the trust will only be obligated to make such early termination payment that it owes to the swap counterparty to the extent it has funds available therefor on the related distribution date. Payments upon early termination of the swap agreement will be determined as described in the next paragraph.

         The amount payable upon an early termination of the swap agreement (the "early termination payment") will be based on an average of market quotations obtained by the party entitled to make such determination from leading swap dealers (or if fewer than three quotes are received, based on the actual loss or gain resulting from such early termination).

         If an early termination results from a swap agreement termination event (that is also a trust termination event) or a partial swap termination event where there is a defaulting party or one affected party, the non-defaulting or the party which is not the affected party will determine a market quotation, and an amount will be payable equal to (a) the market quotation and any unpaid amounts owed to the party that is not the defaulting party or the affected party less (b) any unpaid amounts owed to the defaulting party or the affected party. If that amount is a positive number, the defaulting party or such affected party will pay it to the other party; if it is a negative number, such other party will pay the absolute value of that amount to the defaulting party or such affected party.

         If the early termination date results from a swap agreement termination event (that is also a trust termination event) or a partial swap termination event and there are two affected parties, the swap counterparty will determine a market quotation, and an amount will be payable equal to (a) the market quotation and any unpaid amounts owed to the swap counterparty less (b) any unpaid amounts owed to the trust. If that amount is a positive number, the trust will pay it to the swap counterparty; if it is a negative number, the swap counterparty will pay the absolute value of that amount to the trust.

         "market quotation" means, as to the respective party making the determination, the termination amount based on quotations from leading dealers, in accordance with the swap agreement.

         "termination amount" means the amount, if any, that the party making the determination would pay (expressed as a positive number) or receive (expressed as a negative number) in consideration of an agreement that would have the effect of preserving the economic equivalent of the amounts that would have been paid by the trust and the swap counterparty pursuant to the swap agreement after the early termination date, determined as if the swap agreement had not been terminated, in whole or in part, early.

         In the event the underlying securities are liquidated as a result of an underlying securities payment default, the underlying securities issuer to file Exchange Act reports, or upon an underlying securities bankruptcy event, trust swap payment default or a trust regulatory event, the early termination payment payable by the trust to the swap counterparty (if any is then payable) will be deducted from the liquidation proceeds payable to the holders of the trust certificates. If any early termination payment is payable by the swap counterparty to the trust (if any is then payable), the amount of such payment will be added to the proceeds payable to the holders of the trust certificates.

         In the event the underlying securities are redeemed, repurchased or repaid, in whole or in part, prior to their maturity, the early termination payment payable by the trust (if any is then payable) to the swap counterparty will be deducted from the redemption proceeds payable to the holders of the trust certificates. Any remaining redemption proceeds will be used to pay holders of the trust certificates an amount equal to (i) the principal balance of the trust certificates being redeemed and (ii) accrued and unpaid interest thereon. Any make-whole amount or other additional proceeds will be used to satisfy any early termination payment payable to the swap counterparty and, thereafter, will be paid to the holders of the trust certificates. If any early termination payment is payable by the swap counterparty to the trust, the amount of such payment will be added to the redemption proceeds payable to the holders of the trust certificates.

Assignment of rights

         Under the terms of the trust agreement, the trustee may consent to any transfer or assignment by the swap counterparty of its rights under the swap agreement, so long as S&P shall have given its prior written confirmation that such transfer or assignment will not result in a reduction or withdrawal of the then current rating of the trust certificates. The trustee shall not be permitted to transfer or assign its rights under the swap agreement without the prior consent of the swap counterparty.

Amendment of the swap agreement

         The swap agreement may not be amended without the prior written consent of the swap counterparty, holders of 66 2/3% of the then outstanding trust certificates and without prior written confirmation from S&P that such amendment will not result in a reduction or withdrawal of the then current rating of the trust certificates; provided, however, that each of the swap counterparty and the trustee may amend the swap agreement without the prior written consent of holders of the trust certificates to cure any ambiguity in, or to correct or supplement any provision of the swap agreement which may be inconsistent with any other provision of the swap agreement, or to otherwise cure any defect in the swap agreement, provided that any such amendment does not materially adversely affect the interest of the holders of the trust certificates and that S&P will have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the trust certificates; provided further, however, that notwithstanding anything to the contrary, no amendment may alter the timing or amount of any payment on the swap agreement without the prior consent of 100% of the holders of the trust certificates and without giving each rating agency prior written notice of any such amendment.

Replacement of the swap guarantor or swap counterparty

         Pursuant to the terms of the swap agreement, if the short-term senior unsecured debt rating of the swap guarantor is lowered below A-1 by S&P at any time following the closing date, then the swap counterparty, in a commercially reasonable manner, will seek, without the consent of the holders of the trust certificates, to (i) obtain either a guaranty of the swap agreement in form and substance satisfactory to S&P from an entity with a short-term debt rating that is at least A-1 or (ii) assign its rights and obligations under the swap agreement to a replacement swap counterparty rated at least A-1 by S&P and otherwise acceptable to S&P. All costs and expenses in connection with such assignment will be paid by the swap counterparty. If a replacement swap guarantor is not designated within 30 days of the date the swap counterparty's short-term senior unsecured debt rating is downgraded below A-1, then the swap counterparty will be obligated to pledge and assign to the trustee collateral (in the form of cash or U.S. Treasury issued securities) equal to the replacement value of the swap. The swap counterparty will continue to take actions to satisfy the conditions in clauses (i) or (ii) above. There can be no assurance that the failure to find a replacement swap counterparty or to post any required collateral will not result in a lowering in the rating of the trust certificates.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the trust certificates by an initial investor that will hold the trust certificates as capital assets (generally, property held for investment). This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations, administrative pronouncements of the IRS and judicial decisions, all as currently in effect, and all of which are subject to change, possibly on a retroactive basis, and to different interpretations. This summary does not consider any state, local or non-U.S. tax laws, or any aspect of U.S. federal tax law other than income taxation.

         This summary is intended for general information only, and does not deal with all U.S. federal income tax considerations that may be relevant to investors in trust certificates based upon their particular circumstances, or to investors in trust certificates that may be subject to special rules under U.S. federal income tax law (including, for example, banks and other financial institutions, insurance companies, tax-exempt organizations, partnerships and other pass-through entities, dealers in securities or currencies, traders in securities electing to mark-to-market, persons holding trust certificates as part of a "straddle," a "hedge" or a "conversion transaction," persons subject to the alternative minimum tax, regulated investment companies, real estate investment trusts and U.S. Persons, as defined below, having a functional currency other than the U.S. dollar). Investors in trust certificates should be aware that no legal authority directly addresses the U.S. federal income tax treatment of an investment in the trust certificates, and no ruling has been or will be sought from the IRS in connection with the issuance of trust certifications. Accordingly, there can be no assurance that the IRS will not take positions with respect to the trust certificates that are contrary to the U.S. federal income tax consequences described below, or that a court will not agree with the positions of the IRS in the event of litigation.

         Investors in trust certificates should consult their own tax advisors in order to determine the U.S. federal, state, local and non-U.S. income and other tax consequences of the purchase, ownership and disposition of the trust certificates based upon their particular circumstances.

         As used herein, the term "U.S. Person" means an individual who is a citizen or resident of the United States, a corporation (including a business entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income tax regardless of its source, or a trust if (A) a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or
(B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. Person. If a partnership holds trust certificates, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding trust certificates should consult their own tax advisors.

U.S. Federal Income Tax Status of Trust

         In the opinion of Shearman & Sterling LLP, special U.S. federal tax counsel to the depositor, the trust will be classified under current U.S. federal income tax law as a grantor trust, and not as an association (or publicly traded partnership) taxable as a corporation under the Code. Accordingly, each trust certificateholder generally will be treated for U.S. federal income tax purposes as if the trust certificateholder (i) owned directly a pro rata undivided interest in the underlying securities and swap agreement held by the trust, (ii) wrote directly the call warrant related to such interest in the underlying securities and swap agreement and (iii) paid directly its share of reasonable expenses paid by the trust. Investors in trust certificates should be aware that an opinion of counsel is not binding on the IRS or the courts.

         The remainder of this discussion assumes that the trust will be classified as a grantor trust for U.S. federal income tax purposes.

Income of Trust Certificateholders That Are U.S. Persons

         The following discussion applies to trust certificateholders that are U.S. Persons.

         In General

         In accordance with the classification of the trust as a grantor trust under current U.S. federal income tax law, a trust certificateholder generally will be required to report on its U.S. federal income tax return a pro rata share of all of the income derived by the trust from the underlying securities and the swap agreement. As described further below, the terms of the trust certificates require an initial trust certficateholder to make an election under applicable Treasury regulations to integrate its interest in the underlying securities and its interest in the swap agreement into a "synthetic debt instrument" for U.S. federal income tax purposes (the "integration election"). Secondary market purchasers should consult with their own tax advisors regarding the availability and advisability of an integration election in connection with a purchase of trust certificates. See "Taxation of Trust Assets - Integration Election" below.

         Investors in trust certificates should be aware of a possibility that a call warrant holder might be viewed as owning, in addition to the call warrant, an interest in the underlying securities and the swap agreement. In that event, a trust certificateholder could be treated as owning a "stripped" debt instrument for U.S. federal income tax purposes. Trust certificateholders should consult their own tax advisors regarding the potential application of special U.S. federal income tax rules for stripped debt instruments, including their effect on a trust certificateholder's computation of its tax basis in, and interest income with respect to, the underlying securities.

         Allocations

         A trust certificateholder should be considered to have purchased its interest in the underlying securities for an amount equal to (i) the cost of its trust certificates plus the fair market value of the call warrant deemed written by the trust certficateholder, (ii) multiplied by a fraction, the numerator of which is the fair market value of such underlying securities and the denominator of which is the sum of the fair market value of the underlying securities and the fair market value of the swap agreement (which may be negative, zero or positive), in each case, at the time of purchase. The trust certificateholder's initial tax basis in the underlying securities should equal the purchase price so allocated to the underlying securities. The trust certificateholder also should be deemed to have received payment of an option premium in respect of the call warrant equal to its fair market value. A trust certificateholder's tax basis in its interest in the underlying securities can be greater than the amount that trust certificateholder directly paid for a trust certificate.

         If the fair market value to the trust of the swap agreement is not zero at the time of a trust certificateholder's purchase of a trust certificate, the trust certificateholder should be treated as having received or paid a premium with respect to the swap agreement ("swap premium"). If such fair market value is negative, a swap premium will be treated as paid to such trust certificateholder in an amount equal to the excess of (i) the purchase price allocated to the underlying securities over (ii) the cost of the trust certficate plus the fair market value of the call warrant deemed written by the trust certificateholder. If such fair market value is positive, a swap premium will be treated as paid by such trust certificateholder in an amount equal to the excess of (i) the cost of the trust certficate plus the fair market value of the call warrant deemed written by the trust certificateholder, over (ii) the purchase price allocated to the underlying securities.

         When a trust certificateholder sells an interest in a trust certificate, the trust certificateholder should be considered to have sold its interest in the underlying securities and the swap agreement (or, if an integration election is made, the resulting synthetic debt instrument) for an amount equal to the sales price for its interest in the trust certificate, plus the fair market value, at the time of the sale, of the call warrant that the trust certificateholder is deemed to have written. In allocating the amount realized by the selling trust certificateholder between the underlying securities and the swap agreement, a trust certificateholder should use a method similar to that described above (for purposes of determining the purchase price and tax basis of the underlying securities), but based upon the fair market value of the underlying securities and the fair market value of the swap agreement (which may be positive, negative or zero) at the time of sale. The amount realized by the trust certificateholder with respect to its interest in the underlying securities and the swap agreement can be greater than the amount the trust certificateholder directly receives for its interest in the trust certificate. Any amount allocated to the swap agreement likely would be considered a "termination payment" under applicable Treasury regulations. See "Taxation of Trust Assets - Taxation of Swap Agreement - No Integration Election" below.

         Taxation of Trust Assets

                  Treatment of Underlying Securities as Indebtedness
                  --------------------------------------------------

         Based on the underlying securities prospectus supplement, this discussion assumes that the underlying securities constitute indebtedness for U.S. federal income tax purposes. The underlying securities prospectus supplement did not disclose that there was a risk that the underlying securities would be treated as other than indebtedness for U.S. federal income tax purposes, but no assurances can be given that the IRS will not assert a contrary position. Generally the determination of whether a financial instrument is characterized as indebtedness or as equity under U.S. federal income tax principles is based upon the facts and circumstances applicable at the time of issuance, and takes into account such factors as an unconditional promise to pay a sum certain, a fixed maturity date in the reasonably foreseeable future, an obligation to pay regular interest regardless of the earnings of the issuer, the extent of subordination of the instrument, and the adequacy of the issuer's capital. In the event that the underlying securities are not respected as indebtedness, the U.S. federal income tax consequences to trust certificateholders could be materially different from those described herein. For example, in such event, payments on the trust certificates could be treated as dividends to the extent allocable to the current or accumulated earnings and profits of the underlying securities issuer and any such dividends would be subject to U.S. federal withholding tax if paid to a foreign trust certificateholder (as defined below). Moreover, the integration election would not be available to trust certificateholders with respect to their interests in the underlying securities and the swap agreement. The remainder of this discussion assumes that the underlying securities constitute indebtedness for U.S. federal income tax purposes.

                  Integration Election
                  --------------------

         The U.S. federal income tax treatment of the underlying securities and the swap agreement will depend on whether a valid integration election is made to integrate the underlying securities and the swap agreement into a single synthetic debt instrument in accordance with Treasury regulation section 1.1275-6 (the "Integration Regulations"). In general, under the Integration Regulations, the underlying securities and the swap agreement may be integrated and treated as a single synthetic debt instrument if the combined cash flows are substantially equivalent to the cash flows on a fixed rate debt instrument, or on a variable rate debt instrument that pays interest at a qualified rate or rates, and certain other requirements are satisfied, including the identification of the integrated transaction in the books and records of the trust certificateholder. Assuming a valid integration election is made with respect to the trust certificates, an initial trust certificateholder will not separately account for its ratable interest in the underlying securities and the swap agreement; instead, the underlying securities and the swap agreement will be treated as a single synthetic debt instrument with payments equal to the scheduled payments to be made on the trust certificates held by the initial trust certificateholder (i.e., a combination of the underlying securities and the swap agreement).

         The terms of the trust agreement require an initial trust certificateholder to make the integration election with respect to its interest in the underlying securities and the swap agreement, and the trustee intends to make such an integration election on behalf of initial trust certificateholders. In connection with such integration election, an initial trust certificateholder should retain in its books and records certain information that will be sent along with such trust certificateholder's confirmation of its purchase of the trust certificates. Investors in trust certificates should consult their own tax advisors regarding the U.S. federal income tax consequences to them of making the integration election with respect to the underlying securities and the swap agreement, and the identification requirements imposed by the Integration Regulations.

         In the case of secondary purchasers of trust certificates, the trustee will not make an integration election with respect to their ratable interests in the underlying securities and the swap agreement. For this reason, in order to make such an integration election, a trust certificateholder that acquires trust certificates other than at the time of original issuance would be required to enter and retain as part of its books and records, as of the date of purchase of the trust certificates, (i) the purchase date of the trust certificates, (ii) a description of the trust certificateholder's interest in the underlying securities and the swap agreement and (iii) a summary of the cash flows and accruals resulting from treating the trust certificateholder's interest in the underlying securities and swap agreement as a single synthetic debt instrument. In the absence of a valid integration election, the trust certificateholder will be required to account for the underlying securities and the swap agreement as separate financial instruments for U.S. federal income tax purposes. See "Taxation of Underlying Securities - No Integration Election" and "Taxation of Swap Agreement - No Integration Election" below.

         The synthetic debt instrument created through integration generally will be subject to U.S. federal income tax in the same manner as conventional floating-rate debt instruments, except that all stated interest on the synthetic debt instrument, as well as any excess of the stated principal amount of the synthetic debt instrument over its "issue price" as of the "issue date," will be treated as "original issue discount" for U.S. federal income tax purposes. Under the Integration Regulations, the "issue price" of the synthetic debt instrument is equal to the adjusted issue price of the underlying securities as of the issue date of the synthetic debt instrument, increased by any swap premium deemed paid by the trust certificateholder, and decreased by any swap premium deemed received by the trust certificateholder, in respect of the swap agreement. The "issue date" of the synthetic debt instrument is the date on which the trust certificateholder purchases its trust certificates.

         A trust certificateholder will be required to accrue the original issue discount on the synthetic debt instrument into gross income on a daily basis using a constant yield to maturity determined as of its issue date, regardless of when cash payments attributable to the accrued original issue discount will be made, and regardless of a trust certificateholder's regular method of tax accounting. The timing and manner of accrual of original issue discount on a floating rate debt instrument is governed by special rules set forth in section 1.1275-5 of Treasury regulation section 1.1275-5. In general, under those regulations, (i) original issue discount would be accrued based upon the constant yield of an "equivalent fixed rate debt instrument" having terms that are identical to the synthetic debt instrument but assuming stated interest payments equal to the floating rate in effect on the issue date, and (ii) appropriate adjustments would be made to the amount of accrued original issue discount to reflect differences between the actual amount of interest paid during each accrual period and the interest assumed under the equivalent fixed rate debt instrument.

            A trust certificateholder may have "market discount" or "bond premium" if the issue price of the synthetic debt instrument is greater or less than the trust certificateholder's deemed purchase price for the synethetic debt instrument. See "Taxation of Underlying Securites - No Integration Election" below. In this regard, a trust certificateholder generally should be treated as having purchased the synthetic debt instrument for an amount equal to the allocated purchase price for the underlying securities (determined in the manner described above under "Allocations"), increased by any swap premium treated as paid by the trust certificateholder and decreased by any swap premium deemed received by the trust certificateholder. If the deemed purchase price of the synthetic debt instrument is greater than the issue price, but less than the stated principal amount, of the synthetic debt instrument, then the difference between such deemed purchase price and the issue price would constitute "acquisition premium" that reduces the amount of original issue discount that a trust certificateholder otherwise would accrue over the term of the synthetic debt instrument.

            If the swap agreement is terminated other than in connection with a trust termination event as described above under "Description of the Swap Agreement--Events of Default and Termination Events," a trust certificateholder will be treated as having disposed of the synthetic debt instrument that is represented by the trust certificates for an amount equal to its fair market value. Thereafter, the trust certificateholder generally would be subject to U.S. federal income tax in respect of the underlying securities in the manner described below under "Taxation of Underlying Securities - No Integraton Election." However, appropriate adjustments would be made to reflect any difference between the fair market value and adjusted issue price of the underlying securities as the time of the deemed disposition.

         The source and character of interest income from the synthetic debt instrument generally will be determined by reference to the source and character of income from the underlying securities. Notwithstanding the integration election, income derived from underlying securities and the swap agreement will be treated separately for purposes of determining the U.S. federal income and withholding tax liabilities of trust certificateholders that are not U.S. Persons. See "Foreign Trust Certificateholders" below.

                  Taxation of Underlying Securities - No Integration Election
                  -----------------------------------------------------------

         The following discussion assumes that a valid integration election has not been made under the Integration Regulations to treat the underlying securities and the swap agreement as a single synthetic debt instrument for U.S. federal income tax purposes.

         Stated Interest. A trust certificateholder will be required to report on its U.S. federal income tax return its pro rata share of "qualified stated interest" in respect of the underlying securities, as ordinary interest income, when such interest is received or accrued in accordance with the trust certificateholder's regular method of tax accounting. In general, qualified stated interest is interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually over the entire term of a debt instrument at a single fixed rate or certain variable rates.

         Deferral of Interest. The payment of interest on the underlying securities may be deferred in certain circumstances. At the time of original issuance of the underlying securities, the underlying securities issuer took the position that the possibility of the deferral of interest was remote and, thus, that stated interest on the underlying securities constitutes qualified stated interest. There can be no assurance that the IRS will agree with the position taken by the underlying securities issuer. In the event that there is an actual deferral of interest on the underlying securities, such interest no longer will be treated as qualified stated interest and instead will be treated as original issue discount that a trust certficateholder must accrue into gross income on a constant yield basis, regardless of the trust certificateholder's regular method of tax accounting.

         Market Discount. A trust certificateholder's interest in the underlying securities will be treated as having been purchased at a "market discount" if the stated redemption price at maturity of the underlying securities exceeds the trust certificateholder's initial tax basis in the underlying securities (determined in the manner described above under "Allocations") by more than a de minimis amount (generally, 0.25% of the stated redemption price at maturity multiplied by the number of complete years from the date of purchase to the maturity date). With respect to underlying securities that are treated as purchased at a market discount, the trust certificateholder will be required to treat any principal payments on, or any gain realized upon the disposition or retirement of, the underlying securities as ordinary income to the extent of the market discount that accrued (on a ratable basis unless an election is made to accrue on a constant-yield basis) while the underlying securities are owned by the trust certificateholder, unless the trust certificateholder elects, generally with respect to all market discount bonds held by the trust certificateholder, to include market discount in gross income on a current basis as the market discount accrues. If underlying securities treated as purchased with market discount are transferred in a nontaxable transaction (other than a nonrecognition transaction described in section 1276(d) of the Code), the trust certificateholder will recognize ordinary income in the amount of the accrued market discount on the underlying securities, as if the underlying securities had been sold at their then fair market value. If an election is not made to include market discount in gross income on a current basis, the deduction of a portion of any interest expense on indebtedness incurred or continued to purchase or carry the underlying securities may be deferred until the market discount income is realized.

         Bond Premium. A trust certificateholder's interest in the underlying securities will be treated as having been purchased with "bond premium" to the extent that its initial tax basis in the underlying securities exceeds the sum of all payments to be made on the underlying securities after the date of purchase, other than payments of stated interest. Such trust certificateholder may elect under section 171 of the Code to amortize bond premium on a constant-yield basis over the remaining term of the underlying securities (subject to special rules that may apply for early puts or calls), in which case the amount of amortized bond premium allocable to any tax year will reduce the interest income reportable by the trust certificateholder in respect of the underlying securities. If the trust certificateholder does not so elect, the bond premium will decrease the gain or increase the loss otherwise recognized by the trust certificateholder upon a disposition of the underlying securities. In general, the election to amortize bond premium on a constant-yield basis, once made, applies to all taxable debt obligations held or subsequently acquired by the trust certificateholder on or after the first day of the first tax year to which the election applies, and such election may not be revoked without the consent of the IRS.

         Sale of Underlying Securities. Upon the sale or retirement of the underlying securities, a trust certificateholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount that the trust certificateholder is deemed to receive in exchange for its ratable interest in the underlying securities (other than amounts attributable to accrued but unpaid qualified stated interest, which will be taxable as such), and the trust certificateholder's adjusted tax basis in the underlying securities. A trust certificateholder's adjusted tax basis in the underlying securities will equal its initial tax basis of the underlying securities (determined in the manner described above under "Allocations"), increased by any market discount or original issue discount that the trust certificateholder previously has included in gross income with respect to the underlying securities and reduced by any bond premium that the trust certificateholder has amortized with respect to the underlying securities and the trust certificateholder's share of any prior principal payments made on the underlying securities. Except to the extent attributable to accrued but unpaid qualified stated interest, or accrued market discount that has not previously been included in gross income (and subject to the discussion under "Application of Straddle Rules" below), any gain or loss recognized by the trust certificateholder in respect of the sale or retirement of the underlying securities will be capital gain or loss. Depending on the circumstances, a modification of the terms of the underlying securities could be a taxable event to trust certificateholders on which gain or loss would be recognized for U.S. federal income tax purposes.

                  Taxation of Swap Agreement - No Integration Election
                  ----------------------------------------------------

         The following discussion assumes that a valid integration election has not been made under the Integration Regulations to treat the underlying securities and the swap agreement as a single synthetic debt instrument for U.S. federal income tax purposes.

         Notional Principal Contract. The trustee and the swap counterparty will treat the swap agreement as a "notional principal contract" for U.S. federal income tax purposes. Under Treasury regulations addressing the timing of income and deductions with respect to notional principal contracts, income or deductions with respect to an interest rate swap transaction may be attributable to periodic payments, nonperiodic payments (including any swap premium) or termination payments, as discussed below.

         Periodic Payments. Payments made or received under a notional principal contract are "periodic payments" to the extent that such payments are (i) payable at intervals of one year or less during the entire term of the contract (including any extension periods), (ii) based on a specified index (appropriately adjusted for the length of the interval), and (iii) based on a single notional principal amount or a notional principal amount that varies over the term of the contract in the same proportion as the notional principal amount that measures the other party's payments. However, payments to buy or sell an interest rate cap or floor are never periodic payments. In general, a trust certificateholder must account for periodic payments under the accrual method of tax accounting.

         Nonperiodic Payments. Payments made or received under a notional principal contract are "nonperiodic payments" if such payments do not constitute periodic payments or termination payments. Accordingly, any swap premium that is deemed paid or received by a trust certificateholder (see discussion under "Allocations" above) in respect of the swap agreement would constitute a nonperiodic payment. Nonperiodic payments generally must be recognized over the term of the notional principal contract in a manner that reflects the economic substance of the contract. In this regard, the Treasury regulations permit use of a "level payment" method in most situations. Under such method, nonperiodic payments are allocated as if they represented principal payments on a level payment loan that extends over the term of the notional principal contract, and that bears interest at a rate equal to the rate (or rates) used by the parties to determine the nonperiodic payments (or if such rate is not readily ascertainable, a rate that is reasonable under the circumstances). The amount of any nonperiodic payment that is amortized in any taxable year will be treated in the same manner as a periodic payment that accrues during such year. A notional principal contract that provides for a "significant" nonperiodic payment can be treated in part as a loan.

         Netting of Payments. In general, the periodic payments and nonperiodic payments attributed to any tax year would be netted, and the net amount should be ordinary income or ordinary deductions, respectively, for such year. However, for certain trust certificateholders (including individuals), such deductions generally would be subject to the 2% floor applicable to miscellaneous itemized deductions under section 63 of the Code. Although not certain, income or loss attributable to changes in the value of property may be treated as gains or losses from the termination of a right or obligation with respect to such property, and accordingly may be treated as capital gains or losses under section 1234A of the Code (subject to the discussion under "Application of the Straddle Rules" below).

         Termination Payments. "Termination payments" are payments made or received under a notional principal contract to extinguish or assign all or a proportionate part of the remaining rights and obligations of any party under such notional principal contract. A termination payment will be recognized in the taxable year in which the notional principal contract is extinguished, assigned or exchanged, in addition to any other payments (or proportion of such payments in the event of a proportionate extinguishment, assignment or exchange) that have been made or received pursuant to the notional principal contract but that have not been previously recognized. In addition, special rules will apply to termination payments pursuant to an assignment. In the event of a termination of the swap agreement, any swap breakage amount should be considered a termination payment. Any gain or loss recognized upon such a termination generally will be treated as capital gain or loss (subject to the discussion under "Application of the Straddle Rules" below).

         Dispositions of Trust Certificates

            Upon the sale or other taxable disposition of trust certificates (including upon exercise of a call warrant), a trust certificateholder that made a valid integration election in connection with its original acquisition of the trust certificates will be treated as recognizing gain or loss in respect of the synthetic debt instrument resulting from such integration election, and a trust certificateholder that has not made such an integration election will be treated as recognizing gain or loss in respect of its separate ratable interests in the underlying securities and the swap agreement. Gain or loss in respect of the synthetic debt instrument or the underlying securities generally will determined in the manner set forth above under "Taxation of Trust Assets - Taxation of Underlying Securities - No Integration Election"). In the case of a trust certificateholder that did not make a valid integration election in connection with its original acquisition of trust certificates, the total purchase price received upon the sale or other taxable disposition of the trust certificates would be allocated between the underlying securities and the swap agreement in the manner described above under "Allocations." Any amount so allocated to the swap agreement likely would be considered a "termination payment" under applicable Treasury regulations. See "Taxation of Trust Assets - Taxation of Swap Agreement - No Integration Election" above.

         Taxation of Call Warrants

         A trust certificateholder will not be required to immediately include in gross income the option premium that is deemed to be received in exchange for writing the call warrant; instead, such premium will be taken into account when the call warrant related to the trust certificate lapses, is exercised or is otherwise terminated with respect to such trust certificateholder. A trust certificateholder will include the option premium in gross income as short-term capital gain if the call warrant lapses. If the call warrant is exercised, the trust certificateholder will treat the option premium as part of the amount realized from the sale of the trust certificates. If the trust certificateholder transfers its interest in a trust certificate (other than pursuant to the exercise of the call warrant), such transfer will be treated as a "closing transaction" with respect to the call warrant, and the trust certificateholder will recognize a short-term capital gain or loss equal to the difference between the amount of the option premium deemed received for writing the call warrant, and the fair market value of the call warrant at the time of the transfer of the trust certificate (such fair market value representing the amount that the trust certificateholder is deemed to pay to be relieved from its obligation under the call warrant).

         If a trust certificateholder were to acquire an interest in a corresponding amount of call warrants, the call warrant would be proportionately extinguished and such trust certificateholder would be treated as holding solely its proportionate interest in the assets of the trust. An extinguishment of the call warrant would be a taxable event. Accordingly, the trust certificateholder would have to recognize gain or loss on such extinguishment equal to the difference between the option premium received at the time the trust certificateholder purchased its trust certificate and the amount paid for the call warrants. Such gain or loss would constitute short-term capital gain or loss.

         With respect to the exercise of a call warrant, the trustee intends to report assuming that that call warrant is exercised only against the particular trust certificates that are selected by lot to be tendered to the trustee. No assurance can be provided, however, that the IRS will not assert an alternative treatment of the exercise of a call warrant. For example, the IRS may argue that the exercise of a call warrant is a pro rata call on each trust certificateholder's interest in the assets of the trust. In that event, all trust certificateholders would be required to recognize gain or loss computed in the same manner as if the trust certificateholders had sold a pro rata portion of their trust certificates pursuant to the exercise of a call warrant. The non-tendering trust certificateholders then would be treated as having used the cash deemed received on the exercised call warrant to purchase trust certificates from the trust certificateholder whose trust certificates actually were tendered to the trustee. Investors in trust certificates are advised to consult their tax advisors regarding this potential recharacterization of the exercise of a call warrant.

         Application of the Straddle Rules

         A trust certificateholder's pro rata interest in the assets of the trust and the related call warrant likely would constitute positions in a straddle. Under the straddle rules, gain or loss arising from the sale, maturity or other disposition of the trust certificates (or a trust certificateholder's pro rata interest in the assets of the trust) would be short-term gain or loss, regardless of the period of time that the trust certificates have been held, because the trust certificateholder's holding period would be tolled. (As discussed above, the trust certificateholder's gain or loss with respect to the option premium deemed to be received in respect of the call warrant always would be short-term gain or loss under the U.S. federal income tax rules applicable to options) In addition, the straddle rules require a trust certificateholder to capitalize, rather than deduct, a portion of any interest and carrying charges allocable to its trust certificates. Further, if the IRS were to take the position that a trust certificateholder's pro rata interest in the assets of the trust and the related call warrant constituted a "conversion transaction" under section 1258 of the Code, as well as a straddle, then a portion of any gain with respect to the trust certificates or the call warrant might be characterized as ordinary income. A trust certificateholder may be able to avoid the application of these rules by making an election under the Integration Regulations to integrate the call warrant, the underlying securities and the swap agreement. Trust certificateholders are advised to consult their tax advisors regarding these matters, including the availability and advisability of an election under the Integration Regulation to integrate the call warrant with the underlying securities and the swap agreement, and a protective netting identification under Treasury regulation section 1.1258-1.

         Deductibility of Trust's Fees and Expenses

         In computing its U.S. federal income tax liability, a trust certificateholder will be entitled to deduct, consistent with its method of tax accounting, its share of reasonable administrative fees, trustee fees and other fees and expenses paid or incurred by the trust as provided in Section 162 or 212 of the Code. If a trust certificateholder is an individual, estate or trust, the deduction for such fees and expenses generally will be considered a miscellaneous itemized deduction that may be disallowed in whole or in part.

Foreign Trust Certificateholders

         The following discussion applies to trust certificateholders that are neither U.S. Persons nor partnerships or other pass-through entities ("foreign trust certificateholders").

         Payments on the Trust Certificates

         Interest paid to a foreign trust certificateholder in respect of the underlying securities generally will not be subject to the 30% U.S. federal withholding tax on interest paid from U.S. sources, provided that (i) the foreign trust certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the underlying securities issuer entitled to vote, (ii) the foreign trust certificateholder is not a controlled foreign corporation for U.S. federal income tax purposes that is directly or indirectly related to the underlying securities issuer through stock ownership, (iii) the foreign trust certificateholder is not a bank described in Section 881(c)(3)(A) of the Code,
(iv) income from the trust certificates is not effectively connected with a trade or business conducted by the foreign certificateholder in the United States and (v) either (A) the beneficial owner of the trust certificates certifies to the applicable payor or its agent, under penalties of perjury, that it is not a U.S. Person and provides its name and address on IRS Form W-8BEN (or a suitable substitute form) or (B) a securities clearing organization, bank or other financial institution, that holds customers securities in the ordinary course of its trade or business (a "financial institution") and holds the trust certificates, certifies under penalties of perjury that such an IRS Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner by it, or by a financial institution between it and the beneficial owner, and furnishes the payor with a copy thereof. Otherwise, the 30% U.S. federal withholding tax may apply to interest received by a foreign trust certificateholder unless an applicable income tax treaty reduces or eliminates such tax. Periodic payments received by a foreign trust certificateholder in respect of the swap agreement generally will not be subject to U.S. federal income or withholding tax unless income from the trust certificates is effectively connected with a U.S. trade or business conducted by the foreign trust certificateholder.

         If income from the trust certificates is effectively connected with a trade or business conducted by a foreign trust certificateholder in the United States, then payments of interest in respect of the underlying securities will not be subject to U.S. federal withholding tax if the foreign trust certificateholder delivers an IRS Form W-8ECI (or a suitable substitute form) to the payor. Such foreign trust certificateholder, however, will be subject to U.S. federal income tax with respect to income derived from the trust certificates at regular rates in the same manner as a U.S. Person, unless an applicable income tax treaty reduces or eliminates such tax. In addition, if such foreign trust certificateholder is a corporation, a branch profits tax may apply to its U.S. effectively connected income, subject to certain adjustments, at a 30% rate (or, if applicable, a lower treaty rate).

         Dispositions of Trust Certificates or Trust Assets

         A foreign trust certificateholder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or other disposition of a trust certificate, the sale or the retirement of the underlying securities or the termination of the swap agreement unless:

           o the foreign trust certificateholder is an individual present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement, termination or other disposition and either (A) has a "tax home" in the United States and certain other requirements are met, or (B) the gain is attributable to an office or other fixed place of business in the United States;

           o in the case of an amount which is attributable to accrued interest, the foreign trust certificateholder does not meet the conditions for exemption from the 30% U.S. federal withholding tax, as described above; or

           o the gain is effectively connected with the foreign trust certificateholder's conduct of a trade or business in the United States.

Backup Withholding and Information Reporting

         Information returns will be filed with the IRS in connection with payments on the trust certificates and the proceeds from a sale or other disposition of the trust certificates. If you own trust certificates and are a U.S. Person, you may be subject to backup withholding tax on these payments (currently at a 28% rate) unless you are exempt recipient (such as a corporation), or you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a foreign trust certificateholder, you may have to comply with certification procedures in order to establish that you are not a U.S. Person and avoid information reporting and backup withholding tax requirements. The certification on IRS Form W-8BEN described above, which is required to claim exemption from 30% U.S. federal withholding on interest payments, will satisfy the certification requirements necessary to avoid the backup withholding tax.

         The amount of any backup withholding imposed on a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets (as defined below) by reason of a plan's investment in the entity (each, a "Plan").

         In accordance with ERISA's general fiduciary standards, before investing in a trust certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in trust certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

         An investment in trust certificates by a Plan might result in the assets of the trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "Plan Assets." Under Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), "Plan Assets" may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a trust certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the trust unless (1) such trust certificate is a "publicly offered security" or (2) equity participation by "benefit plan investors" is not "significant."

         Under the Regulation, a publicly offered security is a security that is
(1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         Participation by benefit plan investors in the trust certificates would not be significant if immediately after the most recent acquisition of a trust certificate, whether or not from the depositor or Merrill Lynch & Co., less than 25% of the value of the trust certificates were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

         Although either or both the exceptions described above (relating to publicly offered securities and participation by benefit plan investors that is not significant) may apply to a Plan's investment in trust certificates, no assurance can be provided that such will be the case. However, if the trust certificates were deemed to be Plan Assets, certain prohibited transaction exemptions nevertheless could apply to the acquisition and holding of the trust certificates.

         By acquiring and holding a trust certificate, a Plan shall be deemed to have represented and warranted to the depositor, the trustee and the underwriter that such acquisition and holding of a trust certificate, including the activities of the trust, does not involve a non-exempt prohibited transaction with respect to such Plan.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated as of February 9, 1998, as amended and supplemented by the terms agreement, dated as of the date set forth in this prospectus supplement, the depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase, all of the trust certificates. The underwriter proposes to offer the trust certificates directly to the public at the offering price set forth on the cover page of this prospectus supplement or to dealers at that offering price less a concession not in excess of $___ per trust certificate. The underwriters may allow, and the dealers may reallow, a discount not in excess of $___ per trust certificate to other dealers. After the initial offering, the public offering price, concession and discount may be changed.

         In connection with the offering, the underwriter is permitted to engage in transactions that stabilize the market price of the trust certificates. Such transactions consist of bids or purchases to peg, fix or maintain the price of the trust certificates. If the underwriter creates a short position in the trust certificates, i.e., if it sells more trust certificates than are on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing trust certificates in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the trust certificates. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

         The underwriter may from time to time provide investment banking and other financial services to the underlying securities issuer and expects in the future to provide these services, for which it will receive customary fees and commissions.

         If the size of the trust is increased, the underwriter may participate in offerings of additional trust certificates, as contemplated on the cover of this prospectus supplement. Additional trust certificates may be sold for cash or delivered to cover short positions as more fully described in the "Underwriting" section on page 61 of the accompanying prospectus.

         The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

                       VALIDITY OF THE TRUST CERTIFICATES

         Shearman & Sterling LLP, New York, New York, will pass upon the validity of the trust certificates for the depositor and for the underwriter.

                                     RATINGS

         It is a condition to the issuance of the trust certificates that the trust certificates have ratings assigned by Moody's or by S&P, equivalent to the ratings of the underlying securities, which, as of the date of this prospectus supplement, were rated "_____" by S&P. The certificates will not be rated by Moody's.

         S&P's rating of the trust certificates addresses the likelihood of timely payment of interest on the trust certificates or any underlying securities distributed in respect of the trust certificates. The ratings address the likelihood of the payment by the issuer as required under the trust agreement, and are based primarily on the credit quality of the underlying securities. The rating on the trust certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the underlying securities, and the corresponding effect on yield to investors.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. You should evaluate each security rating independently of similar ratings on different securities.

         The depositor has not requested a rating on the trust certificates by any rating agency other than S&P. However, the depositor cannot assure you as to whether any other rating agency will rate the trust certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the trust certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the trust certificates by S&P.

PROSPECTUS

                 PREFERREDPLUS AND INDEXPLUS TRUST CERTIFICATES
                              (ISSUABLE IN SERIES)

                          Merrill Lynch Depositor, Inc.
                                    Depositor

                                   The Trust:

     o will periodically issue trust certificates in one or more series with one or more classes through this prospectus and by supplements to this prospectus; and

     o will own underlying securities or a pool of underlying securities that:

               - may include debt securities issued by the U.S. government, senior or subordinated publicly traded debt obligations of one or more corporations or general or limited partnerships, asset-backed securities of one or more trusts or other special purpose legal entities or preferred securities of trusts organized by such issuers to issue trust-originated preferred securities; and
               - except for U.S. government securities, will be purchased in the secondary market and will not be acquired directly from the issuer of the underlying securities.

                             The Trust Certificates:

     o will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the prospectus supplement accompanying this prospectus;

     o will be denominated, sold and payable in U.S. dollars or one or more foreign or composite currencies;

     o at the time of their issuance, will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies; and

     o unless otherwise specified in the prospectus supplement, will represent in the aggregate the beneficial ownership interest in an aggregate amount of principal of and premium, if any, and interest on underlying securities, together with other assets, if any, described in this prospectus and the prospectus supplement.

                             The Certificateholders:

     o will be entitled to receive principal, premium, if any, and distributions from the assets deposited with the trust as specified in the applicable prospectus supplement; and

     o may have the benefit of any credit support specified in the applicable prospectus supplement for that series of trust certificates.

     Investing in trust certificates involves certain risks that are described in the "Risk Factors" section beginning on page 6 of this prospectus.
                               ------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               ------------------

     The trust certificates may be offered and sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under "Underwriting" and in the applicable prospectus supplement. This prospectus may not be used to consummate sales of trust certificates offered hereby unless accompanied by a prospectus supplement.

                               -------------------
                               Merrill Lynch & Co.
                               -------------------
                   The date of this prospectus is October 24, 2002.

                               TABLE OF CONTENTS

Summary Information Q&A........................................................3
Risk Factors...................................................................6
Incorporation of Certain Documents by
   Reference..................................................................13
Reports to Certificateholders.................................................15
The Depositor.................................................................16
Use of Proceeds...............................................................16
Establishment of the Trust....................................................17
Maturity and Yield Considerations.............................................18
Description of the Trust Certificates.........................................19
Description of the Trust Agreement............................................32
Description of Underlying Securities and
  Other Assets Deposited in the Trust.........................................44
Currency Risks................................................................53
Federal Income Tax Consequences...............................................53
ERISA Considerations..........................................................58
Underwriting..................................................................61
Legal Matters.................................................................62


     You should rely only on the information contained or incorporated in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the trust certificates in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the related prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Material information may have changed since those dates.

                             SUMMARY INFORMATION Q&A

     The following summary does not purport to be complete. You should read it together with the information contained in other parts of this prospectus and in the prospectus supplement related to your trust certificates. This summary highlights selected information from this prospectus to help you understand the trust certificates. You should carefully read this prospectus and the prospectus supplement related to your trust certificates to fully understand the terms of the trust certificates, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust certificates. You should pay special attention to the "Risk Factors" section beginning on page 8 of this prospectus to determine whether an investment in the trust certificates is appropriate for you.

What Securities Are Being Offered?

     Through this prospectus and a related prospectus supplement, the applicable trust is offering public trust certificates periodically in one or more series and in one or more classes within each series. The trust certificates may be described as PREFERREDPLUS or INDEXPLUS trust certificates, or by such other name as the depositor may from time to time describe in a related prospectus supplement. The trust certificates will be denominated in U.S. dollars or in one or more foreign or composite currencies. Trust certificates for each series will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the related prospectus supplement. For a description of the kinds of terms that the applicable prospectus supplement will set forth, see "Description of the Trust Certificates--General."

What Are the Underlying Securities and What Will They Represent?

     Each series of trust certificates will represent in the aggregate the entire beneficial ownership interest in underlying securities or a pool of underlying securities that may include:

     o    debt securities issued by the U.S. government,

     o senior or subordinated publicly traded debt obligations of one or more corporations or general or limited partnerships,

     o asset-backed securities of one or more trusts or other special purpose legal entities, or

     o preferred securities of trusts organized by one or more corporations or general or limited partnerships to issue trust-originated preferred securities.

     As a condition to the deposit into a trust of underlying securities, the issuer of any underlying securities, other than U.S. government securities, that constitute 10% or more of the total underlying securities of a particular series of trust certificates must, as of the date of the issuance of the series of trust certificates, be subject to the periodic reporting requirements of the Exchange Act. The underlying securities issuer will, pursuant to the Exchange Act, file reports and other information with the SEC. Except for U.S. government securities, the underlying securities will be purchased in the secondary market and not directly from the issuer. The underlying securities issuer will neither participate in the offering of the trust certificates nor receive any of the proceeds from the sale of the underlying securities to the depositor or from the issuance of the trust certificates. For more detailed information on the underlying securities, see "Description of Underlying Securities and Other Assets Deposited in the Trust--General" in this prospectus.

What Other Assets May Be Deposited in the Trust?

     Certain other assets may be deposited in the trust for a series of certificates. These other assets may include:


     o cash;                               o  floors;
     o cash equivalents;                   o  collars and options;

     o guarantees;                         o  forward contracts;
     o letters of credit;                  o  structured securities; and
     o financial insurance;                o  other instruments and transactions
     o interest rate, currency,               that credit, enhance, hedge or
       equity, commodity and                  otherwise provide support to the
       credit-linked swaps;                   underlying securities to ensure
     o caps;                                  the servicing or timely
                                              distribution of payments to
                                              holders of the trust certificates.

     The assets deposited in each trust will be described in the applicable prospectus supplement. For a more detailed description, see "Description of Underlying Securities and Other Assets Deposited in the Trust" in this prospectus.

What Credit Support Will Be Available to My Series of Trust Certificates?

     If specified in the applicable prospectus supplement, the trust for a series of trust certificates may also include, or the certificateholders of the series may have the benefit of any combination of:

      o letters of credit;          o  other types of rights or assets intended
      o limited guarantees;            to support or ensure the timely or
      o surety bonds;                  ultimate distribution of amounts due in
      o swap agreements;               respect of a series of trust certificates
      o swap guarantees; and           or a class within the series.

For a more detailed description of potential credit support, see "Description of the Deposited Assets--Credit Support" in this prospectus.

Who Is Merrill Lynch Depositor, Inc.?

     Merrill Lynch Depositor, Inc., or the "depositor," is a Delaware corporation and an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Merrill Lynch. The depositor will deposit the underlying securities into the trust for each particular series of certificates. The depositor has its principal office c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281. The certificate of incorporation of the depositor provides that the depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell trust certificates.

How Will the Trust Work?

     The depositor will assign and deliver the underlying securities, together with any other assets, for each series of trust certificates to the trustee named in the applicable prospectus supplement. The deposit of these underlying securities and any other deposited assets will be for the benefit of the trustee and you, the certificateholders of the series. The trustee will administer the underlying securities and other deposited assets pursuant to the trust agreement and the applicable series supplement to the trust agreement and will receive a fee for those services. For more detailed information about the trust, see "Description of the Trust Agreement--Assignment of Deposited Assets" in this prospectus.

How Will the Trust Be Treated for U.S. Federal Income Tax Purposes?

     The method of creating and selling each series of trust certificates and administering the underlying securities will allow each trust to qualify as a grantor trust under the Internal Revenue Code of 1986, as amended. You will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus of the underlying securities deposited in the related grantor trust. For a more detailed explanation of the federal tax laws and their effect on you, see "Federal Income Tax Consequences" in this prospectus.

What Types of Employee Benefit or Other Plans May Purchase the Trust
Certificates?

     An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, an individual retirement account or an entity whose underlying assets include plan assets by reason of a plan's investment in the entity may purchase trust certificates, provided that either:

     o the structure of the offering is such that participation by "benefit plan investors" is not "significant" or that there are at least 100 independent purchasers of the class of trust certificates being offered; or

     o the plan can represent that its purchase of trust certificates would not be prohibited under ERISA or the Internal Revenue Code.

For more information regarding benefit plans and the applicable law, see "ERISA Considerations" in this prospectus.

Will the Trust Certificates Be Rated?

     One or more nationally recognized rating agencies will rate the trust certificates of each series, or class of that series, at the time of issuance, in one of the investment grade categories. Any rating issued with respect to a trust certificate is not a recommendation to buy, sell or hold a certificate. We cannot assure you that any rating will remain the same for any given period of time or that any rating agency will not revise or withdraw its rating. For more information see "Risk Factors--If a rating agency lowers its rating of the trust certificates, the market price of your certificates and your investment may suffer" in this prospectus.

Will the Trust Certificates Be Listed on a Stock Exchange?

     We may apply to list some of the series of trust certificates on the New York Stock Exchange, another national securities exchange or the Nasdaq National Market.

In What Form Will the Trust Certificates Be Issued?

     Unless otherwise specified in the applicable prospectus supplement, one or more global securities registered in the name of Cede as nominee of The Depository Trust Company, or DTC, will initially represent each series of trust certificates. Book entries of participating members of DTC will represent the interests of beneficial owners of trust certificates. Individual definitive trust certificates will be available only under the limited circumstances described under the heading "Description of the Trust Certificates--Global Securities" in this prospectus.

                                  RISK FACTORS

     Your investment in the trust certificates will involve some risks. You should carefully consider the following discussion of risks and the other information included or incorporated by reference in this prospectus or in the prospectus supplement before deciding whether an investment in the trust certificates is suitable for you.

An inactive public market may limit your ability to sell your trust certificates.

     We cannot assure you that an active public market for the trust certificates will develop or, if a public market develops, that you will be able to sell your trust certificates. Merrill Lynch has advised the depositor that it intends to make a market in any trust certificates issued, as permitted by applicable laws and regulations, but it is not obligated to make a market in any series of trust certificates. At its sole discretion, Merrill Lynch may discontinue its market-making activities at any time without notice. If an active public market for your trust certificates does not develop or continue, the market prices and liquidity of your trust certificates may suffer.

Because the trust certificates will not represent a recourse obligation of the depositor, your recourse will be limited.

     The trust certificates will not represent a recourse obligation of or interest in the depositor, any administrative agent, Merrill Lynch, the underlying securities issuer or any of their respective affiliates other than the trust. None of the depositor, Merrill Lynch or any of their respective affiliates will insure or guarantee the trust certificates. Any obligation of the depositor with respect to the trust certificates of any series will only be pursuant to some limited representations and warranties with respect to the underlying securities or any other assets deposited in the trust. Recourse with respect to the satisfaction of these obligations will be limited to any recourse for a breach of a corresponding representation or warranty that the depositor may have against the seller of the underlying security or the other assets deposited in the trust, as described in this prospectus or the related prospectus supplement. The depositor does not have, and is not expected in the future to have, any assets with which to satisfy any claims arising from a breach of any representation or warranty.

Your receipt of principal, premium, if any, and distributions will depend entirely on the performance of the underlying securities and any other assets deposited in the trust for a particular series of trust certificates.

     The trust for a particular series of trust certificates will have no significant assets other than the underlying securities and any other assets deposited in the trust. Accordingly, your receipt of distributions in respect of the trust certificates will depend entirely on the performance of the trust and on the trust's receipt of payments on the underlying securities and any other assets deposited in the trust.

If the underlying securities issuer redeems the underlying securities before their maturity date, or if your trust certificates are subject to call or redemption rights of third parties, you may not be able to hold your investment to maturity.

     Several factors may affect the timing of distributions on your trust certificates and reduce your ability to realize a comparable yield upon reinvestment of funds. If the underlying securities issuer exercises any right of redemption in respect to the underlying securities deposited in the trust, it may affect the yield you will receive on your trust certificates. Provisions in an underlying securities indenture for optional or mandatory redemption or repayment before stated maturity, if exercised, will reduce the weighted average life of the underlying securities and the related series of trust certificates. Tax, accounting, economic and other factors will influence whether an underlying securities issuer exercises any right of redemption in respect of underlying securities. We cannot assure you that any underlying security redeemable at the option of the underlying security issuer will remain outstanding until its stated maturity. All else remaining equal, if prevailing interest rates are below the interest rates on the related underlying securities, we expect the likelihood of the exercise of any optional redemption right to increase. Upon a redemption of the underlying securities, the trust will redeem any trust certificates that are not called prior to redemption by any parties that may hold call rights on the trust certificates. Prevailing interest rates at the time of an early redemption may be lower than the yield on your trust certificates; therefore, you may be unable to realize a comparable yield upon reinvestment of your funds from an early redemption.

     The applicable prospectus supplement will discuss any calls, puts or other redemption options, and some other terms applicable to the underlying securities and any other assets deposited in the related trust. For further discussion on factors that may affect your distributions, see "Description of Underlying Securities and Other Assets Deposited in the Trust--Underlying Securities Indenture" in this prospectus.

If an underlying securities issuer becomes subject to a bankruptcy or similar insolvency proceeding, the timing and amount of payments with respect to the principal of, premium on, if any, and any distributions you receive may be materially and adversely affected.

     Several factors, including the underlying securities issuer's operating and financial condition, capital structure and other economic, geographic, legal and social factors, can influence the performance of an underlying securities issuer. Any of these factors may negatively affect the underlying securities issuer's ability to satisfy its obligations with respect to the underlying securities related to your trust certificates.

Because some series of trust certificates may be subject to call or redemption rights of third parties, we cannot assure you that you will be able to hold your investment to maturity.

     Merrill Lynch, the depositor or others, as specified in the prospectus supplement, may hold the right to purchase from the certificateholders all or some of the trust certificates of a given series or class. For further information regarding rights of third parties, see "Description of the Trust Certificates--Call Right."

     We cannot assure you that you will be able to hold to maturity an investment in trust certificates subject to call rights. In particular, upon the exercise of a call right, the investment represented by the trust certificates will have a shorter maturity than if that right were not exercised. The likelihood that a call right will be exercised increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the dates or periods when the series of trust certificates may be issued. Any reduction in interest rates would increase the value of the underlying securities and make the exercise of a call right more likely. However, a reduction in interest rates may also result in a reinvestment risk to certificateholders. If a reduction of interest rates occurs and a call right is exercised then the interest rates at which a certificateholder can reinvest the proceeds received from the exercise of that call right may be lower than the return that the certificateholders would have earned over the remaining life of the trust certificates if a call right were not exercised.

Some terms of the underlying securities and other assets deposited in the trust may affect your effective yield.

     Two factors may affect the effective yield to holders of the trust certificates of a series, namely:

     o    the terms of any assets deposited with the underlying securities, and

     o the manner and priorities of allocations of collections with respect to deposited assets between classes of a given series.

The applicable prospectus supplement will discuss any calls, puts or other redemption options and other terms applicable to the underlying securities and any other deposited assets. For detailed information on factors that may affect your effective yield, see "Description of Underlying Securities and Other Assets Deposited in the Trust--Underlying Securities Indenture" in this prospectus.

You may incur additional currency, exchange rate and exchange control risks if the trust certificates are not denominated in U.S. dollars.

     An investment in trust certificates that are denominated in a currency other than U.S. dollars may entail significant risks that are not associated with similar investments in U.S. dollar-denominated securities. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the trust certificates' currency and the possibility of the imposition or modification of foreign exchange controls with respect to the foreign currency that could restrict or prohibit distributions of principal, premium or interest in the specified currency. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies.

     This prospectus does not describe all the risks of an investment in trust certificates denominated in currencies other than the U.S. dollar. You should consult your own financial and legal advisors as to the risks entailed by an investment in trust certificates denominated in a currency other than U.S. dollars. Such trust certificates are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions. For more information, see "Currency Risks" in this prospectus.

Your investment may be subject to risks associated with the trust's use of derivative instruments.

     A trust may include various derivative instruments, including those listed under the heading "Description of Certain Derivative Instruments" below. The relevant prospectus supplement will describe the fluctuations in securities, currency and commodity rates, prices, yields and returns that may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a trust.

     In addition, derivatives may cover only some risks. The financial condition of the counterparties to the derivatives or, in some instances, the related guarantor, may affect the continuation of payments on derivatives. We cannot assure you that counterparties to the derivatives will be able to perform their obligations. Failure by a counterparty or the related guarantor to make required payments may result in the delay or failure to make payments on the related securities and risks. The related prospectus supplement will identify the material terms and risks of any relevant derivatives. The related prospectus supplement also will identify the material terms, the material risks and the counterparty for any derivative instrument in a trust.

If public information concerning underlying securities issuers ceases to be available, your ability to make an informed decision to purchase or sell certificates may suffer.

     You should obtain and evaluate the same information concerning each underlying securities issuer related to your trust certificates as you would obtain and evaluate if you were investing directly in the underlying securities or in other securities issued by the underlying securities issuer. You should not construe the trust's issuance of the trust certificates as the depositor's or trustee's endorsement of the financial condition or business prospects of the underlying securities issuer. The publicly available information concerning an underlying securities issuer is important in considering whether you should invest in or sell trust certificates. If that information ceases to be available, your ability to make an informed decision to purchase or sell trust certificates could suffer.

     The depositor undertakes to provide information about the material terms of the underlying securities in the applicable prospectus supplement. It also undertakes to provide, in certain circumstances, financial and other information regarding the underlying securities issuer. For more information see "Underlying Securities Issuer" in this prospectus. In circumstances where the depositor is not required to provide financial and other information regarding the underlying securities issuer, none of the depositor, the trustee, the securities intermediary, Merrill Lynch or any of their respective affiliates

     o assumes any responsibility for the continued availability, accuracy or completeness of any information concerning any underlying securities issuer, or

     o has investigated the financial condition or creditworthiness of any underlying securities issuer, whether or not that information is filed with the SEC or otherwise would be considered in making a decision to purchase trust certificates.

The above does not apply to any information concerning any underlying securities issuer that is expressly set forth in this prospectus, an applicable prospectus supplement or periodic reports of a trust or the depositor.

     The depositor's obligation to provide information to you regarding an underlying securities issuer and the underlying securities ceases upon the sale, distribution or repayment of the underlying securities. If an issuer of concentrated underlying securities, other than U.S. government securities, constituting 10% or more of the total underlying securities for a particular series of trust certificates ceases to file periodic reports under the Exchange Act, then either:

     o the trustee will sell all of the concentrated underlying securities and distribute the proceeds from the sale to you in accordance with the allocation ratio described in the trust agreement and the related series supplement (that sale will result in a loss to you if the sale price is less than the purchase price for the concentrated underlying securities);

     o the trustee will distribute those concentrated underlying securities in kind to you according to the allocation ratio; or

     o The depositor will provide you with the financial and other information that the SEC requires.

     The related prospectus supplement will describe the choice of remedies for a given series. Neither the trustee, the securities intermediary, the depositor nor you will have discretion in this respect.

If a rating agency lowers its rating of the trust certificates, the value of the certificates and your investment may suffer.

     One or more nationally recognized rating agencies will rate the trust certificates of each series, or class of that series, at the time of issuance, in one of the investment grade categories. These rating agencies will be solely responsible for selecting the criteria for rating the trust certificates. They may rate a series or class of trust certificates on the basis of several factors, including:

     o    the underlying securities and any other assets deposited in the trust;

     o    any credit support available for the trust certificates; and

     o the relative priorities of the certificateholders of that series or class to receive collections from the trust and to assert claims against the trust with respect to the underlying securities, any other assets deposited in the trust and any credit support.

     Any rating that a rating agency issues with respect to the trust certificates is not a recommendation to buy, sell or hold a security. The ratings do not comment on the market price of the trust certificates or their suitability for a particular investor. We cannot assure you that the ratings will remain for any given period of time or that any rating agency will not lower or withdraw entirely its rating if, in its judgment, circumstances, including the rating of the underlying securities, so warrant. A revision or withdrawal of the rating may have an adverse effect on the market price of the trust certificates.

Because global securities, and not individual, physical certificates, initially will represent the trust certificates of each series, your ability to pledge your trust certificates may be limited.

     One or more global securities deposited with or on behalf of a depositary will initially represent the trust certificates of each series. You will not receive individual, physical trust certificates. Consequently, unless and until individual, physical trust certificates of a particular series are issued, you will not be a recognized certificateholder under the trust agreement and the related series supplement. Until that time, you will only be able to exercise your rights indirectly through the depositary and its participating institutions. As a result, your ability to pledge your trust certificates to persons or entities that do not participate in the depositary's system, or otherwise to act with respect to your trust certificates, may be limited. For more details, see "Description of the Trust Certificates--Global Securities" in this prospectus and any further description contained in the applicable prospectus supplement.

Your ability to dispose of or take action with respect to any underlying securities and any other assets deposited in the trust may be limited due to the passive nature of the trust.

     The trustee of a trust relating to a particular series of trust certificates will hold, for the benefit of certificateholders, the underlying securities and any other assets deposited in the trust. Each trust generally will hold the deposited assets to maturity and will not dispose of them, regardless of adverse events, financial or otherwise, that may affect any underlying securities issuer or the value of the underlying securities and other assets deposited in the trust. Except as indicated below, you will not be able to direct the trustee to dispose of or take other actions with respect to any underlying securities or other assets deposited in the trust.

     Under some circumstances described in the applicable prospectus supplement, the trustee will, or will at the direction of a specified percentage of certificateholders of the relevant series, dispose of, or take other actions with respect to, the underlying securities and other assets deposited in the trust. In some limited circumstances, such as a mandatory redemption of underlying securities or a third party's exercise of a right to purchase underlying securities, which is described below under "Description of Underlying Securities and Other Assets Deposited in the Trust--Principal Terms of Underlying Securities," the trustee may dispose of the underlying securities and other assets deposited in the trust before maturity. The applicable prospectus supplement will describe the particular circumstances, if any, under which the underlying securities and other assets deposited in the trust may be disposed of before maturity and additional risk factors relating to any such disposal.

Amendments or modifications to the trust agreement or related series supplement may adversely affect the interests of minority certificateholders.

     The prospectus supplement for a series of trust certificates may provide for the amendment or modification of the trust agreement and the related series supplement with less than the unanimous consent of the certificateholders. In no event, however, will the percentage required for consent be less than a majority. Any amendment or other modification could have a material adverse effect on minority certificateholders that oppose the amendment or other modification.

The exercise of an optional exchange right may decrease the amount of outstanding trust certificates.

     The prospectus supplement for a series of trust certificates may designate the series as an exchangeable series. An exchangeable series is a series in which any of the depositor, Merrill Lynch, the trustee for that series or their respective affiliates and designees or other persons identified in the prospectus supplement may exchange their trust certificates for a pro rata portion of the underlying securities and any other assets deposited in the trust. For more detailed information on the optional exchange right, see "Description of the Trust Certificates--Optional Exchange" in this prospectus. The exercise of an optional exchange right will decrease the aggregate amount of the exchangeable series of trust certificates outstanding.

                               __________________

     The prospectus supplement for each series of trust certificates will set forth information regarding additional risk factors, if any, applicable to that series and each class within that series.

     Description of Certain Derivative Instruments

    o  interest rate swaps;        o   forward contracts;
    o  currency swaps;             o   commodity swaps and credit swaps;
    o  securities swaps;               and
    o  caps;                       o   structured securities having
    o  floors;                         embedded derivatives, such as
    o  collars and options;            structured notes.

     Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to:

     o    specified fixed or floating interest rates;

     o    currency rates;

     o    securities prices;

     o yields or returns, including baskets of securities or securities indices; or

     o    commodity prices,

and a notional principal amount. The notional principal amount is the reference amount with respect to which obligations are determined, although no actual exchange of principal occurs except in the case of currency swaps. An example of a swap is an exchange of floating rate payments for fixed rate payments on a periodic basis. Interim payments are generally netted, with the difference being paid by one party to the other.

     The purchase of a cap entitles the purchaser, to the extent that a specified rate, price, yield or return exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling the cap.

     The purchase of a floor entitles the purchaser, to the extent that a specified rate, price, yield or return declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling that floor.

     Options work similarly to caps and floors, and exist on various underlying securities, such as bonds, equities, currencies and commodities. Options can also be structured as securities, such as warrants, or can be embedded in securities, such as some commodity or equity-linked bonds with option-like characteristics.

     Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment.

     Credit derivatives involve swap and option contracts designed to assume or lay off credit risk on loans, debt securities or other assets, or in relation to a particular reference entity or country, in return for either swap payments or payment of premium. Credit derivatives may also be embedded in other instruments, such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset or group of assets, or the right to receive or make a payment from the other party, upon the occurrence of specified credit events.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

     We provide information to you about the trust certificates in two separate documents: (1) this prospectus, which provides general information, some of which may not apply to a particular series of trust certificates, including your series, and (2) the related prospectus supplement, which will describe the specific terms of your series of trust certificates, including:


     o the specific designation and aggregate principal amount of the trust certificates;

     o the currency or currencies in which the trust will distribute principal, premium, if any, and any distributions to you;

     o a description of the material terms of the underlying securities together with any other assets deposited in the trust and any credit support;

     o the number and designation of the classes of trust certificates we are issuing and the minimum denomination of the trust certificates;

     o the aggregate principal amount of trust certificates we are issuing, or in case of strip certificates that are entitled to disproportionate, nominal or no principal distributions, the notional principal amount on which interest will be paid;

     o the relative rights and priorities of each series or class of trust certificates, including the type, characteristics and specifications of the underlying securities together with any other assets deposited in the trust and any credit support for the series or class of trust certificates being issued;

     o the identity of each issuer of underlying securities and each obligor with respect to any other assets deposited in the trust;

     o    the name of the trustee and any administrative agent;

     o the applicable rate of distributions or, in the case of a variable rate, the method of calculating the distributions;

     o the dates on which you will be entitled to receive principal, premium, if any, and/or distributions;

     o    the date of issue of the trust certificates;

     o the final scheduled distribution date of the trust certificates, if applicable;

     o    the offering price or prices of the trust certificates;

     o    remedies upon a payment default on the underlying securities;

     o voting rights and required voting percentages with regard to certain actions by the depositor or the trustee under the trust agreement and the supplement to the trust agreement relating to the trust certificates, or with regard to the applicable trust; and

     o any other material terms of the trust certificates, including terms relating to the rights of the trust or any third party to call, redeem or purchase the trust certificates or the underlying securities before the final scheduled distribution date.

     See "Description of the Trust Certificates--General" for a listing of other terms that the applicable prospectus supplement may specify. If the terms of a particular series of trust certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch Depositor Inc. has filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the trust certificates. This prospectus does not contain all the information included in the registration statement, which has some parts that have been omitted in accordance with the rules and regulations of the SEC. The depositor is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and therefore files reports and other information with the SEC. You can read and copy any reports, statements or other information that the depositor files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of the depositor's SEC filings for a fee by writing to the SEC's Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The depositor's SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows the depositor to "incorporate by reference" information it files with the SEC, which means the depositor can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information the depositor files with the SEC will automatically update and supersede this information. We are incorporating by reference the following documents we have filed with the SEC pursuant to the Exchange Act prior to the date of this Prospectus:

     o Annual report on Form 10-K405 for the year ended December 31, 2001 for Public STEERS(R)Series '98 HLT-1 Trust
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for Public STEERS(R)Series '98 IBM Z-2 Trust
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for Public STEERS(R)Series '98 MCIC-PI Trust
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for Public STEERS(R)Series '98 TRV-CI Trust
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for Public STEERS(R)Series '99 REN-C1 Trust
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series ALL-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series ATT-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series BLC-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series BLS-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series CCR-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series CTR-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series CZN-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series FRD-1

     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series LMG-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series LMG-2
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series NAI-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series QWS-1
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series QWS-2
     o Annual report on Form 10-K405 for the year ended December 31, 2001 for PreferredPLUS Trust Series WCM-1
     o Current report on Form 8-K for PreferredPLUS Trust Series LMG-2 dated January 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series BLC-2 dated February 1, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series LMG-1 dated February 1, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series ALL-1 dated February 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series QWS-1 dated February 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series QWS-2 dated February 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series WCM-1 dated February 15, 2002
     o Current report on Form 8-K for Public STEERS(R)Series '99 REN-C1 Trust dated March 1, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series ATT-1 dated March 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series BLC-1 dated March 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series BLC-2 dated March 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series ELP-1 dated March 25, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series CZN-1 dated April 1, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series ELP-1 dated April 9, 2002
     o Current report on Form 8-K for Public STEERS(R)Series '98 HLT-1 Trust dated April 15, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series FRD-1 dated May 1, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series MSD-1 dated May 29, 2002
     o Current report on Form 8-K for PreferredPLUS Trust Series MSD-1 dated May 29, 2002

     In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trust until we terminate our offering of the certificates.

     You may request a copy of the documents incorporated by reference, except exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Documents may be requested orally or in writing and will be provided at no cost to you. Written requests should be directed to Merrill Lynch Depositor, Inc., c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281, Attention: Secretary. Telephone requests should be directed to the depositor at 212-449-1000.

                          REPORTS TO CERTIFICATEHOLDERS

     Except as otherwise specified in the applicable prospectus supplement, unless and until individual definitive trust certificates are issued to you, unaudited reports containing information concerning each trust will be prepared annually by the trustee for that trust and sent on behalf of the trust only to Cede, as nominee of DTC and registered holder of the certificates. If a trust issues definitive certificates, the reports will be prepared by the trustee for that trust and sent on behalf of the trust directly to you in accordance with the trust agreement and the supplement to the trust agreement relating to the trust certificates. For more information, see "Description of the Trust Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notices." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The depositor, on behalf of each trust, will cause the filing of periodic reports in accordance with Exchange Act requirements. We do not intend to send any financial reports to you.

     References in this prospectus to U.S. dollars, "US$," "dollar" or "$" are to the lawful currency of the United States.

                                  THE DEPOSITOR

     The depositor is a Delaware corporation and an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch. The principal office of the depositor is c/o Merrill Lynch & Co., World Financial Center, New York, New York 10281. The depositor's certificate of incorporation provides that the depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell trust certificates offered through this prospectus and the related prospectus supplement.

                                 USE OF PROCEEDS

     If the depositor purchases the underlying securities and any other assets deposited in the trust, the depositor will use the net proceeds from the sale of each series or class of trust certificates, whether or not offered through this prospectus, to fund the depositor's purchase of those underlying securities and other assets, and to arrange any credit support. If specified in the applicable prospectus supplement, this credit support may include deposits into any reserve account or the applicable trust certificate account, as described below, for the benefit of the certificateholders of the series or class. The depositor will use any remaining net proceeds:

     o for purposes related to the deposit of underlying securities and any other assets in the trust;

     o for the preparation, distribution and filing of periodic reports and other information, including, but not limited to, the fees and expenses of the depositor incurred in connection with the ongoing activities of the trusts; and

     o    for general corporate purposes.

                           ESTABLISHMENT OF THE TRUST

     A separate trust will be created for each series of trust certificates. The depositor will assign and deliver the deposited assets, which will include the underlying securities and any other assets deposited in the trust, for each series of trust certificates to the trustee named in the applicable prospectus supplement. See "Description of the Trust Agreement--Assignment of Deposited Assets" in this prospectus for more information. The trustee named in the prospectus supplement will administer the assets deposited in the trust according to the trust agreement and the related series supplement and will receive a fee for those services. The trustee or an administrative agent, if applicable, will either cause the assignment of the assets deposited in the trust to be recorded on the books and records of DTC or any other depositary specified in the prospectus supplement or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in the deposited assets.

     The depositor's assignment of the underlying securities and other deposited assets to the trustee will be without recourse to the depositor, except as to some limited representations and warranties, if any.

     The applicable prospectus supplement will describe the property of each trust, which may consist of:

     o underlying securities and any other assets deposited in the trust, or interests in those underlying securities and other assets, excluding any interest that the depositor, or any previous owner or any other person or entity has retained or acquired, as may be specified in the trust agreement and the related series supplement;

     o assets that may be identified as deposited in the related certificate account, as described below;

     o rights under the agreement or agreements pursuant to which the trustee has acquired the underlying securities and other assets deposited in the trust;

     o those elements of credit support, if any, for any series or class within that series that are specified as being part of the related trust in the applicable prospectus supplement; for further details, see the applicable prospectus supplement and "Description of Underlying Securities and Other Assets Deposited in the Trust--Credit Support" in this prospectus; and

     o any cash or other property received upon the sale, exchange, collection or other disposition of any of the items described above.

                        MATURITY AND YIELD CONSIDERATIONS

     Each prospectus supplement will, to the extent applicable, contain information regarding the types and maturities of the underlying securities and the terms, if any, upon which they may be subject to early redemption or repayment. The exercise of any provisions for the redemption or repayment of underlying securities before their stated maturity will reduce the weighted average life of the underlying securities and the related series of trust certificates or class of certificates within that series.

     Some terms of the underlying securities, and any other assets deposited in the trust, may affect the effective yield of the trust certificates of any series and any class of certificates within that series. In addition, the manner and priorities of allocations of collections with respect to those underlying securities and other assets between classes of a particular series can also affect the effective yield of the trust certificates of any series and any class of certificates in that series. With respect to any series of trust certificates, a variety of tax, accounting, economic, and other factors will influence whether an underlying securities issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates are below the interest rates on the related underlying securities, we would expect the likelihood of redemption to increase.

     As specified in the applicable prospectus supplement, each of the underlying securities may be subject to acceleration upon the occurrence of some events of default under the terms of the underlying securities. Any early repayment of the underlying securities as a result of an acceleration will affect the maturity and yield on the trust certificates. For further information, see "Description of Underlying Securities and Other Assets Deposited in the Trust--Underlying Securities Indenture" in this prospectus. If an underlying securities issuer becomes subject to a bankruptcy proceeding, that proceeding may materially and adversely affect the timing and amount of payments of principal, premium, if any, or distributions on the certificates. Several factors, including an underlying securities issuer's operating and financial condition and leverage, and economic, geographic, legal and social factors, may affect the underlying securities issuer's ability to satisfy its obligations under the underlying securities.

     The extent to which the yield to maturity of trust certificates may vary from the anticipated yield due to the rate and timing of payments on the underlying securities and any other assets deposited in the trust will depend upon:

          o the degree to which the trust certificates are purchased at a discount or premium; and

          o the degree to which the timing of payments on the trust certificates is sensitive to the rate and timing of payments on the underlying securities and other assets deposited in the trust.

     If the interest rate of any series of trust certificates, or class within that series, is based on variable or adjustable interest rates, variations in the interest rates applicable to, and corresponding payments in respect of, the trust certificates will also affect the yield to maturity of the certificates. In the case of any series of trust certificates representing an interest in a pool of debt or other eligible securities, disproportionate principal payments, if any, applicable to those certificates may affect the yield on those certificates which have distribution rates higher or lower than the applicable reference interest rate. These disproportionate principal payments may result from differences in amortization schedules, payments due on scheduled maturity or upon early redemption.

     The prospectus supplement for each series of trust certificates will set forth additional information regarding yield and maturity considerations applicable to that series and each class within that series and the related underlying securities and other assets deposited in the trust.

                      DESCRIPTION OF THE TRUST CERTIFICATES

     The related trust will issue each series of trust certificates, or classes within that series, pursuant to the trust agreement and the series supplement relating to that series among the depositor, the trustee and any intermediaries named in the applicable prospectus supplement. We have filed a form of the trust agreement as an exhibit to our registration statement on Form S-3 (Registration No. 333-29015). The provisions of the applicable series supplement may vary depending upon the terms of the trust certificates being issued, the underlying assets and any other assets deposited in the trust, the credit support, if any, and the related trust. The following summary describes material provisions of the trust agreement and the related series supplement that may be applicable to each series of trust certificates. The applicable prospectus supplement will describe any material provision of the trust agreement and the related series supplement that is not described or materially differs from the description in this prospectus.

     The following summary does not purport to be complete and is subject to the detailed provisions of the trust agreement and related series supplement. You should carefully read the form of trust agreement and the related series supplement for a full description of the provisions, including the definition of some terms used, and for other information regarding the trust certificates. Whenever this prospectus refers to the defined terms of the trust agreement and the related series supplement, those defined terms are incorporated by reference in this prospectus as part of the statement made, and the statement is qualified in its entirety by that reference. The term "trust certificate," with respect to any series, refers to all the trust certificates of that series, and each class within that series, whether or not offered in this prospectus and by the applicable prospectus supplement, unless the context otherwise requires.

     Following the issuance of a series of trust certificates, the applicable trust will file with the SEC a copy of the series supplement relating to that series as an exhibit to a current report on Form 8-K.

General

     The amount of trust certificates that may be issued under the trust agreement and the related series supplement is unlimited. The trust agreement and series supplement for a particular series of trust certificates will provide that trust certificates of that series may be issued in multiple classes. The series of trust certificates, or classes within that series, to be issued under the trust agreement and the related series supplement will represent in the aggregate the beneficial ownership interest in an aggregate amount of principal of and premium, if any, and interest on underlying securities, together with other assets, if any, as described in this prospectus and the prospectus supplement.

     Each of the classes, if any, will be allocated relative priorities to receive specified collections from and a percentage ownership interest of the assets deposited in the trust as identified and described in the applicable prospectus supplement. For further information, see "Description of Underlying Securities and Other Assets Deposited in the Trust--Collections" in this prospectus. The applicable prospectus supplement will also contain a description of the following terms applicable to the series of trust certificates in respect of which this prospectus and the related prospectus supplement are being delivered:

               (A)  the title of the trust certificates;

               (B) the series of the trust certificates and, if applicable, the number and designation of classes of that series;

               (C) material information concerning the type, characteristics and specifications of the underlying securities, any credit support, and any other assets that the depositor deposits in the related trust, including, with respect to any underlying securities which at the time of deposit represent a significant portion of the assets in the trust and any related credit support:

                    o information concerning the material terms of each underlying security;

                    o    the identity of the issuer; and

                    o where publicly available information regarding the issuer may be obtained;

               (D) the original issue dates, which are the dates on which, or periods during which, the series of trust certificates may be issued;

               (E)  the offering price of the series of trust certificates;

               (F) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class of the series of trust certificates;

               (G) if applicable, the relative rights and priorities of each class, including the method for allocating to the certificateholders of that class any collections from and defaults or losses on assets deposited in the trust;

               (H) whether the trust certificates of that series are fixed rate certificates or floating rate certificates, as described below, and:

                    o the applicable interest rate for the fixed rate certificates and the method of calculating the interest rate that is applicable to the series of floating rate certificates;

                    o    the date or dates from which interest will accrue;

                    o the applicable distribution dates on which principal of and premium, if any, and interest on, in each case as applicable, the series or class will be distributable; and

                    o the related record dates, if any, for determining the amounts of those distributions;

               (I) the circumstances and conditions under which any of the depositor, Merrill Lynch or the trustee, or their respective affiliates and designees, or any other person identified in the prospectus supplement may exercise an optional exchange right and the periods within which or the dates on which, and the terms and conditions upon which any of those parties may exercise any optional exchange, in whole or in part and will state that the exchange right will be exercisable only to the extent that the exercise of the right:

                    o would not affect the trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations; and

                    o would not affect the treatment of the trust as a "grantor trust" under the Internal Revenue Code;

               (J) the option, if any, of any specified third parties, which may include the depositor, Merrill Lynch or their respective affiliates, to purchase trust certificates held by a certificateholder and the periods within which or the dates on which, and the terms and conditions upon which that option may be exercised, in whole or in part;

               (K) the rating of each series or each class within the series offered by this prospectus and the related prospectus supplement;

               (L) the denominations in which the depositor can issue the series or each class within the series;

               (M) whether the trust certificates of any class within a given series will be (a) entitled to principal distributions with disproportionate, nominal or no interest distributions, or
                    (b) "strip certificates" that are entitled to interest distributions with disproportionate, nominal or no principal distributions, and the terms applicable to each;

               (N) the identity of the depositary, if other than DTC, for the trust certificates;

               (O) the specified currency applicable to the trust certificates of the series or class for purposes of denominations of and distributions on that series or each class and any applicable circumstances and conditions when the specified currency may be changed, at the election of the depositor or a certificateholder, and the currency or currencies in which any principal of or any premium or any interest on the series or class are to be distributed pursuant to that election;

               (P) all applicable required percentages and voting rights relating to the manner and percentage of votes of certificateholders of the series and each class within that series required with respect to specified actions by the depositor or the trustee under the trust agreement and the related series supplement or with respect to the applicable trust;

               (Q) remedies available upon a payment default on the underlying securities or an acceleration of the underlying securities; and

               (R) all other material terms of the series or class within that series of trust certificates.

     The applicable prospectus supplement will describe the United States federal income tax consequences and ERISA consequences relating to the related series of trust certificates, or any class within the series. In addition, the applicable prospectus supplement will describe any special considerations, the specific terms and other information with respect to the issuance of any series of trust certificates or class within that series of trust certificates, on which the principal of and any premium and interest are distributable in a specified currency other than U.S. dollars. The U.S. dollar equivalent of the public offering price or purchase price of a trust certificate in a specified currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the applicable issue date. As specified in the applicable prospectus supplement, the depositor, the trustee, the administrative agent, if any, or its agent as exchange rate agent for each series of trust certificates, will make that determination. If a noon buying rate is not published for the specified currency, the applicable prospectus supplement will set forth another source for all exchange rate calculations.

     Transfers of beneficial ownership interests in any global certificate will be effected in accordance with the normal procedures of DTC or any other specified depositary. If definitive certificates are issued in the limited circumstances described in this prospectus, they may be transferred or exchanged for like certificates of the same series at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations set forth in the trust agreement and the related series supplement, without the payment of any service charge, other than any tax or governmental charge.

Distributions

     Distributions allocable to principal, premium, if any, and interest on the trust certificates of each series and each class within the series will be made by or on behalf of the trustee on each distribution date as specified in the applicable prospectus supplement. The amount of each distribution will be determined as of the record date, which refers to the close of business on the date specified in the applicable prospectus supplement.

     Except as provided in the succeeding paragraph, the trustee will make distributions with respect to trust certificates at its corporate trust office or agency specified in the applicable prospectus supplement in The City of New York; provided that the trustee will distribute any amounts distributable on the final scheduled distribution date of a trust certificate only upon surrender of the trust certificate at the applicable location stated above.

     The trustee will make distributions on trust certificates, except as provided below, by check mailed to the certificateholders listed on the relevant record date in the ownership register maintained for that purpose under the trust agreement and the related series supplement, which, in the case of global securities, will be a nominee of the depositary. A certificateholder of $10,000,000 or more in aggregate principal amount of trust certificates of a given series, and any holder of a global security, shall be entitled to receive distributions by wire transfer of immediately available funds, but only if the trustee receives appropriate wire transfer instructions in writing for the series not later than 10 calendar days before the applicable distribution date.

     A "business day" with respect to any trust certificate means (1) any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to close; or (2) a business day, as the term is used in the indenture, or other governing document, for the underlying securities.

Distributions on the Trust Certificates

     Each class of trust certificates of a given series, other than some classes of strip certificates, which are trust certificates with nominal, disproportionate or no interest distributions, may have a different applicable distribution rates, which may be fixed or floating, as described below. In the case of strip certificates that entitle their holders to receive either nominal or no certificate principal balance, the distributions will be in an amount described in the applicable prospectus supplement. In this prospectus, "certificate principal balance" means amounts in respect of principal out of the future cash flows of the assets deposited in the trust. In addition, in this prospectus "notional amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on strip certificates with a nominal or no certificate principal balance will be made on each distribution date. Reference to the notional amount of a class of strip certificates in this prospectus or in a prospectus supplement does not indicate that those certificates represent the right to receive any distribution in respect of principal in that amount, but rather we use the term "notional amount" solely as a basis for calculating the amount of required distributions and determining some relative voting rights, all as specified in the applicable prospectus supplement. The applicable distribution rate will be described in the prospectus supplement and will be based upon the rate of interest received on the underlying securities, credit support, if any, and any payments in respect of any retained interest. For a detailed description of "retained interest," see "Description of the Trust Agreement--Retained Interest" below. The applicable distribution rate may be either a fixed rate or a floating rate.

     Fixed Rate Certificates. Each series of trust certificates with a fixed distribution rate will pay distributions on the outstanding principal balance of that series, from its original issue date or from the last date to which distributions have been paid, at the fixed distribution rate stated on its face and in the applicable prospectus supplement until the principal amount of that series is distributed or made available for repayment. In the case of a series of fixed rate certificates with a nominal or no principal amount, that series will pay distributions until the notional amount of that series is reduced to zero, except that, if so specified in the applicable prospectus supplement, the distribution rate for that series or any class or classes may be subject to periodic adjustment in response to designated changes in the rating assigned to the trust certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the related prospectus supplement. Unless otherwise stated in the prospectus supplement, interest on each series or class of fixed rate certificates will be distributable in arrears on each distribution date as specified in the prospectus supplement. Each distribution of interest payments shall include interest accrued on the underlying securities through the day specified in the prospectus supplement and the related series supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate certificates will be computed on the basis of a 360-day year of twelve 30-day months.

     Floating Rate Certificates. Each series of trust certificates with a variable distribution rate will pay distributions on the outstanding principal balance of that series at the initial applicable distribution rate set forth on its face and in the applicable prospectus supplement from its original issue date to but excluding the first distribution reset date for that series. The distribution reset date is the first day of each daily, weekly, monthly, quarterly, semiannual or annual distribution reset period, specified in the applicable prospectus supplement for the series.

     Thereafter, the applicable distribution rate on the series for each distribution reset date will be determined by reference to an interest rate basis, or "base rate," plus or minus the spread, if any, or multiplied by the spread multiplier. The "base rate" for any series of trust certificates will, as described in greater detail below, be a fluctuating rate of interest that is publicly available and is established by reference to quotations provided by third parties of the interest rate prevailing on loans or other extensions of credit in a specified credit market. The "spread" is the number of basis points, where one basis point equals one one-hundredth of a percentage point, that may be specified in the applicable prospectus supplement as being applicable to that series. The "spread multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to that series. The applicable prospectus supplement may specify, however, that the spread or spread multiplier on that series of floating rate certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to those trust certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the prospectus supplement.

     The applicable prospectus supplement, unless it otherwise specifies, will designate one of the following base rates as applicable to a floating rate certificate:

     o  the CD rate for a "CD rate     o  the Prime Rate for a "prime rate
        certificate";                     certificate";
     o  the commercial paper rate      o  the treasury rate for a "treasury
        for a "commercial paper rate      rate certificate"; or
        certificate";                  o  another base rate, as set forth in

     o  the federal funds rate for a      the applicable prospectus
        "federal funds certificate";      supplement.
     o  LIBOR rate for a "LIBOR
        certificate";

     Distributions will be payable only from cash that the trustee receives from the underlying securities and any other assets deposited in the trust that are available for application to that payment, notwithstanding the accrual of distributions on the principal balance of the certificates at a higher rate.

     As specified in the applicable prospectus supplement, floating rate certificates of a particular series may also have either or both of the following:

               (A) a "maximum certificate rate," which is a maximum limitation, or ceiling, on the rate at which distributions may accrue during any distribution accrual period specified in the applicable prospectus supplement; and

               (B) a "minimum certificate rate," which is a minimum limitation, or floor, on the rate at which distributions may accrue during any distribution accrual period specified in the prospectus supplement.

     In each case, these distribution rates will be expressed as a rate per annum on a simple interest basis. In addition to any maximum certificate rate, the distribution rate applicable to any series of floating rate certificates will in no event be higher than the maximum rate of interest permitted by applicable New York and United States federal law. Under applicable New York and United States federal law as of the date of this prospectus, the maximum rate of interest, with some exceptions, is 25% per annum on a simple interest basis.

     The depositor will appoint, and enter into agreements with, calculation agents who will calculate floating distribution rates on each series of floating rate certificates. The applicable prospectus supplement will set forth the identity of the calculation agent for each series of floating rate certificates. All determinations of distributions by the calculation agent will, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of floating rate certificates of a given series.

     The applicable floating distribution rate will be reset for a "distribution reset period" that will be reset daily, weekly, monthly, quarterly, semiannually or annually. The first day of each distribution reset period is called a "distribution reset date" and, with respect to each series, will be specified in the applicable prospectus supplement; provided that, unless otherwise specified in the prospectus supplement, the distribution rate in effect for the 10 days immediately before the final scheduled distribution date for a particular series of certificates will be that in effect on the tenth day preceding that final scheduled distribution date. If a distribution reset date for any series of floating rate certificates would otherwise be a day that is not a business day, that distribution reset date will occur on the next business day, except that, in the case of a LIBOR certificate described above, if that business day would fall in the next calendar month, the distribution reset date will be the immediately preceding business day.

     Unless the applicable prospectus supplement provides otherwise, distributions payable in respect of floating rate certificates will be the accrued distributions from and including the original issue date of the series or the last distribution reset date to which distributions have accrued and been distributed, as the case may be, to but excluding the immediately following distribution date. With respect to a floating rate certificate, accrued distributions will be calculated by multiplying the certificate's principal balance by an accrued distribution factor. The accrued distribution factor will be computed by adding the distribution factors calculated for each day in the period for which accrued distributions are being calculated. Unless the applicable prospectus supplement provides otherwise, the distribution factor, which is expressed as a decimal calculated to seven decimal places without rounding, for each day is computed by dividing the applicable distribution rate in effect on that day by 360, in the case of LIBOR certificates, commercial paper rate certificates, federal funds rate certificates, prime rate certificates, and CD rate certificates, or by the actual number of days in the year, in the case of treasury rate certificates. For purposes of making the foregoing calculation, the variable distribution rate in effect on any distribution reset date will be the applicable rate as reset on that date.

     Unless the applicable prospectus supplement provides otherwise, all percentages resulting from any calculation of the distribution rate on a floating rate certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from that calculation on floating rate certificates will be rounded to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

     Distributions on any series of floating rate certificates will be distributable on the distribution dates and for the distribution accrual periods as and to the extent set forth in the applicable prospectus supplement.

     The "calculation date" pertaining to a record date will be the earlier of
(1) the tenth calendar day after the record date or, if that day is not a business day, the next succeeding business day or (2) the business day preceding the applicable distribution date.

     Upon the request of the holder of any floating rate certificate of a particular series, the calculation agent for that series will provide the applicable distribution rate then in effect and, if determined, the distribution rate that will become effective on the next distribution reset date with respect to the floating rate certificate.

     In the descriptions below:

     o The "index maturity" for any series of floating rate certificates is the period of maturity of the instrument or obligation from which the base rate is calculated.

     o "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System.

     o "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities," or any successor publication, published by the Federal Reserve Bank of New York.

     CD Rate Certificates. CD rate certificates will pay distributions at rates specified in the applicable prospectus supplement and will be calculated with reference to the CD rate and the spread and/or the spread multiplier, if any.

     The "CD rate" means, with respect to any record date, the rate on that date for negotiable certificates of deposit having the applicable index maturity, as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "CDs (Secondary Market)." If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to the record date, the CD rate will be the rate on that record date for negotiable certificates of deposit of the applicable index maturity, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Certificates of Deposit." If that rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the calculation date pertaining to that record date, then the CD rate for that record date will be the arithmetic mean of the secondary market offered rates for negotiable certificates of deposit as of 10:00 a.m., New York City time, on that record date. Those rates will be from three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent after consultation with the depositor. The negotiable certificates of deposit will be issued by major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit and will have a remaining maturity closest to the applicable index maturity in a denomination of $5,000,000. However, if the dealers that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the CD rate certificates on the record date. If the CD rate must be calculated then that calculation will be performed by the calculation agent.

     CD rate certificates, like other trust certificates, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

     Commercial Paper Rate Certificates. Commercial paper rate certificates will pay distributions at the rates that the applicable prospectus supplement specifies, calculated with reference to the commercial paper rate, as described below, and the spread and/or the spread multiplier, if any.

     The "commercial paper rate" means, with respect to any record date, the money market yield, as described below, on the record date of the rate for commercial paper having the applicable index maturity, as published in H.15(519) under the heading "Commercial Paper." If that rate is not published before 9:00 a.m., New York City time, on the calculation date pertaining to that record date, the commercial paper rate will be the money market yield on that record date of the rate for commercial paper of the applicable index maturity, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Commercial Paper." If that rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the calculation date pertaining to the record date, then the commercial paper rate for that record date will be the money market yield of the arithmetic mean of the offered rates for commercial paper of the applicable index maturity as of 11:00 a.m., New York City time, on that record date. Those rates will be from three leading dealers of commercial paper in The City of New York selected by the calculation agent after consultation with the depositor. The commercial paper will have been placed for industrial issuers whose bond rating, as determined by a nationally recognized rating agency, is "AA" or the equivalent. However, if the dealers that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the commercial paper rate certificates on the record date. If the commercial paper rate must be calculated then that calculation will be performed by the calculation agent.

     The term "money market yield" means a yield calculated in accordance with the following formula:

             Money Market Yield    =        D x 360       x    100
                                         -------------
                                         360 - (D x M)

where "D" refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable period for which interest is being calculated.

     Federal Funds Rate Certificates. Federal funds rate certificates will bear interest at the interest rates that the applicable prospectus supplement specifies, calculated with reference to the federal funds rate, as described below, and the spread and/or the spread multiplier, if any.

     The "federal funds rate" means, with respect to any record date, the rate on that date for federal funds, as published in H.15(519) under the heading "Federal Funds (Effective)." If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to the record date, the federal funds rate will be the rate on that record date as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Federal Funds/Effective Rate." If that rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the calculation date pertaining to that record date, then the federal funds rate for that record date will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York as of 9:00 a.m., New York City time, on that record date. Those dealers will be selected by the calculation agent after consultation with the depositor. However, if the dealers that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the federal funds certificates on the record date. If the federal funds rate must be calculated then that calculation will be performed by the calculation agent.

     LIBOR Certificates. LIBOR certificates will pay distributions at the rates that the applicable prospectus supplement specifies, calculated with reference to LIBOR and the spread and/or the spread multiplier, if any.

     "LIBOR" means, with respect to any record date, the rate that the calculation agent determines in accordance with either clause (A) or clause (B) below, as specified in the applicable prospectus supplement:

               (A) LIBOR Telerate, which is the rate for deposits in U.S. dollars of the index maturity specified in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the record date, that appears on Telerate Page 3750 as of 11:00 a.m., London time, on that record date. "Telerate Page 3750" means the display designated as page "3750" on the Telerate service, or any other page that may replace page 3750 on that service or any other service or services that may be designated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

               (B) LIBOR Reuters, which is the arithmetic mean of the offered rates for deposits in U.S. dollars having the index maturity specified in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the record date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that record date, if at least two of those offered rates appear on the Reuters Screen LIBO Page. "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service, or any other page that may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

     If neither LIBOR Telerate nor LIBOR Reuters is specified in the applicable prospectus supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

     If, in the case where clause (A) above applies, no rate appears on Telerate Page 3750 or, in the case where clause (B) above applies, fewer than two offered rates appear on the Reuters Screen LIBO Page, the calculation agent will determine LIBOR in respect of the relevant record date on the basis of the rates at which deposits in U.S. dollars of the index maturity specified in the applicable prospectus supplement are offered to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that record date by four major banks, or "reference banks," in the London interbank market, selected by the calculation agent, commencing on the second London Banking Day immediately following the record date in a principal amount of not less than $1,000,000 that is representative for a single transaction in the market at the time. The calculation agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the record date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR for the record date will be the arithmetic mean of the rates that three major commercial or investment banks, which may include Merrill Lynch or any of its affiliates, in The City of New York quote at approximately 11:00 a.m., New York City time, on the record date for U.S. dollar loans of the applicable index maturity to leading European banks, commencing on the second London Banking Day immediately following the record date, in a principal amount of not less than $1,000,000 that is representative for a single transaction in that market at that time. Those investment banks will be selected by the calculation agent after consultation with the depositor. However, if the banks that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the LIBOR certificates on the record date. If LIBOR must be calculated then that calculation will be performed by the calculation agent.

     If any LIBOR certificate is indexed to the offered rates for deposits in a specified currency other than U.S. dollars, the applicable prospectus supplement will describe the method for determining the rates.

     Prime Rate Certificates. Prime rate certificates will pay distributions at the interest rates, calculated with reference to the prime rate and the spread and/or the spread multiplier, if any, specified in the applicable prospectus supplement.

     The "prime rate" means, with respect to any record date, that rate on that date, as published in H.15(519) under the heading "Bank Prime Loan." If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to that record date the prime rate will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen NYMF Page" as that bank's prime rate or base lending rate as in effect for that record date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service, or any other page that may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks. If fewer than four but more than one rate appears on the Reuters Screen NYMF Page for that record date the prime rate will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on that record date by four major money center banks in The City of New York. If fewer than two rates appear on the Reuters Screen NYMF Page, the prime rate will be the arithmetic mean of the prime rates in effect for the record date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any U.S. state, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by federal or state authority. The banks and trust companies referred to above will be selected by the calculation agent after consultation with the depositor. However, if the banks or trust companies that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the prime rate certificates on the record date. If the prime rate must be calculated then that calculation will be performed by the calculation agent.

     Treasury Rate Certificates. Treasury rate certificates will pay distributions at the rates, calculated with reference to the treasury rate and the spread and/or the spread multiplier, if any, specified in the applicable prospectus supplement.

     The "treasury rate" means, with respect to any record date, the rate for the auction held on that record date of treasury bills of the index maturity specified in the applicable prospectus supplement, as published in H.15(519) under the heading "U.S. Government Securities--Treasury bills-auction average (investment)." If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to that record date, the prime rate will be the auction average rate for the record date, expressed as a bond equivalent, rounded to the nearest 1/100 of 1%, with 5/1,000 of 1% rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, as otherwise announced by the U.S. Department of the Treasury. If the results of the auction of treasury bills having the applicable index maturity are not published or reported as provided above by 3:00 p.m., New York City time, on the calculation date, or if no auction is held on the record date, then the treasury rate will be a yield to maturity, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the record date, of three leading primary U.S. government securities dealers for the issue of Treasury bills with a remaining maturity closest to the applicable index maturity. Those dealers will be selected by the calculation agent after consultation with the depositor. However, if the dealers that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the treasury rate certificates on the record date. If the treasury rate must be calculated then that calculation will be performed by the calculation agent.

Principal of the Trust Certificates

     Each trust certificate, other than some classes of strip certificates, will have a "certificate principal balance," which, at any time, will equal the maximum amount that the holder of the certificate will be entitled to receive in respect of principal out of the future cash flows on the underlying securities and any other assets deposited in the trust. The applicable prospectus supplement will include a section entitled "Description of the Trust Certificates--Collections and Distributions," which will describe the priority of distributions on each class of trust certificates in a particular series. The outstanding certificate principal balance of a trust certificate will be reduced to the extent of distributions of principal on the certificate. In addition, if applicable pursuant to the terms of the related series, the outstanding certificate principal balance will be reduced by the amount of any realized losses, which are the net losses realized on any underlying securities or other assets deposited in the trust that are allocated to the certificates. The applicable prospectus supplement will specify the initial aggregate certificate principal balance of a series.

Optional Exchange

     The applicable prospectus supplement may provide that any of the depositor, Merrill Lynch, the trustee or their respective affiliates and designees, or any other person identified in the prospectus supplement, may have an "optional exchange right." A person with an optional exchange right may, when permitted by the terms described in the prospectus supplement, exchange trust certificates of any particular series for a pro rata portion of the underlying securities and any other assets deposited in the related trust.

     The prospectus supplement will specify the terms upon which an optional exchange right may be exercised; provided that:

     (1) any optional exchange right shall be exercisable only to the extent that the exercise of that right:

          (A) would not affect the trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations under the act; and

          (B) would not affect the characterization of the trust as a "grantor trust" under the Internal Revenue Code;

     (2) any optional exchange right shall be exercisable only to the extent that the exercise of that right would not result in an under-collateralization of the related trust; and

     (3) if the assets deposited in the trust constitute a pool of underlying securities then an optional exchange right can not result in the exercising party receiving a disproportionate amount of any underlying securities in that pool. Any exercise of the optional exchange right will be effected so that, with respect to each series or issue of underlying securities included in that pool, the proportion that the principal amount of that series or issue of underlying securities bears to the aggregate principal amount of trust certificates immediately before the exercise will be equal to the proportion that the principal amount of the series or issue of underlying securities bears to the aggregate principal amount of trust certificates immediately after the exercise. Any related assets that credit enhance or otherwise support a series or issue of underlying securities will be distributed in the same proportions as the related underlying securities.

     The exercise of an optional exchange right will decrease the aggregate amount of trust certificates of the applicable exchangeable series outstanding. For more details, see "Risk Factors--The exercise of an optional exchange right may decrease the amount of outstanding trust certificates." While the exercise of an optional exchange will decrease the aggregate amount of trust certificates of the applicable exchangeable series outstanding, the availability of the optional exchange right may increase liquidity for the certificateholders. The ability to exchange trust certificates for underlying securities enables holders of optional exchange rights to sell underlying securities, which may be part of a more liquid issue than the trust certificates, at a better price for the holder than the sale of any such less liquid trust certificates.

     The trustee will provide certificateholders with semi-annual reports describing, among other things, the aggregate principal amount, or notional amount, if applicable, of the underlying securities remaining in the related trust. See "Description of the Trust Agreement--Reports to Certificateholders; Notices" for more details.

     Any series with certificates that may be exchanged pursuant to an optional exchange right is referred to as an "exchangeable series."

Default and Remedies

     If there is a payment default on or acceleration of the underlying securities or if an underlying securities issuer of concentrated underlying securities ceases to file Exchange Act reports, then:

          (A) the trustee will sell all of the underlying securities and a pro rata portion of the related assets and distribute the proceeds from that sale to the certificateholders in accordance with the allocation ratio described below; or

          (B) the trustee will distribute the underlying securities and a pro rata portion of the related assets in kind to the certificateholders in accordance with that allocation ratio.

In each of those circumstances, the related prospectus supplement will specify whether (A) or (B) above will occur or whether and how the trust certificateholders will be given the opportunity to vote on which of (A) or (B) will occur. The certificateholders of the relevant series may experience a loss on any sale described in (A) above if the sale price is less than the purchase price for the underlying securities. The prospectus supplement will set forth the choice of remedies for a particular series, and the trustee, the depositor and certificateholders will have no discretion in this respect.

     The "allocation ratio" referred to above is the allocation between classes of a given series of the total expected cash flows from the underlying securities and any other assets deposited in the trust of that series. The prospectus supplement for any series with more than one class will set forth the allocation ratio for that series. In addition to default or acceleration on underlying securities, the allocation ratio relates to voting rights held by owners of underlying securities because those voting rights will be allocated among certificate holders of different classes of a particular series in accordance with their economic interests. Further, the allocation ratio applies in the event of a sale or distribution of underlying securities once an issuer of concentrated underlying securities ceases to file periodic reports under the Exchange Act, as discussed below under "Description of Underlying Securities and Other Assets Deposited in the Trust--Principal Terms of Underlying Securities."

Call Right

     The trust certificates or the underlying securities may be subject to a "call right." A call right may initially be held by the depositor or an affiliate of the depositor. Also, if so specified in the relevant prospectus supplement, the depositor or an affiliate of the depositor may have the ability to transfer the call right.

     A call right on trust certificates is the right to purchase all or some of the trust certificates of a particular series or class from the holders of those certificates. A call right on underlying securities is the right to purchase all or some of the underlying securities of a given series from the trust.

     The likelihood that a party will exercise its call right increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the dates on which, or periods during which, the series of trust certificates may be issued. Any reduction in interest rates would increase the value of the underlying securities, making the exercise of a call right more likely. If one or more specified persons hold a call right with respect to a particular series of certificates, the applicable prospectus supplement will designate that series as a "callable series."

     The terms upon which the persons or entities specified above may exercise a call right will be described in the applicable prospectus supplement. Those terms may include the following:

     o    the initial holder of the call right;

     o whether the trust certificate principal balance or notional amount of each trust certificate being purchased pursuant to the call right must be an authorized denomination;

     o    the call date or dates; and

     o    the call price.

     After receiving notice of the exercise of a call right, the trustee will disseminate that notice as specified in the trust agreement. Upon the satisfaction of any applicable conditions to the exercise of a call right, each certificateholder will be entitled to receive payment of a pro rata share of the call price paid in connection with that exercise. In the case of a purchase of less than all of the trust certificates, only certificateholders from whom trust certificates are called will be entitled to receive payment of a pro rata share of the call price. In addition, in conjunction with the exercise of a call on underlying securities in respect of all or a portion of the underlying securities, the trust certificates will be redeemed in whole or in part, pro rata or in accordance with the allocation ratio, as applicable and as specified in the related prospectus supplement.

Put Right

     Some or all of the underlying securities deposited in a trust may give the holders of those underlying securities a put option. A put option permits the holders of underlying securities to require the underlying securities issuer to repurchase or otherwise repay the underlying securities on or after a fixed date.

     If underlying securities for a particular series of certificates are subject to a put option, the trustee for that series of trust certificates will, if the criteria specified in the applicable prospectus supplement are met, exercise the put option on the "put date." The "put date" is the first date that the option is available to be exercised. If the trustee exercises the put option, the trustee will tender the underlying securities to the underlying securities issuer on the put date in exchange for repurchase or repayment proceeds. The proceeds received by the trust from the exercise of the put option will be distributed as described in the applicable prospectus supplement. Holders of callable trust certificates should note that if the holder of a call right has exercised that right before the put date then any holders of trust certificates that are called prior to the put date will not receive put proceeds. Instead, those persons will receive a pro rata share of the call proceeds as described above under "--Call Right".

     The depositor will not issue a series of trust certificates with underlying securities that are subject to a put option if doing so would either (1) cause the trust or the depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, or (2) affect the characterization of the trust as a "grantor trust" under the Internal Revenue Code.

Global Securities

     Unless otherwise specified in the applicable prospectus supplement, all trust certificates of a given series will, upon issuance, be represented by one or more global securities that will be deposited with, or on behalf of, DTC, and registered in the name of Cede, as nominee of DTC. Unless and until a global security is exchanged in whole or in part for definitive certificates, which are the individual trust certificates that the global security represents, a global security may not be transferred except:

     o as a whole by the depositary for that global security to a nominee of that depositary; or

     o by a nominee of that depositary to the depositary or another nominee of the depositary; or

     o by that depositary or any nominee of the depositary to a successor of the depositary or a nominee of the successor.

DTC has advised the depositor as follows:

     o DTC is a limited-purpose trust company organized under the laws of the State of New York;

     o DTC is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of
          Section 17A of the Exchange Act;

     o DTC was created to hold securities of the institutions that have accounts with DTC and to facilitate the clearance and settlement of securities transactions among those institutions in those securities through electronic computerized book-entry changes in accounts of the participating institutions, thereby eliminating the need for physical movement of trust certificates; and

     o DTC's participating institutions include securities brokers and dealers, including Merrill Lynch, banks, trust companies, clearing corporations and other organizations, some of which, and/or their representatives, own DTC. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participating institution, either directly or indirectly. DTC has confirmed to the depositor that it intends to follow these procedures.

     Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual trust certificates that the global security represents to the accounts of its participating institutions. The underwriters of the trust certificates will designate the accounts to be credited, or, if the trust certificates are offered and sold directly through one or more agents, the depositor or its agent or agents will designate the accounts to be credited. Only institutions that have accounts with the depositary or persons or entities that may hold beneficial interests through these institutions can own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for that global security or by institutions that have accounts with the depositary or persons or entities that hold securities through these institutions. The laws of some states require that some purchasers of securities take physical delivery of those securities. Those limits and laws may limit the market for beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual trust certificates that the global security represents for all purposes under the trust agreement and the related series supplement governing the trust certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the individual trust certificates that the global security represents registered in their names, will not receive or be entitled to receive physical delivery of any of those trust certificates and will not be considered the certificateholders under the trust agreement and the related series supplement governing the trust certificates. Because the depositary can act only on behalf of the institutions that have accounts with it, the ability of a holder of any trust certificate to pledge that trust certificate to persons or entities that do not participate in the depositary's system, or to otherwise act with respect to that trust certificate, may be limited due to the lack of a physical trust certificate.

     Payments of principal of and premium, if any, and any distributions on individual trust certificates represented by a global security will be made to the depositary or its nominee, as the case may be, as the certificateholder of the global security. None of the depositor, the trustee or securities intermediary for the trust certificates, any paying agent or the trust certificate registrar for the trust certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial interests.

     The depositor expects that the depositary for trust certificates of a particular series, upon receipt of any payment of principal, premium or distributions in respect of a definitive global security representing any of the trust certificates, will immediately credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. The depositary also expects that payments by institutions that have accounts with it to owners of beneficial interests in the global security held through those institutions will be registered in "street name" and will be the responsibility of those institutions.

     If the depositary for trust certificates of a given series is at any time unwilling or unable to continue as depositary and the depositor does not appoint a successor depositary within 90 days, the depositor will issue individual definitive trust certificates in exchange for the global security or securities representing those trust certificates. In addition, the depositor may at any time and in its sole discretion determine not to have any trust certificates of a particular series represented by one or more global securities and, in that event, will issue definitive certificates of the series in exchange for the global security or securities representing the trust certificates. Further, if the depositor so specifies with respect to the trust certificates of a particular series, an owner of a beneficial interest in a global security representing trust certificates of that series may, on terms acceptable to the depositor and the depositary for the global security, receive individual definitive trust certificates in exchange for the beneficial interest. In that case, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive trust certificates of the series that the global security represents equal in principal amount to the beneficial interest and to have the definitive trust certificates registered in its name.

     The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any series of trust certificates being offered to the extent not set forth or different from the description above.

                       DESCRIPTION OF THE TRUST AGREEMENT

     General. The following summary of material provisions of the trust agreement does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement we previously filed on Form S-3 (Registration No. 333-29015). Wherever references to particular sections or defined terms of the trust agreement appear in this prospectus, those sections or defined terms are incorporated in this prospectus by reference as part of the statement made and the statement is qualified in its entirety by such reference.

Assignment of Underlying Securities and Any Other Assets Deposited in the Trust

     At the time any series of trust certificates is issued, the depositor will cause the underlying securities and any other deposited assets specified in the prospectus supplement to be assigned and delivered to the trustee for deposit in the related trust, together with all principal, premium, if any, and interest received by or on behalf of the depositor on or with respect to those underlying securities and other assets deposited in the trust after the cut-off date specified in the prospectus supplement, other than principal, premium, if any, and interest due on or before the cut-off date and other than any retained interest. Concurrently with that assignment, the depositor will execute, and the trustee will authenticate and deliver, trust certificates to the depositor in exchange for the underlying securities and any other assets deposited in the trust. Each underlying security and other asset deposited in the trust will be identified in a schedule to the applicable series supplement to the trust agreement. The schedule will include summary identifying information with respect to each underlying security and other deposited asset as of the cut-off date. The schedule will include, to the extent applicable, information regarding the payment terms, any retained interest, the maturity or term, any rating, and any other material information with respect to any concentrated underlying securities.

     In addition, the depositor will, with respect to each underlying security and other deposited asset, deliver or cause to be delivered to the trustee, or to the custodian, all documents necessary to transfer to the trustee ownership of the underlying securities and any other assets deposited in the trust. The trustee or the custodian will hold those documents in trust for the benefit of the certificateholders.

     The depositor will make some representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement and the related series supplement. Upon a breach of any representation of the depositor that materially and adversely affects the interests of the certificateholders, the depositor will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

     General. With respect to any series of trust certificates, the trustee or any other person specified in the prospectus supplement, directly or through administrative agents, will establish and maintain specific accounts for the benefit of the holders of the relevant trust certificates and will deposit into those accounts all amounts that it receives in respect of the underlying securities and any other assets deposited in the trust. The trustee on behalf of the trust may direct any depository institution maintaining those accounts to invest the funds in the accounts in one or more "eligible investments," as defined in the trust agreement, bearing interest or sold at a discount. Any earnings with respect to those investments will be paid to, and any losses with respect to the investments will be solely for the account of, the certificateholders and, if applicable, the holder of the retained interest, in accordance with the allocation ratio. Further, the trustee or any other person specified in the prospectus supplement will make reasonable efforts to collect all scheduled payments under the underlying securities and any other assets deposited in the trust, and will follow or cause to be followed those collection procedures, if any, that it would follow with respect to comparable financial assets that it held for its own account; provided that those procedures are consistent with the trust agreement and the related series supplement and any related instrument governing any credit support, and provided further that, except as otherwise expressly set forth in the applicable prospectus supplement, the trustee shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

     Realization upon Defaulted Deposited Assets. The trustee, as administrator with respect to the underlying securities and any other assets deposited in the trust, on behalf of the certificateholders of a given series, or any class or classes within the series, will present claims under each applicable credit support instrument and will take any reasonable steps necessary to receive payment or to permit recovery under that instrument with respect to defaulted underlying securities or other assets deposited in the trust. As described above, all collections by or on behalf of the trustee under any credit support instrument are to be deposited in the certificate account for the related trust, subject to withdrawal as described above.

     The trustee will be obligated to follow, or cause to be followed, those normal practices and procedures it deems necessary or advisable to realize upon any defaulted underlying securities or other assets deposited in the trust. The trustee will be required to expend or risk its own funds or otherwise incur financial liability if and only to the extent specified in the applicable prospectus supplement. If the proceeds of any liquidation of the defaulted assets are less than the sum of:

          (A)  the outstanding principal balance of the assets;

          (B) interest accrued but unpaid on those assets at the applicable interest rate; and

          (C) the aggregate amount of expenses incurred by the trustee in connection with those proceedings to the extent reimbursable from the assets of the trust under the trust agreement and the related series supplement, then the trust for the applicable series will realize a loss in the amount of the difference. The trustee will be entitled to withdraw or cause to be withdrawn from the related certificate account out of the net proceeds recovered on any defaulted assets, as provided in the applicable prospectus supplement, amounts representing:

     o its normal administrative compensation on the underlying securities and any other assets deposited in the trust;

     o unreimbursed administrative expenses incurred with respect to those assets; and

     o any unreimbursed advances of delinquent payments made with respect to those assets.

Those withdrawals will occur to the extent provided in the applicable prospectus supplement before the distribution of those proceeds to certificateholders.

Retained Interest

     The prospectus supplement for a series of trust certificates will specify whether there will be any retained interest in the underlying securities and any other assets deposited in the trust, and, if so, will identify the owner of any retained interest. If so specified, the retained interest will be established on an asset-by-asset basis and will be set forth in an exhibit to the applicable series supplement. A retained interest in underlying securities and any other assets deposited in the trust represents a specified ownership interest in those assets and a right to a portion of the payments thereon. Payments in respect of the retained interest will be deducted from payments on the underlying securities and any other assets deposited in the trust as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. After the trustee deducts all applicable fees, as provided in the trust agreement and the related series supplement, from any partial recovery on an underlying security, the trustee will allocate any partial recovery between the holder of the retained interest, if any, and the certificateholders of the applicable series.

Advances in Respect of Delinquencies

     Unless otherwise specified in the applicable prospectus supplement, the trustee will have no obligation to make any advances with respect to collections on the underlying securities and any other assets deposited in the trust or in favor of the certificateholders of the related series of trust certificates. However, to the extent provided in the applicable prospectus supplement, the trustee will advance on or before each distribution date its own funds or funds held in the certificate account for that series that are not part of the funds available for distribution for that distribution date, in an amount equal to the aggregate of payments of principal, premium, if any, and interest, net of related fees and any retained interest, with respect to the underlying securities and any other assets deposited in the trust that were due during the related collection period and were delinquent on the related record date, subject to (1) the trustee's good faith determination that those advances will be reimbursable from related proceeds, as described below, and (2) other conditions as may be specified in the prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled principal, premium, if any, and interest payments to holders of the class or classes of certificates entitled to those payments, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable prospectus supplement, advances of the trustee's funds, if any, will be reimbursable only out of "related proceeds," which are related recoveries on the underlying securities and any other assets deposited in the trust and amounts received under any form of credit support for the series with respect to which the advances were made. However, any advance will be reimbursable from any amounts in the certificate accounts for the series to the extent that the trustee shall determine, in its sole judgment, that the advance is not ultimately recoverable from related proceeds. If the trustee has made advances from excess funds in the certificate account for any series, the trustee will replace the funds in that certificate account on any future distribution date to the extent that funds in that certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If specified in the applicable prospectus supplement, the obligations, if any, of the trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, the applicable prospectus supplement will contain information regarding the characteristics of, and the identity of any obligor on, any surety bond.

Matters Regarding the Trustee, the Administrative Agent, and the Depositor

     The trustee may enter into administration agreements with one or more administrative agents to delegate some of its administrative obligations with respect to a related series of certificates under the trust agreement and the related series supplement; provided, however, that:

          (A) the delegation shall not release the trustee from the duties, obligations, responsibilities or liabilities arising under the trust agreement and the related series supplement;

          (B) the administration agreement shall not affect the rating of any class of trust certificates of the series;

          (C) the agreements are consistent with the terms of the trust agreement and the related series supplement;

          (D) the trustee will remain solely liable for all fees and expenses it may owe to the administrative agent;

          (E) the administrative agent shall give representations and warranties in the administration agreement that are the same in substance as those required of the trustee; and

          (F) the administrative agent shall meet the eligibility requirements of the trustee pursuant to the trust agreement and the related series supplement.

Any administrative agent for each series of trust certificates under the trust agreement and the related series supplement will be named in the applicable prospectus supplement. The entity serving as administrative agent for any series may be the trustee, the securities intermediary, the depositor, an affiliate of any of the foregoing or any third party and may have other business relationships with the trustee, the securities intermediary, the depositor or their respective affiliates. The applicable prospectus supplement will specify the administrative agent's compensation, if any, and the source, manner and priority of payment of that compensation, with respect to a given series of trust certificates.

     The trust agreement and the related series supplement will provide that an administrative agent may resign from its obligations and duties under the trust agreement and the related series supplement with respect to any series of trust certificates only if:

     o the resignation, and the appointment of a successor, will not result in a rating withdrawal or downgrading of any class of trust certificates of that series; or

     o it is determined that the duties of the administrative agent under the trust agreement and the related series supplement with respect to that series are no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement and the related series supplement.

     The trust agreement and the related series supplement will further provide that none of the administrative agent, the depositor, the trustee, or any director, officer, employee or agent of the trustee, the administrative agent or the depositor will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement and the related series supplement or for errors in judgment. However, none of the depositor or any director, officer, employee or agent will be protected against any liability that would otherwise be imposed by reason of:

     o    willful misfeasance;

     o    bad faith or gross negligence in the performance of duties; or

     o    reckless disregard of obligations and duties.

     The trust agreement and the related series supplement will further provide that the trustee, any administrative agent, the depositor and any director, officer, employee or agent for any of them will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement and the related series supplement. However, those persons will not be indemnified for any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement and the related series supplement or by reason of reckless disregard of obligations and duties thereunder. In addition, the trust agreement and the related series supplement to the trust agreement will provide that the trustee, any administrative agent, and the depositor are under no obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement and the related series supplement to the trust agreement or which in their respective opinions may involve them in any expense or liability. Each of the trustee, any administrative agent, and the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the related series supplement to the trust agreement and the rights and duties of the parties and the interests of the certificateholders under the trust agreement and the related series supplement to the trust agreement. The applicable prospectus supplement will describe how legal expenses and costs of any action and any liability resulting from that action will be allocated.

     Neither the trustee, the depositor, nor any administrative agent shall have any obligations with respect to the underlying securities. The depositor is not authorized to proceed against the underlying securities issuer in the event of a default. Except as expressly provided in the trust agreement and the related series supplement to the trust agreement, the trustee is not authorized to proceed against the underlying securities issuer or to assert the rights and privileges of certificateholders.

     Any person into which the trustee, the depositor, or an administrative agent may be merged or consolidated, or any person resulting from any merger of consolidation to which the trustee, the depositor, or an administrative agent is a part, or any person succeeding to the business of the trustee, the depositor, or an administrative agent, will be the successor of the trustee, the depositor, or that administrative agent under the trust agreement and the related series supplement with respect to the trust certificates of a series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

     "Administrative agent termination events" under the trust agreement and the related series supplement to the trust agreement relating to any given series of trust certificates will consist of the following:

     o any failure by an administrative agent to remit to the trustee any funds in respect of collections on the underlying securities and other assets deposited in the trust and credit support, if any, as required under the trust agreement and the related series supplement to the trust agreement, that continues unremedied for five days after:

          (1) the trustee or the depositor gives written notice of the failure to the administrative agent; or

          (2) the holders of the trust certificates evidencing not less than 25% of the voting rights give written notice of the failure to the administrative agent, the depositor and the trustee;

     o any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under its agreement with the trustee with respect to the series, that continues unremedied for 30 days after:

          (1) the trustee or the depositor gives written notice of the failure to the administrative agent; or

          (2) the holders of the trust certificates evidencing not less than 25% of the voting rights give written notice of the failure to the administrative agent, the depositor and the trustee; and

     o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

     The applicable prospectus supplement will set forth any additional administrative agent termination events. In addition, the applicable prospectus supplement and the related trust agreement series supplement will specify, as to each matter requiring the vote of holders of trust certificates of a class or group of classes within a given series, the circumstances and manner in which the required percentage applicable to each matter is calculated. "Required percentage" means, with respect to any matter requiring a vote of holders of trust certificates of a given series, the specified percentage of the aggregate voting rights of the trust certificates of the series applicable to the matter. "Voting rights" are the portion of the aggregate voting rights of underlying securities allocated to certificateholders of each class within a given series and to the holder of the retained interest in direct proportion to the allocation ratio, as described in the applicable prospectus supplement.

     When an administrative agent termination event occurs, the trustee may terminate the relevant administration agreement and the rights and obligations of the administrative agent under any administration agreement in accordance with its terms and conditions. In the event of a termination of the administration agreement, the trustee shall simultaneously:

     o reassume direct responsibility for all obligations it delegated in the administration agreement without any act or deed on the part of the applicable administrative agent; and

     o administer directly the related underlying securities or enter into an administration agreement with a successor administrative agent that complies with the requirements set forth above.

     If the trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction to appoint, an administrative agent that complies with the requirements set forth above. Pending the appointment of the administrative agent, the trustee must act as administrative agent, except if the trustee is prohibited by law from obligating itself to make advances regarding delinquent underlying securities and other assets deposited in the trust.

Trustee Compensation and Payment of Expenses

     With respect to a given series of trust certificates, the applicable prospectus supplement will specify the trustee's compensation, and the source, manner and priority of payment. The applicable series supplement may provide that the depositor will pay some prepaid ordinary expenses of the trustee, as follows:

     o If the prepaid ordinary expenses set forth in the series supplement are greater than zero, the trustee will be deemed to agree that the payment of that amount constitutes full and final satisfaction of and payment for all ordinary expenses.

     o If the prepaid ordinary expenses set forth in the series supplement are zero, the series supplement may indicate that the trust will pay ordinary expenses. In that case, the trustee will be paid on a periodic basis by the trust or from the retained interest at the rate or amount and on the terms provided for in the series supplement.

     The trustee has agreed, pursuant to the trust agreement and the related series supplement, that its right to receive those payments from the trust will constitute full and final satisfaction of and payment for all ordinary expenses and that the trustee will have no claim on payment of ordinary expenses from any other source, including the depositor.

     Alternatively, if the prepaid ordinary expenses set forth in the series supplement are zero, the series supplement may provide that the depositor will periodically pay to the trustee a fee for its services and expenses as trustee. In that case, the timing and method of payment will be set forth in the series supplement. The trustee will agree, pursuant to the trust agreement and the related series supplement, that its right to receive those payments from the depositor will constitute full and final satisfaction of and payment for all ordinary expenses and that the trustee will have no claim for payment of ordinary expenses from the trust. The trustee has further agreed that, notwithstanding any failure by the depositor to make those periodic payments of ordinary expenses, the trustee will continue to perform its obligations under the trust agreement and the related series supplement. Any obligation on the depositor to pay ordinary expenses will be extinguished and of no further effect upon the payment of ordinary expenses due and owing on the termination of the trust pursuant to the terms of the trust agreement and the related series supplement.

     Subject to the terms of the trust agreement and the related series supplement, all extraordinary expenses, to the extent not paid by a third party, are obligations of the trust, and when due and payable will be satisfied solely by the trust. "Extraordinary expenses" are any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the trust, other than:

          (A)  ordinary expenses; and

          (B) costs and expenses payable by a particular trust certificateholder, the trustee or the depositor pursuant to the trust agreement and the related series supplement.

     The series supplement will define "ordinary expenses." Ordinary expenses generally consist of the trustee's ordinary expenses and overhead in connection with its services as trustee, including:

     o the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitations of consent or instructions, or other communications required by the trust agreement and the related series supplement;

     o the costs and expenses of holding and making ordinary collection or payments on the assets of the trust and of determining and making payments of principal or distributions;

     o the costs and expenses of the trust's or trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the trust; and

     o any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the trust.

If specified in the applicable series supplement, the trustee, in addition to amounts payable to any administrative agent, will pay from its compensation any expenses incurred in connection with its administration of the underlying securities and other assets deposited in the trust to the extent specified, including, without limitation, payment of:

     o the fees and disbursements of the trustee, if applicable, and independent accountants;

     o expenses incurred in connection with distributions and reports to certificateholders; and

     o    any other expenses described in the applicable prospectus supplement.

     The trustee will not take any action, including appearing in, instituting or conducting any action or suit under the trust agreement and the related series supplement to the trust agreement or in relation to the trust agreement and related series supplement which:

     o is not indemnifiable under the trust agreement and the related series supplement to the trust agreement;

     o in the trustee's opinion, would or might cause it to incur costs, expenses or liabilities that are extraordinary expenses unless:

               (A) the trustee is satisfied that it will have adequate security or indemnity in respect of the costs, expenses and liabilities,

               (B) the trustee has been instructed by the certificateholders representing not less than the required percentage-remedies to do so, and

               (C) the certificateholders, pursuant to the instructions given under clause (B) above, have agreed that the costs, expenses or liabilities will either be:

                    o paid by the trustee from the trust, in the case of a vote of 100% of the aggregate principal amount of trust certificates then outstanding; or

                    o    paid by the trustee.

     The payment will be made out of the trustee's own funds and not from monies on deposit in the trust, in which case the trustee will be entitled to receive, upon demand, reimbursement from those certificateholders who have agreed to bear the entire amount of those costs, expenses or liabilities on a pro rata basis among those certificateholders.

Optional Exchange

     The terms and conditions, if any, upon which trust certificates of any series may be exchanged for a pro rata portion of the underlying securities and other assets deposited in the related trust will be specified in the related trust agreement and the related series supplement. However, the optional exchange right will be exercisable only to the extent that the depositor provides, upon the trustee's request, an opinion of counsel that (1) the exchange would not be inconsistent with continued satisfaction of the applicable requirements under the Investment Company Act of 1940, as amended, and (2) the exchange would not affect the characterization of the trust as a "grantor trust" under the Internal Revenue Code. In addition, no trust certificate may be exchanged unless the trustee has received at least 30 days' but not more than 45 days' notice before an optional exchange date, unless otherwise specified in the related series supplement.

     Any tender of a trust certificate by a holder for exchange will be irrevocable. Unless otherwise provided in the applicable series supplement, the optional exchange right may be exercised by the holder of a trust certificate for less than the aggregate principal amount of the trust certificate as long as the aggregate principal amount outstanding after the exchange is a multiple of the minimum denomination of the trust certificate and all other exchange requirements set forth in the related series supplement are satisfied. Upon that partial exchange, the trust certificate will be canceled and a new trust certificate or trust certificates for the remaining principal amount of the trust certificate will be issued. The new trust certificate, in the case of any trust certificate issued in registered form, will be in the name of the holder of the exchanged trust certificate.

Voting Rights with Respect to Underlying Securities

     The trustee will, within five business days after receiving notice of any meeting of holders of any of the underlying securities or other occasion for the exercise of voting rights or the giving of consents by those holders, give notice to the certificateholders, setting forth:

               (A) the information contained in the notice to holders of the related underlying securities;

               (B) a statement that the certificateholders will be entitled, subject to any applicable provisions of law and any applicable provisions of the underlying securities, to instruct the trustee as to the exercise of voting rights, if any, pertaining to the underlying securities; and

               (C) a statement as to the manner in which instructions may be given to the trustee to give a discretionary proxy to a person designated in the notice received by the trustee. The trustee will give the notice to the certificateholders of record on the relevant record date.

     The trustee will endeavor to vote in accordance with any nondiscretionary instruction set forth in any written requests received from certificateholders. Those written requests must be received on or before the date established by the trustee for that purpose. However, the trustee will only act as practicable and permitted under any applicable provision of law and any applicable provision contained in or governing the underlying securities. The trustee will not vote except as specifically authorized and directed in written instructions from the applicable certificateholder entitled to give those instructions. If, however, the trustee determines, using advice furnished by nationally recognized independent tax counsel, whether at the request of any certificateholder or otherwise, that the exercise of voting rights with respect to any underlying securities could result in a "sale or other disposition" of those underlying securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986, the trustee will exercise the voting rights in a manner that would not result in any sale or other disposition. The trustee will have no responsibility to make that determination.

     The certificateholder, by accepting delivery of a trust certificate, whether upon original issuance or subsequent transfer, exchange or replacement agrees that for so long as it owns the trust certificate it will not grant any consent to:

               (D) any conversion of the timing of payment of, or the method or rate of accruing, interest on the underlying securities underlying the trust certificates held; or

               (E) any redemption or prepayment of the securities underlying the trust certificates held.

The certificateholder's agreement is without regard to whether its ownership of the trust certificates is beneficial or otherwise.

     The trustee will not grant any consent, solicited from it as an owner of the underlying securities underlying the trust certificates, with respect to the matters under this section in, "--Voting Rights with Respect to Underlying Securities." As well, the trustee will not accept or take any action in respect of any consent, proxy or instructions received from any certificateholder in contravention of the provisions of this section.

Limitations on Rights of Certificateholders

     No certificateholder of a given series will have the right under the trust agreement or the related series supplement to institute any proceeding with respect to the trust certificates unless:

     o the certificateholder previously gave the trustee written notice of a continuing breach;

     o certificateholders evidencing not less than the percentage of the aggregate voting rights specified in the trust agreement have requested in writing that the trustee institute the proceeding in its own name as trustee;

     o that certificateholder or those certificateholders have offered the trustee reasonable indemnity;

     o    the trustee for 15 days has failed to institute that proceeding; and

     o certificateholders evidencing not less than the percentage of the aggregate voting rights specified in the related series supplement do not give the trustee directions inconsistent with the written request during that 15-day period.

     The trustee, however, is under no obligation to:

               (A) exercise any of the trusts or powers vested in it by the trust agreement and the related series supplement; or

               (B) make any investigation into the facts of matters arising under the trust agreement and the related series supplement or stated in any document believed by it to be genuine,

unless the certificateholders of the "required percentage" of trust certificates, as defined in the trust agreement and the related series supplement, request the trustee in writing to do so. In addition, the trustee is under no obligation to institute, conduct or defend any litigation under or related to the trust agreement or related series supplement at the request, order or direction of any of certificateholders affected by those agreements unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Modification and Waiver

     Unless otherwise specified in the applicable prospectus supplement, the trust agreement and the related series supplement may be amended from time to time by the depositor and the trustee without notice to or the consent of any of the certificateholders for any of the following purposes:

               (A)  to cure any ambiguity;

               (B) to correct or supplement any provision of the trust agreement or the related series supplement that may be inconsistent with any other provision in those agreements or in the prospectus supplement;

               (C) to appoint a change in trustee for a series of trust certificates after the closing date for that series, as described in the related prospectus supplement;

               (D) to provide for the administration of separate trusts by more than one trustee;

               (E) to provide for a successor trustee with respect to trust certificates of one or more series;

               (F) to provide for the issuance of a new series of trust certificates pursuant to a prospectus supplement;

               (G) to add or supplement any credit support for the benefit of any certificateholders; however, if any addition affects any series or class of certificateholders differently from any other series or class of certificateholders, then that addition cannot, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders;

               (H) to add to the covenants, restrictions or obligations of the depositor, the administrative agent or the trustee for the benefit of the certificateholders;

               (I) to comply with any requirements imposed by the Internal Revenue Code; or

               (J) to add, change or eliminate any other provisions with respect to matters or questions arising under the trust agreement and the related series supplement.

However, if any amendment is made, it must satisfy the condition that the certificates be rated as investment grade by at least one rating agency and it cannot cause any trust created by that document to fail to qualify as a fixed investment trust or "grantor trust" under the Internal Revenue Code.

     Additionally, unless otherwise specified in the applicable prospectus supplement, the trust agreement and the related series supplement may also be modified or amended from time to time by the depositor, the trustee and the securities intermediary for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement and the related series supplement or modifying in any manner the rights of certificateholders. These amendments require the consent of all the certificateholders materially adversely affected by the modification or amendment. The percentage of aggregate voting rights required to give consent to these amendments will be specified in the trust agreement and related series supplement. However, if that modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the required percentage specified in the related series supplement shall include an additional specified percentage of the trust certificates of that series or class. Also, no amendment will:

               (A) reduce in any manner the amount of, or delay the timing of, payments received on underlying securities and other assets deposited in the trust which are required to be distributed on any trust certificate without the consent of the holders of that trust certificate; or

               (B) reduce the percentage of aggregate voting rights required to take any action specified in the trust agreement and the related series supplement, without the consent of the holders of all trust certificates of that series or class then outstanding.

     Unless otherwise specified in the applicable prospectus supplement, holders of trust certificates evidencing not less than the required percentage to waive the voting rights of a given series may, on behalf of all certificateholders of that series:

               (A) waive, insofar as that series is concerned, compliance by the depositor or the trustee with some restrictive provisions, if any, of the trust agreement and the related series supplement before the time for compliance; and

               (B) waive any past default under the trust agreement and the related series supplement with respect to trust certificates of that series, except a default in the failure to distribute amounts received as principal of and premium, if any, or any distributions on any trust certificate and except a default in respect of a covenant or provision that if modified or amended would require the consent of the holder of each outstanding affected trust certificate.

Reports to Certificateholders; Notices

     Reports to Certificateholders. The trustee will, with each distribution to certificateholders of a series, forward or cause to be forwarded to each certificateholder, to the depositor and to such other parties as may be specified in the trust agreement and the related series supplement, a statement setting forth:

               (A) the amounts received by the trustee as of the last statement in respect of principal, premium, if any, and interest on the underlying securities and any amounts received by the trustee with respect to any derivatives transaction entered into by the trust pursuant to the terms of the trust agreement and the related series supplement;

               (B) any amounts payable by the trust as of the statement date pursuant to any derivatives transaction the trust entered pursuant to the terms of the trust agreement and the related series supplement;

               (C) the amount of compensation the administrative agent, if any, and the trustee received for the period relating to that distribution date, and other customary information the administrative agent, if any, or otherwise the trustee deems necessary or desirable, or that the certificateholders reasonably request in writing to enable them to prepare tax returns;

               (D) the amount of the payment to certificateholders of each class of the series on that distribution date allocable to principal of and premium, if any, and distributions on the trust certificates of each class, and the amount of aggregate unpaid distributions accrued as of that distribution date;

               (E) in the case of floating rate certificates, the floating rate applicable to those certificates on the distribution date, as calculated in accordance with the method specified in the trust certificates and the related trust agreement series supplement;

               (F) if the series supplement provides for advances, as defined in the trust agreement and the related series supplement, the aggregate amount of advances, if any, included in that distribution, and the aggregate amount of nonreimbursed advances, if any, at the close of business on that distribution date;

               (G) the aggregate stated principal amount and, if applicable, the notional amount of the underlying securities related to the series, their current interest rate or rates at the close of business on that distribution date and, if the rating has changed since the last distribution date, the current rating assigned by the applicable rating agency;

               (H) the aggregate principal amount, or notional amount, if applicable, of each class of the series at the close of business on the distribution date, separately identifying any reduction in the aggregate principal amount, or notional amount, due to the allocation of realized losses on that distribution date or otherwise, as provided in the trust agreement and the related series supplement;

               (I) as to any series or class within the series for which credit support has been obtained, the amount or notional amount of coverage of each element of credit support and its rating, if any, included as of the close of business on the distribution date; and

               (J) any other information appropriate for a series, as specified in the applicable prospectus supplement.

     The trustee will furnish within a reasonable period of time after the end of each calendar year, to each person who at any time during the calendar year was a certificateholder, a statement containing the information set forth in clause (C) above, aggregated for the calendar year during which that person was a certificateholder. That obligation of the trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in effect.

     Notices. Any notice required to be given to a holder of a registered trust certificate will be mailed to the last address of that holder set forth in the applicable certificate register. Any notice mailed within the time period prescribed in the trust agreement or series supplement shall be conclusively presumed to have been duly given when mailed, whether or not the certificateholder receives that notice.

Evidence as to Compliance

     A firm of independent public accountants will, pursuant to the trust agreement and the related series supplement and based on agreed-upon procedures considered appropriate under the circumstances, furnish a statement to the trustee to the effect that the firm:

     o has examined certain documents and records relating to the administration of the underlying securities and other assets deposited in the trust during the related 12-month period or, in the case of the first report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related original issue date; and

     o is of the opinion that the trustee's administration was conducted in compliance with the terms of the trust agreement and the related series supplement to the trust agreement.

     That statement will first be furnished on a date specified in the trust agreement and related series supplement and annually thereafter on or before a specified date. The independent public accountants will not include items they believe to be immaterial and will be subject to any other exceptions and qualifications set forth in their report.

     The trust agreement and the related series supplement will also provide for delivery to the depositor, the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement and the related series supplement throughout the preceding year with respect to any series of trust certificates.

     Certificateholders can obtain copies of the annual accountants' statement, if any, and the statement of officers of the trustee without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Replacement Certificates

     If a mutilated trust certificate is surrendered at the corporate trust office or agency of the trustee in the City or State of New York or the depositor or the trustee receives satisfactory evidence that a trust certificate has been lost, destroyed or stolen, the trustee may replace the certificate. The holder must pay the expenses of replacement that the trustee may incur in connection with the replacement. In addition, that holder must furnish any security or indemnity that the trustee and the depositor may require to hold each of them and any paying agent harmless. However, neither the depositor nor the trustee will replace a trust certificate if it has received notice that the trust certificate was acquired by a bona fide purchaser.

Termination

     The obligations created by the trust agreement and the related series supplement for each series of trust certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account and required to be paid to them pursuant to the trust agreement and the related series supplement to the trust agreement following final payment or other liquidation of

     o any remaining underlying securities and other assets deposited in the trust,

     o credit support subject to the trust agreement and related series supplement, or

     o the disposition of all property acquired upon foreclosure or liquidation of any of the underlying securities and other assets deposited in the trust or credit support.

     In no event, however, will any trust created by the trust agreement and the related series supplement continue beyond the date specified in the applicable prospectus supplement, nor will the trust continue to exist if its existence would result in a violation of the common-law rule against perpetuities. Written notice of termination of the obligations with respect to the related series of trust certificates under the trust agreement and the related series supplement to the trust agreement will be provided as set forth above under "--Reports to Certificateholders; Notices." The final distribution will be made only upon surrender and cancellation of the trust certificates at an office or agency appointed by the trustee specified in the notice of termination.

     If the underlying securities and other assets deposited in the trust and any credit support are sold or exchanged for other assets, that sale or exchange shall be made at a price approximately equal to the aggregate fair market value of all the assets in the trust, as determined by the trustee, the administrative agent, if any, and, if different from both persons, the person entitled to effect such sale or exchange. In each case above, any sale or exchange will take into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price. A sale of all the deposited assets will effect an early retirement of the trust certificates of that series, but no sale will occur if the aggregate principal balance of the assets deposited in the trust for such series at the time of purchase is less than the percentage of the aggregate principal balance of the deposited assets at the cut-off date for that series that may be sold, as set out in the prospectus supplement and related series supplement.

Duties of the Trustee

     The trustee makes no representations as to the validity or sufficiency of the trust agreement and the related series supplement, the recitals contained in either, the trust certificates of any series or any underlying securities or the other assets deposited in the trust or any related document. The trustee is not accountable for the use or application of any of the trust certificates or the underlying securities and other assets deposited in the trust, or their proceeds by the depositor. The trustee is required to perform only those duties specifically required under the trust agreement and the related series supplement with respect to each series of trust certificates. However, when the trustee receives the various trust certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and determine whether they conform to the applicable requirements of the trust agreement and the related series supplement.

The Trustee

     The prospectus supplement will name the trustee for any given series of trust certificates under the trust agreement and the related series supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, the depositor, any administrative agent and their respective affiliates.

                      DESCRIPTION OF UNDERLYING SECURITIES
                     AND OTHER ASSETS DEPOSITED IN THE TRUST

General

     Each series of trust certificates, or, if more than one class exists, each class within that series, will represent in the aggregate the beneficial ownership interest in an aggregate amount of principal of and premium, if any, and interest on a designated, publicly issued security or pool of securities. The underlying securities will consist of any of the following securities, issued under the laws of either the United States, any U.S. state or any foreign jurisdiction:

               (A)  government securities;

               (B) senior or subordinated publicly traded debt obligations of one or more corporations, or general or limited partnerships;

               (C) asset-backed securities of one or more trusts or other special purpose legal entities; or

               (D) preferred securities of Trust Originated Preferred Securities, or "TOPrSSM," trusts organized by one or more corporations, or general or limited partnerships, or securities that are similar to those issued by TOPrSSM trusts. Trust Originated Preferred Securities and TOPrSSM are service marks of Merrill Lynch.

     The assets deposited in a trust may also include:

    o  cash and cash equivalents;         o  caps, floors, collars and options;
    o  guarantees;                        o  structured securities; and
    o  letters of credit;                 o  other instruments and transactions
    o  financial insurance;                  that credit enhance, hedge or
    o  interest rate, currency, equity,      otherwise provide support to the
       commodity and credit-linked swaps;    underlying securities to assure
    o  forward contracts;                    the servicing or timely
                                             distribution of payments to
                                             holders of the certificates.

For further information on these instruments see "Risk Factors--Your interests may be subject to risks associated with the trust's use of derivative instruments."

     The applicable prospectus supplement will describe the "deposited assets" a term that refers to the underlying securities and any other assets deposited in the trust. Underlying securities will have been issued pursuant to an effective registration statement filed with the SEC or pursuant to an exemption. If the underlying securities represent obligations issued by one or more underlying securities issuers, the underlying securities will satisfy the eligibility criteria described in the section below under "Underlying Securities Issuer." Except for U.S. government securities, the underlying securities will be purchased in the secondary market and will not be acquired from any underlying securities issuer or an affiliate of an underlying securities issuer, whether as part of any distribution by or pursuant to any agreement with an underlying securities issuer, an affiliate of an underlying securities issuer or otherwise. No underlying securities issuer will participate in the offering of the trust certificates, nor will an underlying securities issuer receive any of the proceeds from the sale of underlying securities or from the issuance of the trust certificates.

     Deposited assets for a given series of trust certificates and the related trust will not constitute deposited assets for any other series of trust certificates or related trust, and the trust certificates of a given series will possess an equal and ratable undivided ownership interest in the deposited assets. The applicable prospectus supplement may, however, specify that assets constituting a part of the deposited assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within the series. In that event, the other classes of the series will not possess any beneficial ownership interest in those specified assets constituting a part of the deposited assets.

     This prospectus relates only to the trust certificates offered through it and does not relate to the underlying securities. The following description of the underlying securities and the underlying securities issuer is intended only to summarize material characteristics of the underlying securities that the depositor is permitted to deposit in a trust. It does not purport to be a complete description of any prospectus or prospectus supplement relating to underlying securities or of any underlying securities indenture.

     The applicable prospectus supplement will describe the material terms of the deposited assets, including the material terms of any derivative instruments that are included in the deposited assets.

Underlying Securities Issuer

     The underlying securities issuers will be the U.S. government, one or more corporations, general or limited partnerships, TOPrSSM trusts organized by one or more corporations, general or limited partnerships, or issuers of preferred securities that are similar to TOPrSSM. The underlying securities issuer will be organized under the laws of either the United States, any U.S. state or any foreign jurisdiction. The applicable prospectus supplement will provide only limited information about each underlying securities issuer, such as its name, place of incorporation and the address of its principal offices, unless a trust consists of "concentrated underlying securities." Concentrated underlying securities are underlying securities, other than government securities, constituting 10% or more of the total underlying securities deposited in a trust. With respect to concentrated underlying securities, the applicable prospectus supplement will include audited financial statements of the issuer of the concentrated underlying securities unless:

     (1) the underlying securities issuer is eligible to use Form S-3 or F-3 for a primary offering of common stock or for an offering of non-convertible investment grade securities where such securities are rated investment grade;

     (2) Guaranteed by Parent: the concentrated underlying securities are guaranteed by a parent company of the issuer of the concentrated underlying securities and either:

          (a)  each of the parent company and the issuer meets the criteria in
               (1), above; or

          (b) (i) the parent company meets the criteria in (1), above, (ii) the issuer of the concentrated underlying securities meets the requirements of general instruction I.C.3. of Form S-3 or general instruction I.A.5(iii) of Form F-3, and (iii) the requirements of Rule 3-10 of Regulation S-X under the Securities Act are satisfied;

     (3) Guaranteed by Subsidiary: (i) the issuer meets the criteria in (1), above, (ii) the concentrated underlying securities are guaranteed by a wholly owned subsidiary of the issuer of the concentrated underlying securities and (iii) the requirements of Rule 3-10 of Regulation S-X under the Securities Act are satisfied;

     (4) the concentrated underlying securities are asset-backed securities, the underlying securities issuer has at least $75,000,000 in outstanding securities held by non-affiliates and at the time of issuance the entity will be subject to the informational requirements of the Exchange Act and in accordance with those requirements, files periodic reports and other information with the SEC in which case the applicable prospectus supplement will refer only to the periodic reports filed by the underlying securities issuer, or underlying securities guarantor, as applicable, with the SEC. Those reports should be reviewed by any prospective certificateholder of the trust containing the underlying securities. For further information, see "Risk Factors--If public information concerning the underlying securities issuer is not available, your ability to make an informed decision to act in regard to the trust certificates may be impaired."

     The reports and information above may be read and copied at the SEC's public reference room, located at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

     A prospective certificateholder should obtain and evaluate the same information concerning the relevant underlying securities issuer as it would obtain and evaluate if it were investing directly in the underlying securities or in the issuer of the underlying securities.

     Neither the depositor, the trustee, the securities intermediary, Merrill Lynch nor any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any underlying securities issuer, including, without limitation, any investigation as to its financial condition or creditworthiness, or concerning any underlying securities, whether or not that information is filed with the SEC or otherwise would be considered in making a decision to purchase the trust certificates. The above will not apply to any information concerning the underlying securities and any underlying securities issuer that is expressly stated in this prospectus or an applicable prospectus supplement. The above will not apply, for example, to identifying information or to information of the type described in an applicable prospectus supplement under "Description of the Underlying Securities."

Underlying Securities Indenture

     General. Except for U.S. government securities or TOPrSSM or similar securities issued pursuant to a trust agreement or unless otherwise specified in the applicable prospectus supplement, each underlying security will have been issued pursuant to an underlying securities indenture between the underlying securities issuer and a trustee. The underlying securities indenture and the underlying securities trustee will be qualified under the Trust Indenture Act of 1939 and the underlying securities indenture will contain provisions required by the Trust Indenture Act. Government securities are not issued pursuant to an indenture and are exempt from the Securities Act under Section 3(a)(2) and from the Trust Indenture Act under Section 304(a)(4).

     Covenants. Indentures generally contain covenants intended to protect securityholders against the occurrence or effects of some specified events, including restrictions limiting the issuer's, and in some cases one or more of the issuer's subsidiaries', ability to:

     o    consolidate, merge, transfer or lease assets;

     o incur or suffer to exist any lien, charge or encumbrance upon all or some specified portion of its property or assets;

     o incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of the indebtedness is secured by the grant of a lien; or

     o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value, any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

     An indenture may also contain financial covenants that, among other things, require the maintenance of financial ratios or the creation or maintenance of reserves or permit some actions to be taken only if compliance with the covenants can be demonstrated at the time the actions are to be taken. Subject to some exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

     The underlying securities indenture for one or more underlying securities included in a trust may include some, all, none of or variations from the above provisions, together with additional covenants not discussed in this prospectus. The depositor cannot assure you that any type of underlying securities will be subject to similar covenants or that any of the covenants will protect the trust as a holder of the underlying securities against losses. The prospectus supplement used to offer any series of trust certificates will describe material covenants concerning any concentrated underlying securities and, as applicable, will describe material covenants that are common to any pool of underlying securities. The applicable prospectus supplement will include any material risk factors associated with non investment-grade underlying securities deposited into a trust.

     Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued. The events of default typically include the following or variations of the following:

     o failure by the issuer to pay an installment of interest or principal on the securities at the time required, subject to any specified grace period, or to redeem any of the securities when required, subject to any specified grace period;

     o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture if that failure is materially adverse to securityholders and continues for a specified period after notice is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

     o failure by the issuer and/or one or more of its subsidiaries to make any required payment of principal and premium, if any, or interest with respect to other material outstanding debt obligations or the acceleration by or on behalf of the holders of those securities; and

     o events of bankruptcy or insolvency with respect to the issuer and/or one or more of its subsidiaries.

     Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities, the indenture trustee must, take action as it may deem appropriate to protect and enforce the rights of the securityholders. Some indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of some events of default, subject to any applicable right of the issuer to cure. Generally, an indenture will contain a provision entitling the trustee under the indenture to be indemnified by the securityholders before proceeding to exercise any right or power under the indenture with respect to the securities at the request of the securityholders. An indenture is also likely to limit a securityholder's right to institute some actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied. These conditions may include:

     o    obtaining the consent of the indenture trustee;

     o that the proceeding be brought for the ratable benefit of all holders of the security; and/or

     o that the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with that request within a reasonable time.

     Each underlying securities indenture may include some, none or variations of the above provisions, together with additional events of default and/or remedies not discussed here. The prospectus supplement for any series of certificates will describe the events of default under the underlying securities indenture for any concentrated underlying security and the applicable remedies. The prospectus supplement for any trust consisting of a pool of underlying securities will describe some common underlying security events of default with respect to the pool. The depositor cannot assure you that the provision will protect the trust, as a holder of the underlying securities, against losses. Furthermore, a certificateholder will have no independent legal right to exercise any remedies with respect to the underlying securities and will be required to rely on the trustee of the applicable trust to pursue any available remedies on behalf of the relevant certificateholders in accordance with the terms of the trust agreement and the related series supplement to the trust agreement. If an underlying security event of default occurs and the trustee as a holder of the underlying securities is entitled to vote or take other action to declare the principal amount of an underlying security and any accrued and unpaid interest on the underlying security to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any underlying security in determining whether to require the acceleration of the underlying securities. For more information, see "Risk Factors--Your ability to dispose of or take action with respect to any underlying securities and any other assets deposited in the trust may be limited due to the passive nature of the trust".

     Subordination. If specified in the applicable prospectus supplement, some of the underlying securities with respect to any trust may be either senior or subordinated in right of payment to other existing or future indebtedness of the underlying securities issuer. With respect to subordinated underlying securities, to the extent of the subordination provisions of the securities, and after the occurrence of specified events, securityholders and direct creditors whose claims are senior to subordinated underlying securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal and premium, if any, or any interest on the securities. The trust, as a holder of subordinated debt, may consequently suffer a greater loss than if it held unsubordinated debt of the underlying securities issuer. We cannot assure you, however, that in the event of a bankruptcy or similar insolvency proceeding, the trust as a holder of senior underlying securities would receive all payments in respect of those securities even if holders of subordinated securities receive no amounts in respect of the securities. The prospectus supplement relating to any series of trust certificates will contain a description of any subordination provisions with respect to any concentrated underlying securities and the percentage of senior underlying securities and subordinated underlying securities, if any, in a trust comprised of a pool of securities.

     Secured Obligations. Some of the underlying securities with respect to any trust may be "secured underlying securities," which means that they represent secured obligations of the underlying securities issuer. Generally, unless an event of default occurred, or with respect to some types of collateral or as otherwise set forth in the related indenture, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral and to collect, invest and dispose of any income related to the collateral. The secured indebtedness issued pursuant to the indenture:

     o may also contain provisions for release, substitution or disposition of collateral under some circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the securityholders; and

     o will also provide for the disposition of the collateral upon the occurrence of some events of default.

     In the event of a default of any secured obligation, securityholders may experience a delay in payments on account of principal and premium, if any, or any interest on those securities pending the sale of any collateral and before or during the period the related collateral may decline in value.

     If proceeds from the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of those securities, to the extent not repaid from the proceeds of the sale of the collateral, would have only an unsecured claim ranking equally to the claims of all other general unsecured creditors.

     The underlying securities indenture with respect to secured underlying securities may include some, all or none of or variations on those provisions. The prospectus supplement relating to any series of trust certificates that includes concentrated underlying securities that are secured will describe the material security provisions of those underlying securities and the related collateral. With respect to any trust comprised of a pool of securities with a substantial portion being comprised of secured underlying securities, the applicable prospectus supplement will disclose some material information with respect to those security provisions and the collateral.

Principal Terms of Underlying Securities

     The applicable prospectus supplement for each series of trust certificates will contain a description of the following terms, as applicable, of any concentrated underlying security:

               (A) the title and series of the underlying securities, their aggregate principal amount, denomination and form;

               (B) whether the securities are senior or subordinated to any other existing or future obligations of the underlying securities issuer;

               (C) whether any of the obligations are secured and the nature of any collateral;

               (D) the limit, if any, upon the aggregate principal amount of the securities;

               (E) the dates on which, or the range of dates within which, the principal of and premium, if any, on the securities will be payable;

               (F) the rate or rates, or the method of determining the rates, at which the underlying securities will bear interest, if any, the date or dates from which the interest will accrue and the dates on which the interest will be payable;

               (G) the obligation, if any, of the underlying securities issuer to redeem the underlying securities and other securities of the same class or series at the holder's option or pursuant to any sinking fund or similar provisions and the timing, price and the terms and conditions that would govern any redemption or repurchase of the securities, in whole or in part, pursuant to that obligation;

               (H) if applicable, the timing, price and the terms and conditions that would govern any redemption, in whole or in part, of the securities at the option of the underlying securities issuer;

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

               (I) if applicable, the timing, price and the terms and conditions that would govern the ability of a holder of underlying securities subject to a put option to require the issuer of the underlying securities to repurchase or otherwise repay those underlying securities;

               (J) whether the underlying securities were issued at a price lower than the principal amount of the underlying securities;

               (K) if other than U.S. dollars, the currency in which the securities are denominated, or in which the payment of the principal of and premium, if any, or any interest on the underlying securities will be made, and the circumstances, if any, when the currency of payment may be changed;

               (L) material events of default or restrictive covenants provided for with respect to the underlying securities;

               (M)  the rating, if any, of the underlying securities;

               (N) the principal U.S. market on which the underlying securities are traded, if any; and

               (O)  any other material terms of the underlying securities.

     With respect to a trust comprised of a pool of underlying securities, the applicable prospectus supplement will describe:

     o the composition of the underlying securities pool as of the cut-off date;

     o some material events of default or restrictive covenants common to the underlying securities; and

     o on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in clauses (B), (C), (E), (F), (G), (H), (I), (J) and (K) of the
          preceding paragraph and any other material terms regarding the pool of securities.

     Other than publicly traded debt securities that satisfy the necessary requirements set forth in this prospectus for underlying securities, the underlying securities may consist of, or be similar in structure to, TOPrSSM.

     If an issuer of concentrated underlying securities ceases to file periodic reports under the Exchange Act, the depositor will continue to be subject to the reporting requirements of the Exchange Act but some information with respect to the issuer may be unavailable. Also, if an issuer ceases to file those reports, the actions described in this prospectus under "Description of the Trust Certificates - Default and Remedies" will be carried out by the trustee and the depositor.

     Asset-Backed Securities. The applicable prospectus supplement may specify that a trust may include one or more asset-backed securities. Asset-backed securities may be asset-backed notes or pass-through certificates issued by a trust or a special purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Those financial assets may consist of secured or unsecured corporate bonds, corporate loans, consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, equipment leases and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates are generally issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes. Those servicing agreements, indentures and pooling and servicing agreements are collectively referred to as "asset-backed agreements".

     Asset-backed agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. That segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where required by the Uniform Commercial Code (UCC), as in the case of home equity loan notes, documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the asset-backed securities. In the case of most assets, either no documents evidence the receivables (for example, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, which would result in the trustee and the asset-backed security holders becoming unsecured creditors of the transferor of the assets.

Credit Support

     As specified in the applicable prospectus supplement for a given series of trust certificates, the trust for any series of trust certificates may include, or the certificateholders of such series or any class or group of classes within such series may have the benefit of, credit support for any class or group of classes within such series. Credit support directly benefits the relevant trust and, consequently, benefits certificateholders. Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth:

     o whether the trust for any class or classes of trust certificates contains, or the certificateholders of such trust certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to the class or classes; and

     o information with respect to the obligors of each element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of the class or classes.

     Subordination. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of trust certificates to receive collections from the trust for the series and any credit support obtained for the benefit of the certificateholders of the series or classes within the series may be subordinated to the rights of the certificateholders of one or more other classes of the series to the extent described in the applicable prospectus supplement. The subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the deposited assets relating to a series of trust certificates such that the collections received on the deposited assets are insufficient to make all distributions on the trust certificates of the series, those realized losses would be allocated to the certificateholders of any class of the series that is subordinated to another class, to the extent and in the manner provided in the applicable prospectus supplement. In addition, if applicable, the prospectus supplement may provide that some amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. For more information regarding the reserve accounts, see "--Reserve Accounts" below.

     If the applicable prospectus supplement so provides, the credit support for any series or class of trust certificates may also include the other forms of credit support that are described below. Any other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to those certificateholders or as otherwise specified in the applicable prospectus supplement. In addition, if the applicable prospectus supplement so provides, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to the credit support out of amounts otherwise payable to one or more of the classes of the trust certificates of such series. Further, payments to be made in respect of any forms of credit support arranged for or on behalf of the certificateholders may be required to be paid before any distributions that must be made to certificateholders.

     Letter of Credit; Surety Bond. The certificateholders of any series or class or group of classes of trust certificates within that series may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or any other person specified in the applicable prospectus supplement will use its reasonable efforts to:

     o cause the letter of credit or the surety bond to be obtained and to be kept in full force and effect, unless coverage under the letter of credit has been exhausted through payment of claims; and

     o timely pay the fees or premiums on the letter of credit or surety bond, unless, as described in the applicable prospectus supplement, the payment of fees or premiums is otherwise provided for.

     The trustee or the other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws. The applicable prospectus supplement will provide the manner, priority and source of funds by which any draws are to be repaid.

     Unless the applicable prospectus supplement otherwise specifies, if the bank issuing the letter of credit or the surety company, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee or the other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets the requirements and provides the same coverage to the extent available for the same cost. We cannot assure you that any bank issuing the letter of credit or any surety, as applicable, will continue to satisfy the requirements or that any substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent similar credit support is not available, the credit support otherwise provided by the letter of credit or the surety bond or similar credit enhancement may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

     Reserve Accounts. If the applicable prospectus supplement so provides, the trustee or another person specified in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution, which may be the trustee, any combination of cash or permitted investments in specified amounts. These amounts will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, a reserve account may be funded through application of a portion of collections received on the deposited assets for a given series of trust certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts may be distributed to certificateholders of the class or group of classes within the series, or may be used for other purposes, in the manner and to the extent provided in the applicable prospectus supplement. Amounts deposited in any reserve account will be invested in permitted investments by, or at the direction of, the trustee, the depositor or any other person as may be specified in the applicable prospectus supplement.

Collections

     The trust agreement and the related series supplement will establish procedures by which the trustee, or any other person that may be specified in the prospectus supplement, is obligated, for the benefit of the certificateholders of each series of trust certificates, to administer the related deposited assets. Administering the deposited assets will include making collections of all payments made on those assets and depositing those collections from time to time before any applicable distribution date into a "certificate account," which will be a segregated trust account maintained or controlled by the applicable trustee for the benefit of the series. If an administrative agent is appointed, it will direct the trustee, and otherwise the trustee will make all determinations, as to:

               (A) the appropriate application of the collections, and other amounts available for distribution, to the payment of any administrative or collection expenses, such as the administrative fee and some credit support-related ongoing fees, such as insurance premiums, letter of credit fees or any required account deposit; and

               (B) the payment of amounts then due and owing on the trust certificates of the trust series and classes within the series, all in the manner and priorities described in the applicable prospectus supplement.

     The applicable prospectus supplement will specify the collection periods, if applicable, and distribution dates for a given series of trust certificates and the particular requirements relating to the segregation and investment of collections received on the deposited assets during a given collection period or on or by specified dates. We cannot assure you that amounts received from the deposited assets and any credit support obtained for the benefit of certificateholders for a particular series or class of trust certificates over a specified period will be sufficient, after payment of all prior expenses and fees for that period, to pay amounts then due and owing to holders of the trust certificates. The applicable prospectus supplement will also set forth the manner and priority by which any realized loss will be allocated among the classes of any series of trust certificates, if applicable.

     The applicable prospectus supplement will identify the circumstances that may permanently or temporarily change over time the relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of trust certificates. Moreover, the applicable prospectus supplement may specify that the allocation ratio in respect of each class of a given series for purposes of payments of some amounts, such as principal, may be different from the allocation ratio assigned to each class for payments of other amounts, such as interest or premium.

                                 CURRENCY RISKS

     An investment in a trust certificate having a specified currency other than U.S. dollars entails significant risks that are not associated with similar investments in U.S. dollar-denominated securities. The risks include, without limitation:

     o economic and political events and the supply of and demand for the relevant currencies;

     o the possibility of significant changes in rates of exchange between the U.S. dollar and the trust certificates' currency;

     o    volatility of the exchange market;

     o depreciation of the specified currency for a trust certificate against the U.S. dollar, which would decrease the effective yield of your trust certificate below its applicable interest rate and, in some circumstances, could result in a loss to you on a U.S. dollar basis; and

     o the possibility that a foreign government will impose or modify foreign exchange controls with respect to the foreign currency, which could restrict or prohibit distributions of principal, premium or interest in the specified currency.

     Those risks generally depend on factors over which the depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and some currencies have been highly volatile and you should expect that this volatility will continue in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, that fluctuations in the rate may occur during the term of any trust certificate. Depreciation of the specified currency for a trust certificate against the U.S. dollar would decrease the effective yield of the trust certificate below its applicable interest rate and, in some circumstances, could result in a loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a specified currency for making distributions in respect of trust certificates denominated in that currency. At present, the depositor has identified the following currencies in which distributions of principal, premium and interest on trust certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and the Euro. However, trust certificates distributable in another currency may be issued at any time, based upon investor demand for trust certificates denominated in these currencies. We cannot assure you that exchange controls that restrict or prohibit distributions of principal, premium or interest in any specified currency will not be imposed. Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular trust certificate, the currency in which the amounts are due in respect of each trust certificate will not be available.

     Any prospectus supplement relating to trust certificates having a specified currency other than U.S. dollars will contain historical exchange rates for that currency against the U.S. dollar, a description of the currency, any exchange controls affecting that currency and any other required information concerning that currency. The prospectus supplement will also discuss risk factors relating to that specified currency.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

     This summary is based on the Internal Revenue Code of 1986, as amended to the date of this prospectus, revenue rulings, judicial decisions and existing and proposed Treasury regulations, including final regulations concerning the tax treatment of debt instruments issued with original issue discount, the "OID Regulations." Changes to any of the rules or regulations stated above after the date of this prospectus may affect the tax consequences described in this prospectus.

     This summary only discusses the U.S. federal income tax consequences to you if you hold the trust certificates as capital assets within the meaning of
Section 1221 of the Internal Revenue Code. It does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are subject to special rules because, for example you are a financial institution, an insurance company, a foreign partnership or other flow through entity, a dealer or you hold the trust certificates as part of a hedging transaction or straddle. Further, the tax consequences arising from the ownership of any series of trust certificates with special characteristics will be set forth in the applicable prospectus supplement and a legal opinion of tax counsel will be filed with the SEC in connection with each series of trust certificates. In its opinion, tax counsel will opine as to the tax disclosure regarding the trust certificates set forth in this prospectus and the applicable prospectus supplement.

     In all cases, you are advised to consult your own tax advisor regarding the U.S. federal tax consequences to you of holding, owning and disposing of trust certificates, including the advisability of making any of the elections described below, as well as any tax consequences arising under the law of any state or other taxing jurisdiction.

     For purposes of this discussion, "U.S. Person" means an individual who, for U.S. federal income tax purposes, is:

               o    A citizen or resident of the United States;

               o a corporation, partnership or other entity created or organized in or under the laws of the United States or any state;

               o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

               o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Tax Status of Trust

     The arrangement under which the trust certificates will be created and sold and the underlying securities will be administered will be treated as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code. You will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus of the underlying securities in the grantor trust.

Income of Trust Certificateholders

     In General. If you are a U.S. Person, you will be required to report on your U.S. federal income tax return your pro rata share of the entire income from the underlying securities, including gross interest income at the interest rate on the underlying securities, in accordance with your method of accounting.

     Original Issue Discount. The underlying securities may have originally been sold at a discount below their principal amount. As provided in the Internal Revenue Code and the OID Regulations, the excess of the "stated redemption price," as described below, of each of the underlying securities over its "issue price," defined as the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the underlying securities has been sold, will be original issue discount if the excess equals or exceeds a de minimis amount, i.e., 1/4 of 1% of the underlying security's stated redemption price multiplied by the number of complete years to its maturity. If you own an underlying security with a de minimis amount of original issue discount you must include any de minimis original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the underlying security. The "stated redemption price" of an underlying security is equal to the sum of all payments on the underlying security other than interest based on a fixed rate or a variable rate, unless stated by the applicable prospectus supplement, and payable unconditionally at least annually.

     You are required to include original issue discount in income as it accrues, which may be before the receipt of the cash attributable to the income, based on a compounding of interest at a constant rate, using the yield to maturity of the underlying security as originally issued. Under these rules, you generally must include in income increasingly greater amounts of original issue discount in successive accrual periods, unless payments that are part of the stated redemption price at maturity of an underlying security are made before its final maturity. The OID Regulations permit you to use accrual periods of any length up to one year, including daily accrual periods, to compute accruals of original issue discount, provided that each scheduled payment of principal or interest occurs either on the first or the last day of an accrual period.

     Acquisition Premium and Market Discount. If you purchase an underlying security with original issue discount at an acquisition premium (i.e., at a price in excess of its "adjusted issue price" but less than its stated redemption price), the amount includible in income in each taxable year as original issue discount is reduced by that portion of the excess properly allocable to the year. The adjusted issue price is defined as the sum of the issue price of the underlying security and the aggregate amount of previously accrued original issue discount, less any prior payments of amounts included in its stated redemption price. Unless you make the accrual method election described below, acquisition premium is allocated on a pro rata basis to each accrual of original issue discount so that you are allowed to reduce each accrual of original issue discount by a constant fraction.

     If you purchase at a "market discount," for example, at a price less than the stated redemption price or, in the case of an underlying security with original issue discount, the adjusted issue price, you will be required, unless the difference is less than a de minimis amount, to treat any principal payments on, or any gain realized upon the disposition or retirement of, the underlying security as interest income to the extent of the market discount that accrued while you held the underlying security, unless you elect to include the market discount in income on a current basis. Market discount is considered to be de minimis if it is less than 1/4 of 1% of the underlying security's stated redemption price multiplied by the number of complete years to maturity after you acquired the trust certificate. If an underlying security with more than a de minimis amount of market discount is disposed of in a nontaxable transaction, other than a nonrecognition transaction described in Section 1276(d) of the Internal Revenue Code, accrued market discount will be includible as ordinary income to you as if you had sold the trust certificate at its then fair market value. If you acquired at a market discount and do not elect to include market discount in income on a current basis you may also may be required to defer the deduction for a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the trust certificate until the deferred income is realized.

     Premium. Except as noted below, if you purchase for an amount in excess of the principal amount, or in the case of an underlying security with original discount, the remaining stated redemption price, you will be treated as having premium with respect to the underlying security in the amount of the excess. If you purchase an underlying security with original issue discount at a premium, you are not required to include in income any original issue discount with respect to the underlying security. If you make an election under Section 171(c)(2) of the Internal Revenue Code to treat the premium as "amortizable bond premium," the amount of interest that must be included in your income for the accrual period, where the underlying security is not optionally redeemable before its maturity date, will be reduced by the portion of the premium allocable to the period based on the underlying security's yield to maturity. If the underlying security may be called before maturity after you have acquired it, you generally may not assume that the call will be exercised and must amortize premium to the maturity date. If the underlying security is in fact called, any unamortized premium may be deducted in the year of the call. If you make the election under Section 171(c)(2), the election also shall apply to all bonds the interest on which is not excludible from gross income ("Fully Taxable Bonds") held by you at the beginning of the first taxable year to which the election applies and to all Fully Taxable Bonds thereafter acquired by you, and is irrevocable without the consent of the IRS. If such an election is not made, you must include the full amount of each interest payment in income in accordance with your regular method of accounting and will receive a tax benefit from the premium only in computing your gain or loss upon the sale or other disposition or retirement of the underlying security.

     Accrual Method Election

     Under the OID Regulations, you are permitted to elect to include in gross income your entire return on an underlying security, i.e., the excess of all remaining payments to be received on the underlying security over the amount you paid for the trust certificate, based on the compounding of interest at a constant rate. Such an election for an underlying security with amortizable bond premium or market discount will result in a deemed election for all of your debt instruments with amortizable bond premium or market discount and may be revoked only with permission of the IRS.

     Disposition or Retirement of Certificates

     Upon the sale, exchange or other disposition of a trust certificate, or upon the retirement of a trust certificate, you will recognize gain or loss equal to the difference, if any, between the amount realized upon the disposition or retirement and your tax basis in the trust certificate. Your tax basis for determining gain or loss on the disposition or retirement of a trust certificate will be your cost of the trust certificate, increased by the amount of original issue discount and any market discount includible in your gross income with respect to the underlying security, and decreased by the amount of any payments under the underlying security that are part of its stated redemption price and by the portion of any premium applied to reduce interest payments as described above.

     If you dispose of or retire a trust certificate any gain or loss will be capital, gain or loss, except to the extent the gain represents accrued stated interest, original issue or market discount on the trust certificate not previously included in your gross income, to which extent the gain or loss would be treated as ordinary income. Any capital gain or loss will be long-term capital gain or loss if at the time of disposition or retirement you have held the trust certificate for more than one year.

     Deductibility of Trust's Fees and Expenses

     In computing its U.S. federal income tax liability, a trust certificateholder generally will be entitled to deduct its pro rata share of reasonable administrative fees, trustee fees and other fees and expenses paid or incurred by the trust, as provided in Section 162 or 212 of the Internal Revenue Code. However, if a trust certificateholder is an individual, estate or trust, the deduction of such fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Foreign Trust Certificateholders

     Withholding Tax on Payments of Principal and Interest on Trust Certificates

     If you are not a U.S. Person, interest paid to you on the trust certificates generally will not be subject to the 30% withholding tax, provided that:

     (1) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of the issuer of the underlying securities;

     (2) you are not a controlled foreign corporation for U.S. tax purposes that is directly or indirectly related to the issuer of the underlying securities through stock ownership;

     (3) you are not a bank described in Section 881(c)(3)(A) of the Internal Revenue Code; and

     (4)  either:

          (A) the beneficial owner of the trust certificates certifies to the applicable payor or its agent, under penalties of perjury, that it is not a U.S. person and provides its name and address on U.S. Treasury Form W-8BEN (or a suitable substitute form); or

          (B) a securities clearing organization, bank or other financial institution, that holds customers' securities in the ordinary course of its trade or business and holds the trust certificates, certifies under penalties of perjury that such a Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

Otherwise, the 30% withholding tax may apply to interest paid unless an income tax treaty reduces or eliminates such tax.

     If you hold the trust certificates in connection with the conduct of a trade or business within the U.S., payments of interest on the trust certificates will not be subject to withholding tax if you deliver a Form W-8ECI (or suitable substitute form) to the payor. You will be subject to U.S. federal income tax at regular rates, unless an income tax treaty reduces or eliminates such tax. You may also be subject to an additional branch profits tax at a 30% rate or, if applicable, a lower treaty rate.

     Gains on Disposition of Trust Certificates

     You generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of a trust certificate unless:

               o You are an individual present in the U.S. for 183 days or more in the year of such sale, exchange or redemption and either (A) have a "tax home" in the U.S. and certain other requirements are met, or (B) the gain from the disposition is attributable to an office or other fixed place of business in the U.S.;

               o In the case of an amount which is attributable to accrued interest, you do not meet the conditions for exemption from the 30% withholding tax, as described above; or

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

               o The gain is effectively connected with your conduct of a U.S. trade or business.

Backup Withholding and Information Reporting

     Information returns will be filed with the IRS in connection with payments on the trust certificates and the proceeds from a sale or other disposition of the trust certificates. If you own trust certificates and are a U.S. Person, you will be subject to United States backup withholding tax at a 30% rate (subject to periodic reductions through 2006) on these payments unless you provide your taxpayer identification number to the paying agent and comply with certification procedures to establish that you are not a U.S. Person in order to avoid information reporting and backup withholding tax requirements. The certification on Form W-8BEN, required to claim exemption from 30% U.S. federal withholding on interest payments as described above, will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.



     The U.S. federal income tax discussion set forth above may not be applicable depending upon your particular situation. You should consult your own tax advisor with respect to the tax consequences to you of the ownership and disposition of the trust certificates, including the tax consequences under the tax laws of the United States, states, localities, countries other than the United States and any other taxing jurisdictions and the possible effects of changes in the tax laws.



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

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, which we refer to as "ERISA", and the Internal Revenue Code impose certain requirements on:

     (1)  employee benefit plans, as defined in Section 3(3) of ERISA;

     (2)  plans described in Section 4975(e)(i) of the Internal Revenue Code; or

     (3) entities whose underlying assets include plan assets, as defined below, by reason of a plan's investment in the entity.

Each of these are referred to as a "plan" in this section of the prospectus.

     ERISA's general fiduciary standards provide that a plan fiduciary, before investing in a trust certificate, should determine whether the investment is permitted under the governing plan instruments. As well, those standards require a fiduciary to determine if the investment is appropriate for the plan in view of the plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Internal Revenue Code prohibit certain transactions that involve both the assets of a plan and persons who have certain specified relationships to the plan. Those persons are "parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Internal Revenue Code. A plan fiduciary considering an investment in trust certificates should consider whether the investment might constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

     An investment in trust certificates by a plan might result in the assets of the trust being deemed to constitute plan assets. In turn, if the trust assets are deemed to be plan assets, certain aspects of the investment, including the operation of the trust that holds the assets, might be prohibited transactions under ERISA and the Internal Revenue Code. Neither ERISA nor the Internal Revenue Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor regulations, if a plan acquires an "equity interest" in an entity, such as a trust, the underlying assets of the entity may be plan assets for certain purposes. Those purposes include the prohibited transaction provisions of ERISA and the Internal Revenue Code. As a result, if a plan acquired a trust certificate, for certain purposes under ERISA and the Internal Revenue Code, including the prohibited transaction provisions, the plan would be considered to own its share of the underlying assets of the trust unless:

     o    the trust certificate is a "publicly-offered security"; or

     o    equity participation by "benefit plan investors" is not "significant".

Under that same regulation, a "publicly offered security" is a security that is:

     (1)  freely transferable;

     (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering; and

     (3)  either is:

          o part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act; or

          o sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Exchange Act within 120 days, or later if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

     Participation by benefit plan investors in the trust certificates would not be significant if immediately after the most recent acquisition of a trust certificate, whether or not from the depositor or Merrill Lynch, less than 25% of:

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

     (1)  the value of the class of trust certificates; and

     (2) the value of any other class of trust certificates that is not a security under the Regulation,

were held by benefit plan investors, which are defined as employee benefit plans not subject to ERISA, such as governmental plans, and plans, as defined above.

     We anticipate that some offerings of trust certificates will be structured so that assets of the trust will not be deemed to constitute plan assets. In these cases, the relevant prospectus supplement will indicate either that the trust certificates will be considered publicly offered securities under Section 2510.3-101 of the United States Department of Labor regulations or that participation by benefit plan investors will not be significant for purposes of that regulation.

     In other instances, however, the offering of trust certificates may not be so structured. In those cases, the assets of the trust may be deemed to be plan assets and transactions involving:

     o    the depositor,

     o    an underwriter,

     o    the trustee,

     o    any trustee with respect to underlying securities,

     o    any obligors with respect to underlying securities, or

     o    affiliates of the obligors

might constitute prohibited transactions with respect to a plan holding a trust certificate unless:

     (1) one or more prohibited transaction exemptions, which are generally referred to as "PTEs", apply; or

     (2) in the case of an issuer of underlying securities, that issuer is not a disqualified person or party in interest with respect to the plan.

Plans maintained or contributed to by the depositor, an underwriter, the trustee, a trustee with respect to underlying securities, any issuer of underlying securities, or any of their affiliates, should not acquire or hold any trust certificates.

     If the trust is deemed to hold plan assets, the underlying securities would appear to be an indirect loan between the issuer of the underlying securities and any plan owning trust certificates. However, the loan, by itself, would not constitute a prohibited transaction unless the issuer is a party in interest or a disqualified person with respect to that plan.

     If the underwriter with respect to an offering of trust certificates is a broker-dealer registered under the Exchange Act and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer, an exemption may exist. Sales of trust certificates by those underwriters to plans may be exempt under PTE 75-1 if all of the following conditions are satisfied:

     (1) the underwriter is not a fiduciary with respect to the plan and is a party in interest or disqualified person solely by reason of Section 3(14)(B) of ERISA, Section 4975(e)(2)(B) of the Internal Revenue Code or as a result of a relationship to a person described in those sections;

     (2) the transaction is at least as favorable to the plan as an arm's-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Internal Revenue Code; and

     (3) the plan maintains for at least six years those records necessary to determine whether the conditions of PTE 75-1 have been met.

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

     Custodial services and any other services tendered by the trustee or any trustee with respect to underlying securities might be exempt transactions pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Internal Revenue Code. Those sections exempt services that are necessary for the establishment or operation of a plan, that are provided under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated without penalty upon reasonably short notice under the circumstances. However, those statutory exemptions do not provide exemptive relief for prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Internal Revenue Code.

     Other prohibited transaction exemptions could apply to the acquisition and holding of trust certificates by plans and the operation of the trust, including, but not limited to:

     o PTE 84-14, an exemption for certain transactions determined by an independent qualified professional asset manager;

     o PTE 91-38, an exemption for certain transactions involving bank collective investment funds;

     o PTE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts; and

     o PTE 95-60, an exemption for certain transactions involving insurance company pooled general accounts.

     If an offering of trust certificates will result in the trust assets being deemed to constitute plan assets the applicable prospectus supplement will provide that a plan, by acquiring and holding a trust certificate, will be deemed to have represented and warranted to the depositor, trustee, and underwriter that the plan's acquisition and holding of a trust certificate does not involve a non-exempt prohibited transaction. That representation and warranty will extend to include the activities of the trust.

     Any plan or insurance company investing assets of its general account and proposing to acquire trust certificates should consult with its counsel.


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

                                  UNDERWRITING

     Trust certificates may be offered in any of three ways: (1) through underwriters or dealers, (2) directly to one or more purchasers or (3) through agents. The applicable prospectus supplement will set forth the material terms of the offering of any series of trust certificates, which may include:

     o    the names of any underwriters or initial purchasers;

     o the purchase price of the trust certificates and the proceeds to the depositor from the sale;

     o whether the trust certificates are being offered by the applicable prospectus supplement in connection with trading activities that may create a short position or are being issued to cover that short position;

     o any underwriting discounts and other items constituting underwriters' compensation;

     o    any initial public offering price;

     o    any discounts or concessions allowed or reallowed or paid to dealers;

     o any securities exchanges on which the trust certificates may be listed; and

     o the place and time of delivery of the trust certificates to be offered through the applicable supplement.

     If underwriters are used in the sale, they will acquire the trust certificates at a fixed price for their own account and they may resell them from time to time in one or more transactions, including:

     o    negotiated transactions;

     o    at a fixed public offering price; or

     o    at varying prices determined at the time of sale.

     The trust certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the U.S. will include Merrill Lynch. The obligations of those underwriters to purchase trust certificates will be subject to some conditions precedent and the underwriters will be obligated to purchase all trust certificates if any trust certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Agents designated by the depositor may from time to time sell trust certificates. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of trust certificates and any commissions that the depositor has to pay that agent. Unless otherwise indicated in the applicable prospectus supplement, the agent will act on a best-efforts basis for the period of its appointment.

     If the applicable prospectus supplement so indicates, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase trust certificates at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in that prospectus supplement. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement. The prospectus supplement will also set forth the commissions payable for solicitation of those contracts. Any underwriters, dealers or agents participating in the distribution of trust certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of trust certificates may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters or their affiliates may be required to make in respect thereof. Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of business.

     Only trust certificates rated in one of the investment grade rating categories by a rating agency will be offered by this prospectus. Affiliates of the underwriters may act as agents or underwriters in connection with the

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

sale of the trust certificates. The applicable prospectus supplement will name any affiliate of the underwriters acting as agents and will describe its affiliation with the underwriters. The underwriters or their affiliates may act as principals or agents in connection with market-making transactions relating to the trust certificates or trading activities that create a short position. The prospectus supplement related to the trust certificates for which a market is being made or a short position is being either created or covered will be delivered by the underwriters or affiliates.

     The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                  LEGAL MATTERS

     Shearman & Sterling, New York, or other counsel identified in the applicable prospectus supplement, will pass on the validity of the trust certificates for the depositor and the underwriters.

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                           _______ Trust Certificates
                               ($25 Stated Amount)



                                      PPLUS

                    FLOATING RATE CALLABLE TRUST CERTIFICATES
                                  SERIES _____




                -------------------------------------------------
                              PROSPECTUS SUPPLEMENT
                -------------------------------------------------






                               Merrill Lynch & Co.



                                  _______, 2004








         Until 25 days after the date of this prospectus, all dealers effecting transactions in the offered trust certificates, whether or not participating in the distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This requirement is in addition to the obligations of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================